Exhibit 1

This document is a free translation only. Due to the complexities of language translation, translations are not always precise. The original document was prepared in Portuguese, and in case of any divergence, discrepancy or difference between this version and the Portuguese version, the Portuguese version shall prevail. The Portuguese version is the only valid and complete version and shall prevail for any and all purposes. There is no assurance as to the accuracy, reliability or completeness of the translation. Any person reading this translation and relying on it should do so at his or her own risk.

Amendment to the Consolidated Judicial Reorganization Plan of

Oi S.A. – under Judicial Reorganization

Telemar Norte Leste S.A. – under Judicial Reorganization

Oi Móvel S.A. – under Judicial Reorganization

Portugal Telecom International Finance BV – under Judicial Reorganization

Oi Brasil Holdings Coöperatief UA – under Judicial Reorganization

September 8, 2020

1.                Presentation

Due to a series of economic and financial factors that affected Oi Group’s transactions (as defined below) and contributed to the worsening of its financial situation, the following companies OI S.A. – Under Judicial Reorganization (“Oi”), a publicly-held company, registered with the National Register of Legal Entities of the Ministry of Finance (CNPJ/MF) under No. 76.535.764/0001-43, with its registered office and principal place of business at Rua do Lavradio nº 71, Centro, Rio de Janeiro - RJ, ZIP CODE 20230-070; TELEMAR NORTE LESTE S.A. – Under Judicial Reorganization (“Telemar”), a closely-held company, registered with the CNPJ/MF under No. 33.000.118/0001-79, with its registered office and principal place of business at Rua do Lavradio nº 71, Centro, Rio de Janeiro - RJ, ZIP CODE 20230-070; OI MÓVEL S.A. – Under Judicial Reorganization (“Oi Móvel”), a closely-held company, registered with the CNPJ/MF under No. 05.423.963/0001-11, with its registered office and principal place of business in Setor Comercial Norte, Quadra 3, Bloco A, Edifício Estação Telefônica, térreo (parte 2), Brasília - DF, [sic.] in Setor Comercial Norte, Quadra 3, Bloco A, Edifício Estação Telefônica, térreo (parte 2), ZIP CODE 70.713-900; PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – – Under Judicial Reorganization (“PTIF”), a private limited company organized according to the Laws of the Netherlands, with its registered office in Amsterdam, Delflandlaan 1 (Queens Tower), Office 705, 1062 EA, and principal place of business in this City of Rio de Janeiro; and OI BRASIL HOLDINGS COÖPERATIEF U.A. – Under Judicial Reorganization (“OI COOP”), a private limited company organized according to the Laws of the Netherlands, registered with the CNPJ/MF under No. 16.770.090/0001-30, with its registered office in Amsterdam, Delflandlaan 1 (Queens Tower), Office 705, 1062 EA, and principal place of business in this City of Rio de Janeiro (OI, TELEMAR, OI MÓVEL, PTIF and OI COOP jointly hereinafter referred to as “OI GROUP” or “DEBTORS), together with the companies COPART 4 PARTICIPAÇÕES S.A. – Under Judicial Reorganization and COPART 5 PARTICIPAÇÕES S.A. – Under Judicial Reorganization, which were subsequently merged with and into Telemar and Oi, respectively, on June 20, 2016, filed for Judicial Reorganization (“Judicial Reorganization”) before the 7th Commercial Court of the Judicial District of the Capital City-RJ (“Judicial Reorganization Court”). On June 29, 2016, the request for processing the Judicial Reorganization of Oi Group was granted by the Judicial Reorganization Court and the respective Judicial Reorganization Plan was approved by Oi Group

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creditors at the Creditors’ General Meeting held on December 19 and 20, 2017 and ratified by the Judicial Reorganization Court by decision issued on January 8, 2018 and published on February 5, 2018 (“PRJ” or “Original Plan”, which is included in Exhibit I to this Amendment).

In view of the need to restructure both Oi Group’s transactions and liabilities, the Original Plan described the different conditions and measures to be adopted to reverse Oi Group’s momentary crisis according to art. 53 of Law No. 11.101/2005 (“LFR”), having demonstrated its economic-financial and operational feasibility, as well as the profitability of its activities. The Original Plan presented detailed information on the origin of the funds for the reestablishment and continuity of Oi Group’s business and social activities, its current needs and mainly the schedule for the discharge of its obligations with the Pre-Petition Creditors as novated by such PRJ.

Notwithstanding the good progress of the implementation of the measures set forth in the Original Plan, which have already been largely concluded and were important to the recovery of the Debtors, the Oi Group understands that it is necessary to improve the Original Plan considering a new legal, regulatory and market context, thus allowing the preservation of its business activities and, consequently, the maintenance of the production source and jobs, and the promotion of its social function. Such improvement results mainly from (i) unpredictable external factors at the time of the approval of the Original Plan, which will be detailed throughout this Amendment to the Original Plan (“Amendment” or “Amendment to the PRJ”), (ii) the changes that Oi Group had to make in its strategic business plan (“Strategic Plan”) and furthermore (iii) the possibility to improve the payment conditions of small creditors.

The feasibility of the measures set forth in this Amendment for the reorganization of Oi Group and the preservation of its business activities is attested and confirmed by the feasibility report, pursuant to art. 53, items II and III, of LFR, which is included in Exhibit II to this Amendment.

2.                Definitions and Interpretation Rules

2.1.           Definitions and Interpretation. The capitalized terms and expressions used in this Amendment will have the meanings assigned to them in the Original Plan,

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except if expressly amended by this Amendment, under its Clause 6.21. The principles and interpretation rules described in the Original Plan are, by this clause, incorporated and fully apply to this Amendment, except in relation to the provisions of Clause 6.1 of this Amendment, whose terms will be incorporated into the Original Plan.

3.                Measures Implemented in Compliance with the Original Plan

Since the approval and ratification of the Original Plan, Oi Group has been working together with external legal and financial advisors, in Brazil and abroad, to comply with all the measures provided therein in order to complete the restructuring idealized in the Original Plan and pay its creditors on a timely basis.

Among the measures successfully implemented by Oi Group, the Creditors Agreement Program stands out, under which more than thirty thousand creditors had their credits, that were up to fifty thousand reais (BRL 50,000.00), paid soon after the publication of the decision that ratified the Original Plan, as set forth in Clause 4.4.

Oi Group also met all the payment deadlines set forth in the Original Plan of the (i) Labor Creditors, pursuant to Clause 4.1; (ii) Unsecured Creditors holders of ME/EPP Credits or Class III Credits, pursuant to Clause 4.3.1.1; and (iii) installments theretofore due to the Strategic Supplier Creditors, pursuant to Clause 4.3.5, as well as the deadline for the extinction of the Intercompany Credits to be agreed, pursuant to Clause 4.6.

In compliance with Clause 4.3.3.5 of the Original Plan, at the end of July 2018, a substantial part of Oi Group’s debt was converted into capital, through a Capital Increase – Credit Capitalization, whereupon one billion, five hundred and fourteen million, two hundred and ninety-nine thousand, six hundred and three (1,514,299,603) new common shares and one hundred and sixteen million, four hundred and eighty thousand, four hundred and sixty-seven (116,480,467) subscription bonus were subscribed, reducing the net liabilities of the Debtors in more than eleven billion reais (BRL 11,000,000,000.00).

In compliance with Clause 6 of the Original Plan, on January 25, 2019, Oi Group completed the Capital Increase New Funds, whereby shareholders and Backstopper Investors subscribed and paid in three billion, two hundred and twenty-five million,

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eight hundred and six thousand, four hundred and fifty-one (3,225,806,451) new common shares, representing a contribution of new funds at Oi in the total amount of four billion reais (BRL 4,000,000,000.00).

Pursuant to Clauses 3.1.3 and 5.1 of the Original Plan, Oi Group completed the disposal of several assets, as a way of obtaining funds essential to the restructuring of the Debtors, including real properties and the relevant sale operations of the equity interests held in PT Ventures SGPS, completed on January 24, 2020, and in Cabo Verde Telecom, S.A., completed on May 21, 2019.

In order to strengthen and optimize their corporate structure, the Debtors merged Oi Internet with and into Oi Móvel, and Coparts 4 and 5 with and into Telemar and Oi, respectively.

Since the approval of the Original Plan, Oi Group has also successfully completed the changes set forth in its corporate governance, replacing the Transitional Board of Directors in due course with the current Board of Directors, entirely composed of independent directors. In addition, a balanced transition was implemented in the composition of Oi Executive Board, as provided for in the PRJ, which culminated in the leave of the officers responsible for implementing the measures and obligations set forth in the Original Plan, by new statutory officers to lead this new phase of the company, focused on the modernization of its fiber network and digitalization of services, with greater operational and financial flexibility.

All obligations and measures that depended exclusively on the Debtors were duly and successfully carried out, allowing Oi Group to comply with the Original Plan and achieve a more efficient level of operational performance.

However, for the reasons set out below, it is essential to adjust the route, with the approval of this Amendment, so that Oi Group may adapt to the current reality of the Brazilian and world economy. The measures proposed in this Amendment will allow Oi Group to implement its Strategic Plan consisting of the assumption of an even more relevant role in the creation of the largest telecommunications network in Brazil, replacing the old copper network with modern fiber-optic networks essential to

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guarantee the quality and speed of mobile and fixed connections that the company requires.

Moreover, it will be possible to face the challenges of the Brazilian telecommunications sector, which require new investments and adaptation by companies in the sector due to the growing demand for services provided with intensive use of information technology.

4.                Reasons and Purposes of the Amendment to the Original Plan

4.1.           Main Reasons for the Amendment. The need to amend the Original Plan arises from a series of factors that jointly indicate a relevant change in the context considered at the time of the preparation of the Original Plan.

Despite the fulfillment, up to the date hereof, of the obligations set forth in the Original Plan and the evident improvement in Oi Group’s operational indicators, which demonstrate the feasibility of the Debtors, several measures set forth in the Original Plan have not yet been fully implemented. External and unpredictable factors require the amendment of certain clauses and the inclusion of others in order to maximize the liquidation of assets, increase Oi Group’s investment capacity, enable the implementation of its Strategic Plan and eventually anticipate the payment of its debts.

Among the relevant issues that justify the amendment to the Original Plan is the retention of major funds in court deposits. Such funds were part of the financial projections that served as a basis for the preparation of the Original Plan and should have been fully raised by Oi Group after the approval and ratification of the Original Plan, pursuant to its Clause 3.1.8. Despite the successive orders rendered by the Judicial Reorganization Court determining the release of the deposits in favor of Oi Group, the amounts could not be released because of two main factors: (i) insurgency of pre-petition creditors that sought to satisfy their credits through the undue release of deposits; and (ii) existence of courts, throughout the national territory, that did not allow Oi Group to release the amounts deposited or, worse, that ordered the release of such amounts by pre-petition creditors, contrary to the provisions of the Original Plan and LFR, which is the subject-matter of an extensive judicial proceeding.

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       The Original Plan, under its Clause 5.1, and as permitted by art. 66 of LFR, also established that Oi Group could dispose of assets, including real properties, some of which are listed in its Exhibit 3.1.3, as an additional way of obtaining funds to comply with the obligations and increase the investment capacity. However, in addition to the evident economic crisis that, in the last two years, has affected and still affects the Brazilian economy, the current health crisis caused by COVID-19 has impaired the market in general, reduced the liquidity of the financial market and, above all, of the real estate market, making it difficult to receive advantageous proposals for the disposal of a large part of Debtors’ assets. Revenues from the disposal of all real properties and other assets, expressly set forth in the projections that support the Original Plan, therefore, have not yet been effectively received by Oi Group at the estimated levels.

An additional aspect that demands the amendment of the Original Plan is the insurgency of the National Telecommunications Agency (“ANATEL” or “Agency”, the largest individual pre-petition creditor of Oi Group, regarding the submission of its credits, resulting from administrative fines, to the effects of the Judicial Reorganization. In fact, it was only very recently that a legal rule was finally published, introducing in Brazil the possibility of settlement of public credits.

Due to the foregoing, the Amendment to the PRJ has, as one of the main purposes, to establish more efficient mechanisms to implement asset sales already authorized by Clauses 3.1.3 and 5.1 of the Original Plan, as well as to create new ways of fund-raising, which may enable alternative solutions, also already set forth in the Original Plan, for the payment of relevant credits, notably the one held by ANATEL.

In addition, at the time of the preparation and approval of the Original Plan, the expectations were high, given the information provided by the Government regarding the adoption and implementation of measures by the Executive and Legislative Branches to adapt the Brazilian telecommunications regulatory framework to the technological reality of the sector, which would provide a desirable increase in the competitiveness of current landline carriers and would be a determining factor to contribute to the reestablishment of Oi Group.

However, the initiatives expected and necessary for the Brazilian telecommunications sector have only actually evolved more recently, much later than

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was expected by the market and many of them still await regulation to be implemented. It is the case, for example, of Law No. 13,879/2019, which arose from the Bill of Law of the Chamber 79 (“PLC 79”) - that is, more than three years of procedure in all, which resulted in the delay of the actual regulation of the implementation of adapting the concessions to authorizations, through which Oi expects that the sustainability of the service is reestablished. This delay reflected negatively on Oi Group’s economic and financial reorganization.

In this context, the Debtors were and continue to be excessively burdened by the heavy regulatory obligations related to the provision of public telephone services and by the rigorousness of ANATEL in the exercise of its inspection duties due to facts related to technically anachronistic procedures.

In this respect, for example, the publication of the General Plan of Universalization Goals IV occurred only in December 2018, instead of December 2015 - according to the successive changes of Clause 3.2 of the Concession Agreement, which set forth such date in the text. This forced Debtors to maintain the allocation of valuable resources to comply with legal and regulatory obligations without practical or economic sense, such as the installation and maintenance of a large network of obsolete and deficient Public-Use Telephones, a service hardly used by the society. In addition, the delay in the publication of the General Plan of Universalization Goals IV further caused the delay in raising new funds set forth in the Original Plan, since such publication was one of the conditions for the implementation of the Capital Increase New Funds described in the Original Plan.

An example of this lack of proportion between the obligations imposed to the Debtors, within the scope of the universalization requirements, vis-à-vis its financial compensation, the figures related to the Public-Use Telephones mentioned above are representative: Oi Group in 2016 operated approximately six hundred and forty-one thousand (641,000) public telephones across Brazil (with the exception of São Paulo), at an annual cost of approximately one hundred eighty million Reais (BRL 180,000,000.00), while the annual revenue generated by these public telephones was only two million seven hundred thousand Reais (BRL 2,700,000.00) in such year of 2016 (considering that a reduction of more than 90% was verified between 2009 and 2016). And, as

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aforementioned, the current obligations in 2016 were maintained until the end of 2018, when the General Plan of Universalization Goals IV was finally published.

Also in this context, as mentioned, the completion of the procedure of the PLC 79 and its conversion into Law No. 13,879/2019, which brought to the Brazilian legal system the possibility of adapting the public telecommunications service concessions in authorizations, under the private law regime, only materialized very recently, already in the second semester of 2019.

The long-awaited effectiveness of the new regulatory framework may represent a new horizon for the entire Brazilian telecommunications sector and for the maintenance of Oi Group’s business activities for several reasons. In this regard, Debtors emphasize at least three (3) of them:

First, Law No. 13879/2019 included the possibility of the concession agreements for the provision of landline telephony services to be adapted to authorizations, so that the exploration of this service is carried out under the private law regime. The migration of the public law regime to the private law regime makes several regulatory obligations levied on the concession (such as continuity and reversibility) flexible, promoting greater operating efficiency to the groups that operate under such regime and, mainly, the amount of regulatory obligations, a new perspective to explore the landline telephony service in Brazil.

Second, Law No. 13,879/2019 more clearly limited the reversibility of goods used for the simultaneous provision of landline telephony service in a public law regime and of other telecommunications services in a private law regime (the so-called “multi-service goods”), setting forth that such goods must be valued at the proportion of its use to the concession. With such movement, Law No. 13,879/2019 recognized that the reversibility of multi-service goods must be operated only on the possession of the portion actually used to provide the Commuted Fixed Telephony Service (“STFC”) in a public law regime, overcoming a long dispute in the telecommunications sector and adding an important legal safety to the agents that operate in such sector.

Third, Law No. 13,879/2019 gave greater flexibility to the telecommunications sector by disconnecting the terms for the radiofrequency use right from the terms for

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authorization to provide the services. Thus, the change allows the creation of a secondary radiofrequency market, with the negotiation of bands between carriers, in order to reach a more efficient allocation of the spectrum.

Also, considering this and other progresses made, it is important to note that several aspects of Law No. 13,879/2019 still need to be regulated by ANATEL, based on mechanisms to be defined by this Agency throughout the year of 2020, and later, as the case may be, reviewed by the Federal Budget Oversight Board - TCU. Therefore, the practical effects of the new Law for the Oi Group and other groups that hold the landline telephony concession shall be produced, at least, only as of the second semester of 2021. In addition, to this point, the new rules set forth in Law No. 13,879/2019 still have not had an impact in the decisions of ANATEL due to the lack of specific regulation of the legal text, which has been delaying the necessary initiatives for disposal of assets of Debtors and the consequent cash reinforcement.

It is the case, for example, of those that will set forth regarding the operationalization of the reversal of multi-service goods or regarding the coverage obligations that will be required from the concession companies that choose to adapt the concessions and authorizations set forth in Law No. 13,879/2019 - a matter that is fundamental to verify, from the business point of view, the convenience and opportunity of a regime migration.

In fact, the central rules to ensure the implementation of the changes brought by Law No. 13,879/2019 were recently submitted to Public Inquiry by ANATEL and still have not gone into force, namely, the Regulation to Adapt STFC Concessions for Authorizations and the Regulation for STFC Continuity. The approval and entry into force of these regulations is relevant to make it feasible to migrate the landline telephony service provision to the private law regime, and to update the subject of monitoring and control of the reversible assets of the concession by ANATEL, making the exploration of this service more dynamic and, therefore, more competitive in the sector.

Regarding the Regulation for STFC Continuity, the draft, as submitted to Public Inquiry, clarifies that the reversal of shared-use assets must be carried out by the end of the concession agreement with the assignment of the right to use the portion employed

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to the landline telephony service provision, clarifying, at once, that: (i) the reversal of the assets indispensable to the service must be made through the transfer of possession of the asset, as it had already been defined in article 102 of Law No. 9,472/1997; and that (ii) the burden of reversibility shall not fall on the portion of the same asset employed for the service provision in private law regime. That is, the regulation clarifies, in order to adhere to the legislation, how the reversal at the end of the concession will operate - i.e. through a capacity concession agreement.

In turn, the Regulation to Adapt STFC Concessions for Authorizations is a fundamental initiative of ANATEL to limit the procedure for migration of the landline telephony service provision (that is, from the public law regime to the private law regime), and to determine the methodology and the assessment criteria of the economic value of the adaptation. As established in article 144-B of the General Telecommunications Law, amended by Law No. 13,879/2019, the balance arising from the adaptation of concessions will be reverted in investment commitments, so that its assessment is relevant to, in one hand, make it possible for new investments to be made in the telecommunications sector, and, on the other hand, ensure the feasibility of the STFC, provided in the future in a private law regime.

Still considering the aspect of the approval of the regulation of the concession adaptations, the calculations must consider the economic status of the concession to reestablish its sustainability, which would balance the negative result operated by the respective concession.

In other words, Oi Group has important strengths and a competitive differential recognized by the market in general and, more recently, it started to rely on a legal and regulatory context that is increasingly favorable to the implementation of changes to its business model.

However, until the entire necessary regulation is definitively approved, Oi Group still needs to channel precious funds, for longer than expected solely and exclusively due to regulatory reasons, to finance public policies for the universal provision of landline services no longer considered necessary by the society in general and which, as previously mentioned, are lacking. Such high cash spending and investments that are completely misaligned with the reality of the market cause

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unsustainable losses to the Oi Group, in addition to reducing the resources that are necessary to invest in its areas for growth and sustainability of potential future businesses, such as fiber optic and the modernization of its mobile networks.

Due to the difficulties presented above, the new management of Oi Group was fast in assessing, developing, communicating and starting to operate a new a Strategic Plan focused on its competitive edge. The Oi Group communicated its new Strategic Plan to the market in the second semester of 2019 and informed that it sought to redirect efforts to compensate several difficulty factors in the execution of the Original Plan, as described in this Amendment. After disclosing the new Strategic Plan to the market, the Oi Group received positive comments and the acceptance of investors, market analysts and the vast majority of the stakeholders involved in the reorganization of the Oi Group.

Moreover, as a subsequent fact, on March 11, 2020, the World Health Organization (WHO), linked to the United Nations (UN), in view of the proliferation of the disease caused by the New Coronavirus (COVID-19), stated the existence of a global pandemic.

On March 20, 2020, a state of emergency was decreed under Decree No. 7,257/2010 and Provisional Measure No. 926 was enacted, which specifically regulated the operation of essential health and commercial establishments, as well as the rules for controlling the circulation of the population throughout the national territory.

At a regional and local level, several States and Municipalities have also determined and continue to implement a series of measures, such as the suspension of the operation of non-essential commercial establishments, the restriction of the circulation of people between States, Municipalities or even within the same Municipality, the prohibition of public and private events, among other measures, which directly and drastically affected economic activities in general, and especially in the telecommunications market.

Oi Group, notwithstanding the context previously mentioned that had already given rise to the need to adjust the Original Plan, also suffers from the impacts of the pandemic, which has already had severe effects in the global economy and the economy

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of Brazil, with direct impact in the agreements entered in several sectors and, mainly, with the reduction of revenue from services considered essential.

In the case of Oi Group, the first impacts are in the reduction of its revenues as a result of the decrease in the volume of mobile recharges (pre-paid plans) and new activations due to the necessary social distancing. In addition, Oi Group also faces the increase in default indicators caused by the increase in unemployment levels, the reduction of the economic capacity and income of the majority of the Brazilian population. This problem is increased by several measures being currently implemented in the federal, state and municipal scopes that are not very consistent and that, in a way, have influenced the Oi Group’s operations and, increased costs and restricted its service and product sales activities. Also, other socio-economic factors, as the interruption of the economic activity of several sectors, the decrease in the trust of businessmen, investors and workers, the interruption of future projects and the uncertainties regarding the levels of activities and the future capacity of investment and consumption in the country have contributed to such reduction in the revenues of the Oi Group.

In addition to the impacts mentioned above, the global pandemic has affected companies under judicial reorganization in several different ways. In the case of Oi Group, several measures to raise funds and restructure its activities that were in progress, such as the disposal of assets, corporate restructuring and the contracting of additional financing to guarantee the planned investments, were suspended or significantly delayed due to such health crisis in Brazil.

Also, as previously mentioned, the reduction in the liquidity of the financial market and of the appetite to risk for operations involving companies under judicial reorganization had a significant and negative impact on the entry of short-term revenues already set forth in Oi Group’s Strategic Plan disclosed to the market, in addition to creating uncertainties and causing delays in the implementation of certain processes set forth in such plan. As an example, there are the attempts to dispose of its assets in mobile towers, data centers, in addition to other initiatives that were being developed to give Oi Group more financial and corporate flexibility in order to restructure the assets to be maintained in Oi Group and maximize its economic value, and that ended up frustrated for the reasons mentioned.

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The combination of these factors, therefore, in this moment hinders the process, the reestablishment and full reorganization of Oi Group, which, for reasons beyond their control and will, was not successful in reaching the level of revenue increase and fund-raising set forth in the projections that supported the Original Plan. Such fact reinforced the need to submit this Amendment, as a form of restructuring of the obligations and maximization of the revenue arising from the disposal of assets that, despite having already been properly approved by the Creditors pursuant to Clause 5.1 of the Original Plan, it proved to be necessary to structure it in the form of Isolated Production Units to give greater security to the purchasing interested parties and maximize the cash return for the Debtors.

Also in this context, the National Council of Justice (“CNJ”), recognizing the seriousness of the pandemic and its harmful effects on the companies under judicial reorganization, issued a recommendation to the bodies of the Executive Power to the effect that they authorize the “presentation by the obligor, which is already in the process of compliance with the plan approved by the creditors, of an amending judicial reorganization plan to be resubmitted to the Creditors’ General Meeting, within a reasonable time, when the obligor’s capacity to fulfill its obligations is diminished by the crisis resulting from Covid-19 pandemic”. The National Council of Justice (“CNJ”) itself acknowledged that the consequences of the pandemic had relevant impacts on the fulfillment of the judicial reorganization plans already approved, as well as that the submission of amendments to such plans must be admitted, in order to adapt them to the to the new social, economic and financial reality in Brazil and worldwide. Such CNJ’s positioning reinforces the need, already expressed by Debtors in December 2019 and authorized by the Judicial Reorganization Court in January 2020, for them to implement new measures to restructure their obligations and submit this Amendment to the appreciation of its creditors and the Judicial Reorganization Court.

4.2.           Economic and financial feasibility of Oi Group companies. Despite the difficulties and factors that made Oi Group resort to Judicial Reorganization, all measures set forth in the Original Plan allowed a partial reversion of the economic instability and the increase in the economic capacity of Oi Group.

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       The activities carried out by the Debtors remain feasible, having generated for Oi Group, between 2016 and 2019, gross revenue of one hundred and thirty billion, four hundred and ninety-one million, nine hundred and eighty-three thousand, eight hundred and forty-five reais and eighteen centavos (BRL 130,491,983,845.18) and net revenue of about eighty-three billion, nine hundred and ninety-six million, eight hundred and forty-eight thousand, five hundred and fifty-nine reais and fifty-nine centavos (BRL 83,996,848,559.59). In fact, despite the drop of fixed voice revenues (concession), Oi has been reinventing itself and taking advantage of its telecommunications network more efficiently in order to save and apply the necessary funds in the modernization of such network for the use of fiber optics instead of copper, bringing more quality and speed to the connections. In addition, recent events reinforce the conclusion regarding the feasibility of Oi Group. With the launch of the new “Oi” brand, it has been observed, so far, the (i) significant increase in the sale of new postpaid mobile phone plans, (ii) exponential growth in the sale of “Oi Fibra”, a very high speed broadband with fiber up to the client’s home (FTTH), (iii) increase in operational efficiency, (iv) decrease in the rate of disconnection of services, (v) reduction of complaints to ANATEL and PROCON in relation to the quality of the services and mainly (vi) significant increase in homes passed with fiber optics (Homes Passed).

Since 2016, Oi Group has been improving its operational indicators and also demonstrating the execution capacity and feasibility of its Strategic Plan, putting into practice the plan to return the focus of its activities to the exploration of its main strengths, notably the fiber-optic network. In the last two (2) years, Oi Group has been accelerating its strategy of investing in fiber-optic infrastructure to provide services with greater speed and quality and to become even more competitive in the telecommunications market, which will sustain the future growth of its revenues, replacing revenues from services provided under old and less efficient infrastructure (copper and satellite TV).

In this regard, despite the efforts by the Oi Group to streamline and render the cable TV service provision more efficient, said services proved to be unfeasible, especially those that explore the Direct to the Home (DTH) grant. In fact, the cost structure and the growing change to the profile of the social demand for more flexible services and linear online access (streaming) resulted in a decrease of the DTH service client base, which, associated with the recent opinion by ANATEL concerning this

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matter, increased even further the deficit of the maintenance of this service by the Oi Group.

The composition of the cost structure of the cable TV service provided through a DTH grant (use of satellite dishes) involves a very inefficient component, which is the use of the satellite capacity. In Oi’s case, said component was contracted a while ago, under the take or pay modality (contracting of fixed capacity provision), which, therefore, does not permit it to be optimized without a relevant and growing client base.

In order to define the best strategy to handle the reality described above without the Oi Group failing to focus on its strategic fiber plan, which requires relevant funding, the Oi Group and its financial advisers concluded that the strategy that is the most suitable for the Oi Group’s interests would be to dispose of the cable TV business, by transferring the related assets and liabilities, to eliminate this financial inefficiency. On the other hand, the Oi Group may ensure an important interest in revenue generation by providing TV services via IP protocol (IPTV), as it is, based on the analysis done by the Oi Group and its advisers, the one with the greatest opportunity for growth and fulfillment of the current and future social demand.

Furthermore, the conversion of PLC 79 into Law No. 13,879/2019 set forth, as seen above, the premises for the new legal regime of reversible assets and the path for the early extinction of concessions, both matters which regulation is in progress. It is believed, therefore, that this regulation will finally recognize the need not only for a change in the legal regime for the provision of telecommunications services, but for an important adjustment in the forms of coverage and provision of these services in a continental Country, such as Brazil. This change, as a recognition of the deleterious effects that such policy has caused for a very long time, will end the obligations and costs of telecommunications carriers resulting from a public policy that is absolutely outdated, economically unbalanced and financially unfeasible, channeling investments to provide services that are actually and currently considered as essential by the society.

Regarding this matter, it is worth mentioning that the effects already produced by this policy, which are not yet balanced by the potential relieve of the regulatory obligations, have motivated discussions between the landline telephony service concession companies and ANATEL regarding the economic-financial balance and the

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sustainability of the concessions. By request of ANATEL itself, the Oi Group indicated to this Agency a series of events that affected the balance of the economic-financial equation throughout the execution of its concession agreements, which demanded the work of the Public Authorities in the sense of recomposing it.

In such discussions, in addition to occasional events that caused extraordinary losses to the Oi group in the execution of its concession agreements, the recognition of the frank situation of unsustainability affects the landline telephony service provision in a public law regime. After all, it is a known fact that, throughout the years, there was a constant loss of the economic substrate that guides the distribution of liens between the parties in the relation negotiated in the concession agreements, mainly due to the loss of space of the landline telephony services to mobile services and Internet applications (such as, for example, VoIP).

4.3.           Purposes of the Amendment. In view of the foregoing, it is essential that, pursuant to art. 53 coupled with art. 50 of LFR and Clause 11.7 of the Original Plan, and also, reinforced by the previously mentioned Precedent of the CNJ, it is amended according to the terms and conditions set forth below mainly (i) to provide for the possibility of forming isolated production units (UPIs) through the segregation of certain businesses and/or isolated assets of Oi Group and the disposal thereof under the security and benefits ensured by LFR, so as to maximize their worth and provide the resources necessary to preserve the Debtors; (ii) to clarify and give Oi Group the necessary flexibility and security to carry out the disposal of items and assets already authorized by Clauses 3.1.3 and 5.1 of the Original Plan; (iii) to allow the execution of corporate reorganizations to be implemented by Oi Group, already authorized by Clause 7.1 of the Original Plan and included in this Amendment, to give Oi Group more operational efficiency, maximize its value and allow the fulfillment of the obligations set forth in the Original Plan and in this Amendment; (iv) to improve the payment conditions for a substantial part of small creditors, as determined in the court decision rendered by the Judicial Reorganization Court; (v) to allow the contracting of financing and other forms of additional funding by the Debtors to maintain the necessary investments and pay their creditors, as set forth in the PRJ and their Strategic Plan; (vi) to remedy gaps or conflicts that may be determined as Oi Group’s reorganization measures set forth in the Original Plan are being implemented; and (vii) to allow the segregation to a company that is part of the economic group of the Debtors regarding

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some fiber and infrastructure assets, which will be used to accelerate investments in the expansion of the fiber-optic network, and this company may access the financial market and raise additional funds with lower costs from a more flexible and efficient capital structure.

Specifically regarding the UPIs mentioned in item (i) above, it is intended to segregate the assets, liabilities and rights of Debtors associated to the telephone and data operation in the mobile market (UPI Movable Assets), to the passive infrastructure (UPI Towers and UPI Data Center), the telecommunications networks operation (UPI InfraCo) and the TV operation (UPI TVCo) in five (5) separate production units. Such UPIs shall be organized as joint-stock companies and shall have a portion (in the case of UPI InfraCo) or even the entirety (in the case of the other UPIs) of their shares sold to potential interested parties that are considered winners in the respective competitive bidding procedures for disposal of such UPIs.

It is certain that, in the process of organization of the UPIs, as well as in the allocation of assets in these UPIs by Debtors, all regulatory protections and measures that may be necessary must be adequately taken, particularly for the cases where there is involvement of any of the assets associated with the landline telephony service provision, in a public law regime, or that are object of maintenance obligations by the concession companies.

In addition, the disposal of companies that are part of the UPIs shall be carried out by competitive bidding procedures widely disclosed by public notice to society (in the official gazette and in a newspaper widely circulated) and submitted to prior consent by the relevant authorities (namely, ANATEL and the Administrative Council for Economic Defense - CADE), in compliance with the legislation and regulation of the sector.

As it shall be seen below in this Amendment, in the disposal of the UPIs, it was set forth that the acquirer shall not succeed the Oi Group in the obligations of any nature, under the provisions of art. 60, sole paragraph, and art. 141, item II, of the LFR and art. 133, first paragraph, item II, of Law No. 5,172/1966, including the obligations of a regulatory nature, maximizing the value of the disposed assets, giving the necessary

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legal safety to the acquirers that participate in judicial competitive bidding procedures and, consequently, providing the necessary funds to reestablish the Oi Group.

Thus, the disposal of such assets by Debtors shall naturally observe all contractual and regulatory obligations enacted by ANATEL and usually applied to the regulated agents.

The measures that may be implemented with the modifications set forth in this Amendment will allow Oi Group the necessary balance of its debt, in the current context, with the continuity of its activities following its Strategic Plan, making its business model more sustainable, focused on its main competitive advantages and ensuring the continuity of Oi Group and the consequent compliance with the means of reorganization and payment of the Pre-Petition Credits as renewed by the Original Plan and this Amendment.

5.                Execution of the Strategic Plan

As it has already been previously explained, Debtors are in the implementation stage of their Strategic Plan, the main objective of which is the transformation of its business model, with focus on the use and rapid expansion of its extensive fiber-optic infrastructure networks as a competitive advantage, including its transportation networks (backbone, backhaul and data network) and primary and secondary access networks (dedicated links, metropolitan rings and FTTH access networks). Thus, Debtors will enable and support the high-speed connection needs and the provisions of services for their residential, business, corporate and government clients, and the provision of infrastructure services for other telecommunication service providers in the country, including the facilitation of connections for the new 5G technology.

Currently, and since the beginning of their Judicial Reorganization proceedings, the Debtors are concentrating the investments in such fiber-optic network through Oi Móvel, whose investment funds are generated by said Debtor due to its own operations and raised by means of additional financing set forth in the Original Plan.

However, Brazil is a continental Country with a demand for relevant and urgent digital inclusion and a huge market for homes that are not yet served by fiber optics. In

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fact, it is estimated that currently in Brazil, considering only the main area of operation of Oi (excluding the State of São Paulo), there are over 40 million homes that could use this technology.

Oi Group currently has just over 1.6 million homes connected to its fiber-optic network, which does not represent even 5% of the market that is estimated to demand this service. In addition, as already widely disclosed to the market, there was a considerable increase in the average revenue per user due to such homes connected to Oi Group’s fiber-optic network. In other words, the implementation of its Strategic Plan, under the terms already described in this Amendment, is confirmed as the best alternative and strategy to take advantage of Oi Group’s greatest differential in relation to its competitors, that is, to have the largest telecommunications infrastructure network in Brazil. Such advantage will also enable the use of the large fiber infrastructure held by the Oi Group to offer services to other telecommunication service providers, including those necessary to establish the 5G technology in the country, increasing even more the possibility of generating value to the Oi Group.

In this regard, and as a way of giving greater financial flexibility and allowing Oi Group to continue developing its Strategic Plan and so it can expand its infrastructure, expanding the possibility of servicing homes that demand the new fiber-optic technology, and the other market demands, it is necessary for Oi Group to resort to the financial market and seek strategic partners that may help develop its investment strategy. Such measures will allow Oi Group to (i) accelerate and expand its investments in fiber optics at a lower cost of capital, (ii) comply with its obligations and the measures set forth in the Original Plan and (iii) reserve and direct part of the funds that it may receive due to the disposal of the UPIs provided for in this Amendment to fulfill the obligations set forth in the Original Plan.

In this sense and as set forth in this Amendment, the Oi Group intends to create a specific vehicle that will concentrate the more modern telecommunications infrastructure (fiber optics). This strategy will allow the vehicle to be created to attract third-party capital, whether through debt renegotiation and/or through the contribution of funds by a certain strategic investors to make the necessary investments in order to accelerate the expansion of its fiber-optic activities and reach the largest number of homes that demand such technology with high-speed connection and quality in the

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provision of services, in addition to assuming a relevant role as creator of the main infrastructure provider for other telecommunications operators in Brazil. Consequently, it will occur the valuation of this vehicle and the generation of results to be later distributed to the Oi Group.

In the structure to be created by the Debtors to implement the provisions above, company Brasil Telecom Comunicação Multimídia S.A. - BTCM (“BTCM”) will be used, which, despite being a controlled company of the Debtors, is not a Debtor. Such company has already received financial contributions and from fiber assets and agreements associated therewith and from payment obligations from other companies belonging to Oi Group and, in addition, will sign any and all agreements with the Debtors that are required to guarantee the necessary connection network for the provision of data transport services to its end clients, provided that these residential, business and corporate clients will remain with Debtors Oi Móvel, Telemar and Oi.

In this context, it remains clear that BTCM, which for the purposes of this Amendment and the PRJ will be called SPE InfraCo, will manage Oi Group’s network assets to provide services not only for Oi Group companies, but also for the market in general, maximizing its value, in line with what is verified in several businesses recently carried out in Brazil and abroad. Therefore, the Debtors allocated and may further allocate part of their fiber network assets to SPE InfraCo and the necessary means to manage them, as described in this Amendment. On the other hand, BTCM will contract Debtors to ensure access to the network (backbone and backhaul), through right of use agreements, to provide the necessary network means to provide the services from a neutral network for all types of market demands.

Under the model described above, SPE InfraCo, seeking, most of all, to raise the necessary funds to maintain and expand the investments in fiber optics to expand its activities and serve the highest number of clients spread out in the country, including other telecommunication carriers, shall seek the necessary funds to finance its investments in the market. Therefore, it may encumber its assets, including receivables, and the Debtors may also offer as guarantee for such financings their shares issued by SPE InfraCo, pursuant to art. 66 of the LFR, which represent fifty-one percent (51.0%) of the voting share capital of SPE InfraCo, provided that they keep a relevant interest in

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SPE InfraCo, also guaranteeing the effective participation in the definition of its investment plan and its governance bodies.

The main advantage of implementing any of the measures described in the paragraph above, in addition to financing the development and expansion of Oi Group’s fiber-optic activities, is to allow the Debtors to stop using their own funds, as has been the case to the date hereof, in order to face these large investments. It is important to emphasize that the raising of funds to carry out such investments is common to this type of transaction, as such investments involve long terms for fruition of results, stability of long-term contracts, long duration of assets and continuous growth of the demand for the capacity of these same assets.

Due to the foregoing, Debtors and SPE InfraCo may structure the following operations, without prejudice to the adoption of corporate, regulatory and competition measures, when applicable therefor, and other additional details, as described in this Amendment:

- Fund-raising. SPE InfraCo may raise funds in the market, in economic conditions to be determined in an organized and competitive bidding procedure, to fund its operating activities, supply any cash needs and maintain and expand investments in fiber optics in accordance with the Strategic Plan of Oi Group.

- Grant of guarantee involving SPE InfraCo shares. Any fund-raising mentioned above may include the grant, by Debtors, of guarantees involving their shares issued by SPE InfraCo that represent fifty-one percent (51.0%) of the voting share capital of SPE InfraCo, provided that (i) Debtors or SPE InfraCo hold a call option or another legal business that allows them to reacquire, at any time, any shares given as guarantee that may be held by the respective creditor, so as to always ensure to Debtors the right of holding the entirety of the shares issued by SPE InfraCo by the end of the partial disposal of the UPI InfraCo, under the terms and conditions set forth in this Amendment; and (ii) any requirements, authorizations or regulatory limitations applicable to the implementation of the provisions in this item are observed.

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- Partial Disposal of the UPI InfraCo. Without prejudice to the foregoing, Debtors may partially dispose of the UPI InfraCo within the scope of the respective Competitive Bidding Procedure (as determined in this Amendment), as detailed in the new Clause 5.3.9.4 to be included in the Original Plan due to the execution of this Amendment, in the modality of sealed bids, as provided in art. 142, item II of the LFR, and the acquirer shall hold fifty-one percent (51.0%) of the voting capital stock of SPE InfraCo, observing the terms and conditions set forth in this Amendment.

- Goals. As a result of the transactions described above, the funds obtained by SPE InfraCo shall be used to fund its operating activities and to maintain its investment plan, which will maximize the generation of results to the Debtors, whether through the distribution of dividends by SPE InfraCo or upon the appreciation of its assets, contributing to the increase of the potential for full release of the obligations of the Debtors set forth in the Original Plan and its Amendment. Furthermore, after the Debtors cease to hold the majority of the voting shares issued by SPE InfraCo, SPE InfraCo shall automatically cease to be jointly and severally liable with the Debtors for their payment obligations set forth in the Original Plan and in this Amendment.

- Disposal by third parties of InfraCo shares. Notwithstanding the foregoing, if within two (2) years as of the date of issuance of the debt instrument within the scope of the abovementioned fund-raising, the Debtors or SPE InfraCo have not reacquired the shares that may have been transferred to third parties due to the guarantees granted by Debtors for the abovementioned fund-raisings, the holder of the respective shares issued by SPE InfraCo (“New InfraCo Shareholder”) must, upon request of Debtors, dispose of all shares issued by SPE InfraCo held thereby, Debtors having the priority, at their sole discretion, of constituting a first-tier financial advisor to ensure that the disposal of such shares by the New InfraCo Shareholder occurs through a competitive bidding procedure to ensure the maximization of the price of such shares. In the financial liquidation of the competitive bidding procedure for disposal of its shares issued by SPE InfraCo, the New InfraCo Shareholder will have the net amount equivalent to the one it would be entitled to receive from Debtors or from SPE InfraCo if they had reacquired the shares issued by SPE InfraCo described above (with the

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applicable adjustment), plus (i) any other amounts linked to the amounts of the shares issued by SPE InfraCo in its disposal and owed as incentive as agreed in any financing instrument, and (ii) all expenses related to the disposal proposal, and to transfer to Debtors the amount of the acquisition price of the disposed shares issued by SPE InfraCo that exceeds the result of such sum. The option of Debtors or SPE InfraCo of reacquiring the shares issued by SPE InfraCo held by the New InfraCo Shareholder shall remain valid, in any case, up to the execution date of the disposal instrument of such shares within the scope of the competitive bidding procedure set forth herein.

6.                Amendments to the Original Plan

6.1.           The Debtors wish to amend the wording of Clauses 3.1.1, 3.1.1.2, 3.1.3, 3.1.5 and 3.1.6 of the Original Plan, which will henceforth become effective with the following new wording:

“3.1.1. Credit Restructuring. Oi Group will carry out a restructuring and equalization of its liabilities related to Pre-Petition Credits and, at Oi Group’s discretion, to Post-Petition Credits, whose holders wish to submit to the effects of this Plan, considering sufficient manifestation for this purpose the presentation of an incident for qualification of Post-Petition Credit, pursuant to Clause 4 of this Plan. Pre-Petition Creditors will remain creditors of the Debtor that was its original obligor, except any changes arising from corporate reorganizations made pursuant this Plan or specific provision in a different sense in this Plan, and observing in any case the provision of Clause 3.1.1.2 of this Plan.”

“3.1.1.2. As a result of the consolidated nature of this Plan and observing the provisions in Clauses 5.3.1.1, 5.3.2.1, 5.3.3.1, 5.3.4.1 and 5.3.5.1 of this Plan, only the Debtors shall be jointly and severally liable for the compliance with all obligations set forth in this Plan.”

“3.1.3. Disposal of Items of the Permanent Assets. Without prejudice to the provisions of Clauses 3.1.9 and 5.2 of this Plan, Oi Group, as a way of fund-raising, may promote the disposal of the property, which are part of the permanent

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assets (non-current) of the Debtors that are listed in Exhibit 3.1.3, as well as other real or personal properties, which are part of its permanent assets, in the form of UPIs or not, regardless of a new approval by the Pre-Petition Creditors, pursuant to Clause 5.1 of this Plan and of arts. 60, 66, 140, 141 and 142 of LFR and with due regard for the terms and conditions of this Plan, provided that the obligations assumed before the Post-Petition Creditors of Debtors are observed, as well as any necessary regulatory requirements, authorizations or limitations are complied with, notably with respect to ANATEL and CADE, and those set forth in Oi’s Bylaws or of the other Debtors, as applicable.

3.1.3.1.       When disposing of UPI, the UPI(s) and the acquirer(s) will not succeed any Oi Group obligations whatsoever, pursuant to the provisions of art. 60, sole paragraph, and art. 141, item II of LFR, and art. 133, first paragraph, item II of Law No. 5,172/1966, including fiscal, tax and non-tax, environmental, regulatory, administrative, criminal, anti-corruption, civil, commercial, consumer, labor, social security obligations and those arising from solidarity assumed by Oi Group for the fulfillment of all obligations established in the Original Plan and its Amendment.

3.1.3.2        The provisions of Clause 3.1.3.1 regarding the non-succession of the acquirer(s) in Oi Group obligations will be applicable after the Approval of the Amendment to the PRJ and the Judicial Ratification of the Amendment to the PRJ, regardless of the form that may be implemented for the disposal of UPI, ordinary, extraordinary or any alternative form, applying, as the case may be, the provisions of arts. 60, sole paragraph, 142, 144 or 145 of LFR.

3.1.3.3.       When disposing of other real or personal properties of Oi Group, which are not part of UPIs, whether such properties are sold individually or in blocks, directly or indirectly through the contribution of them in the capital of any company of Oi group and the sale of quotas or shares issued by it, the acquirer(s) will not succeed any Oi Group obligations whatsoever, pursuant to the provisions of art. 141, item II of LFR, including environmental, regulatory, administrative, anti-

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corruption, and labor obligations and that arising from solidarity assumed by Oi Group for the fulfillment of all obligations established in the Original Plan and its Amendment, except for the obligations related to the disposed property itself (propter rem), such as IPTU (Urban Building and Land Tax) and condominium.

3.1.3.4. Debtors may dispose of items that part of their permanent assets (non-current), which are listed in Exhibit 3.1.3 and that are not used to form the UPIs, regardless of a new approval by the Pre-Petition Creditors, in a manner they deem more efficient, including out of court and directly to any interested parties, and they are not obligated to observe any of the ordinary modalities of judicial disposal of assets set forth in art. 142 of the LFR.”

“3.1.5. New Funds. Oi Group may also prospect and adopt measures, including during the Judicial Reorganization and without the need for prior authorization from the Pre-Petition Creditors at the Creditors’ General Meeting, with a view to obtaining New Funds, as set forth in Clause 5.5, upon the implementation of any capital increases through public or private subscription, including Authorized Capital Increases, contracting new credit facilities, financing of any nature or other forms of funding, including in the capital markets, in observation to terms of this Plan and the respective bylaws of Oi Group companies and the obligations assumed before the Post-Petition Creditors of Debtors, as well as the provisions of arts. 67, 84 and 149 of LFR”.

“3.1.6. Corporate Reorganization. Oi Group may carry out one or more Corporate Reorganization transactions, pursuant to Clause 7.1 of this Plan, with a view to obtaining a more efficient and adequate structure for the implementation of the proposals set forth in this Plan, for the continuity of its activities, for the implementation of its strategic business plan and the constitution and organization of UPIs for subsequent disposal by the Debtors, or any other corporate reorganization that may be opportunely defined by the Debtors, pursuant to art. 50 of LFR, provided that it does not cause a Material Adverse Effect in the companies part of Oi Group, in order to even accept new shareholders and/or investors.”

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6.2.           The Debtors wish to include the new Clause 3.1.9 in the Original Plan to provide for the possibility of implementing the sale of assets already authorized by clause 5.1 of the Original Plan through the constitution, organization and disposal of isolated production units, pursuant to art. 60 of LFR, as a measure to optimize the raising of new funds and overcome their current and momentary economic and financial crisis. Such new Clause will henceforth become effective with the following wording:

“3.1.9. Disposal of Isolated Production Units. As a way of improving the measures aimed at recovering the economic and financial situation of the Debtors, guaranteeing the fulfillment of the obligations set forth in this Plan and the obligations assumed before the Post-Petition Creditors of Debtors and the achievement of its strategic business plan, Oi Group may, through the corporate structure it deems most efficient, constitute, organize and dispose of, in whole or in part, one or more UPIs, pursuant to Clauses 5.2 and 5.3 of this Plan and pursuant to art. 60, sole paragraph, of LFR and art. 133, first paragraph, item II of Law No. 5,172/1966, and observing any applicable requirements, authorizations or regulatory limitations, namely regarding ANATEL and CADE. The UPI(s) and the acquirer(s) of the respective UPI shall not succeed in any of the obligations or contingencies of the Oi Group, of any nature, including regarding the obligations of a fiscal, tax or non-tax, environmental, regulatory, administrative, civil, commercial, consumer, criminal, anti-corruption, labor and social security nature and those arising from the joint and several liability assumed by the Oi group for the compliance with all obligations set forth in the Plan and in its Amendment. UPIs may be disposed of through one of the modalities set forth in this Plan, including those provided for in the items of art. 142 of LFR, in observation to the form of constitution established in Clause 5.2, 5.3 and sub-clauses.”

6.3.           The Debtors resolve to amend Clause 4.1 and to include new Clauses 4.1.1, 4.1.2 and 4.1.3 in the Original Plan, so that the former Clauses 4.1.1, 4.1.2 and 4.1.3 of the Original Plan shall be renumbered to Clauses 4.1.4, 4.1.5 and 4.1.6. In addition, Debtors resolve to amend Clauses 4.1.4, 4.1.5, 4.1.6.2 and 4.1.6.3 (new numbers of the former Clauses 4.1.1, 4.1.2, 4.1.3.2 and 4.1.3.3 of the Original Plan). After such adjustments,

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Clause 4.1 of the Original Plan and its sub-clauses, duly renumbered, shall go into force with the following new wording:

“4.1. Labor Credits. In observation to the sub-clauses below, Labor Credits, as per the amounts indicated in the Creditors’ List of the Bankruptcy Trustee, will be paid in national currency, after the end of the grace period of one hundred and eighty (180) calendar days as of the Judicial Ratification of the Plan, in five (5) equal and successive monthly installments, considering that the first installment will mature on the first Business Day after the end of the grace period abovementioned, and the other installments on the same day in the subsequent months, upon Court Deposit in the case records of the Proceedings in which the Labor Creditor is a party, through deposit to be made in a bank account to be previously indicated by the respective Labor Creditor, as decided by the Oi Group and at its sole discretion, or if the Labor Creditor is not a party of the Court Proceedings, in observation to the provisions in Clause 13.4.

4.1.1. Each Labor Creditor, whose Labor Credits have not been fully settled by the date of the New Creditors’ General Meeting, shall have their Labor Credits in the total amount of fifty thousand Reais (BRL 50,000.00) paid within the maximum term of thirty (30) calendar days as of the date of the Judicial Ratification of the Amendment to the PRJ, upon Court Deposit in the records of the Proceedings to which they are a party or through deposit to be made in a bank account previously indicated by the respective Labor Creditor, as decided by the Oi Group and at its sole discretion, provided that such Labor Credits (i) are part of the Creditors’ List of the Bankruptcy Trustee; or (ii) are the object of decision made final and unappealable that ended the respective Proceedings and ratified the amount owed to the respective Labor Creditor, without any margin, in the labor instance, to opposition by the Oi Group.

4.1.2. The Labor Creditors Cost of Loss of Suit, that have already filed an incident of credit qualification or challenge by the date of the New Creditors’ General Meeting and whose Labor Credits Cost of Loss of Suit have not been fully settled by the date of the New Creditors’ General Meeting shall have fifteen (15) calendar days as of the date of the New Creditors’ General Meeting to make the option in the electronic platform to be provided by the Oi Group at the electronic address www.credor.oi.com.br for receipt of their respective Labor Credits Cost of Loss of

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Suit up to the total amount of fifty thousand Reais (BRL 50,000.00) under the provisions of Clauses 4.1.2.1 or 4.1.2.2 below, as applicable.

4.1.2.1. Observing the provisions of Clause 4.1.2 above, each Labor Creditor Cost of Loss of Suit in relation to which, by the date of the New Creditors’ General Meeting, a decision has already been made final and unappealable that, in an incident of credit qualification or challenge, determined the inclusion of their respective Labor Credits Cost of Loss of Suit in the General List of Creditors, shall have their Labor Credits Cost of Loss of Suit up to the total amount of fifty thousand Reais (BRL 50,000.00) paid within, at most, thirty (30) calendar days as of the date of the Judicial Ratification of the Amendment to the PRJ, upon Court Deposit in the records of the Proceedings to which they are a party or through deposit to be made to a bank account previously indicated by the respective Labor Creditor Cost of Loss of Suit during the option set forth in Clause 4.1.2, as decided by the Oi Group and at its sole discretion.

4.1.2.2. Observing the provisions of Clause 4.1.2 above, each Labor Creditor Cost of Loss of Suit in relation to which, by the date of the New Creditors’ General Meeting, a decision still has not been made final and unappealable that, in an incident of credit qualification or challenge, determined the inclusion of their respective Labor Credits Cost of Loss of Suit in the General List of Creditors, shall have their Labor Credits Cost of Loss of Suit up to the total amount of fifty thousand Reais (BRL 50,000.00) paid within, at most, thirty (30) calendar days (i) as of the date of the Judicial Ratification of the Amendment to the PRJ; or (ii) as of the publication date of the ratification of such decision after being made final and unappealable, whichever occurs last, upon Court Deposit in the records of the Proceedings to which they are a party or through deposit to be made to a bank account previously indicated by the Creditor during the option set forth in Clause 4.1.2, as decided by the Oi Group and at its sole discretion.

4.1.3. The Labor Creditors and the Labor Creditors Cost of Loss of Suit that have, respectively, Labor Credits and Labor Credits Cost of Loss of Suit in amounts

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higher than fifty thousand Reais (BRL 50,000.00) and that have received the payment of their respective Credits up to the amount of fifty thousand Reais (BRL 50,000.00) under Clauses 4.1.1, 4.1.2 and subclauses above, shall receive the payment of their respective Credits that exceed the amount of fifty thousand Reais (BRL 50,000.00) in the following manner:

(a)	if held by Labor Creditors not in the Court Deposits Labor Creditor category, each Labor Creditor shall receive the payment of the remaining amount of their respective Labor Credits upon Court Deposit in the records of the respective Proceedings or through deposit to be made in a bank account to be previously indicated by the respective Labor Creditor, as decided by the Oi Group and its sole discretion, after the final decision rendered in court that closes the Proceeding and ratifies the amount owed without the possibility of objection by Oi Group, in accordance with Clause 4.1, starting the term of one hundred and eighty (180) calendar days of the grace period, on the date on which the decision is made final and unappealable, considering that the first installment will mature on the first Business Day after the end of the grace period abovementioned, and the other installments on the same day in the subsequent months;

(b)	if held by Court Deposits Labor Creditors (or those which may meet this category, if any Court Deposit is made by Oi Group in the respective Proceeding dealing with the Labor Credit in question after the presentation of this Plan to the Judicial Reorganization Court), the payment of the remaining amount in court deposit will be made in accordance with Clause 4.1.5 below; or

(c)	if held by Labor Creditors Cost of Loss of Suit, each Labor Creditor Cost of Loss Suit shall receive the payment of the remaining amount of their respective Labor Credits Cost of Loss of Suit upon Court Deposit in the records of the respective Proceedings or through deposit to be made in a bank account to be previously indicated by the Creditor in the moment of the option set forth in Clause 4.1.2, as decided by the Oi Group and its sole discretion, after the final decision rendered in court that, in an incident of credit qualification or challenge, decides for the inclusion of the respective
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Labor Credits Cost of Loss of Suit in the General List of Creditors, in accordance with Clause 4.1, starting the term of one hundred and eighty (180) calendar days of the grace period, on the date on which the decision is made final and unappealable, considering that the first installment will mature on the first Business Day after the end of the grace period abovementioned, and the other installments on the same day in the subsequent months.

4.1.4. The Labor Credits and the Labor Credits Cost of Loss of Suit still not recognized or qualified on the dates set forth for the respective payments under Clauses 4.1, 4.1.1, 4.1.2 and 4.1.3 above, as applicable, shall be paid in the following manner, after being recognized:

(a)	if held by Labor Creditors not in the Court Deposits Labor Creditor category, their payment shall be made, upon Court Deposit in the records of the respective Proceedings or through deposit to be made in a bank account to be previously indicated by the respective Labor Creditor, as decided by the Oi Group and at its sole discretion, after the final decision rendered in court that closes the Proceeding and ratifies the amount owed without the possibility of objection by Oi Group, in accordance with Clause 4.1, starting the term of one hundred and eighty (180) calendar days of the grace period, on the date on which the decision is made final and unappealable, considering that the first installment will mature on the first Business Day after the end of the grace period abovementioned, and the other installments on the same day in the subsequent months;

(b)	if held by Court Deposits Labor Creditors (or those which may meet this category, if any Court Deposit is made by Oi Group in the respective Proceeding dealing with the Labor Credit in question after the presentation of this Plan to the Judicial Reorganization Court), their payment will be made in accordance with Clause 4.1.5 below; or

(c)	if held by Labor Creditors Cost of Loss of Suit, their payment shall be made, upon Court Deposit in the records of the respective Proceeding or through

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deposit to be made in a bank account to be previously indicated by the Creditor, as decided by the Oi Group and at its sole discretion, after the final decision rendered in court that, in an incident of credit qualification or challenge, decides for the inclusion of the respective Labor Credits Cost of Loss of Suit in the General List of Creditors, in accordance with Clause 4.1, starting the term of one hundred and eighty (180) calendar days of the grace period, on the date on which the decision is made final and unappealable, considering that the first installment will mature on the first Business Day after the end of the grace period abovementioned, and the other installments on the same day in the subsequent months.

4.1.5. Court Deposits Labor Creditors. The payments of the Labor Credits held by the Court Deposits Labor Creditors to be made under Clauses 4.1 and 4.1.1 shall occur upon the withdrawal of the amount of the Court Deposits by the respective Court Deposits Labor Creditor, after the Judicial Ratification of the Plan, up to the limit of the amount of such Labor Creditor included the Creditors’ List of the Bankruptcy Trustee and observing the provisions of the sub-clauses below.

4.1.5.1. Observing the provisions of Clauses 4.1.5.2 and 4.1.5.3 below, the payment of the Court Deposits Labor Credits owed under Clause 4.1.1 shall occur upon the withdrawal of the amount of the Court Deposit by the respective Court Deposits Labor Creditor, after the New Creditors’ General Meeting, up to the limit of fifty thousand Reais (BRL 50,000.00).

4.1.5.2. In the event that the Court Deposits mentioned in Clause 4.1.5 above are greater than the amounts of the respective Labor Credits contained in the Creditors’ List of the Bankruptcy Trustee, the respective exceeding amounts will be withdrawn by Oi Group.

4.1.5.3. In the event that the Court Deposits mentioned in Clause 4.1.5 above are provenly lower than the amount of the respective Labor Credits included in the Creditors’ List of the Bankruptcy Trustee, the remaining balances of the respective Labor Credits shall be paid under the terms and

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conditions applicable to each one of Clauses 4.1 and 4.1.1, as the case may be.

4.1.5.4. With due regard for the provisions of Clause 4.1.5.2 above, the amount of the Labor Credit held by the Court Deposits Labor Creditor will be paid for purposes of indemnity, comprising any and all fees of the respective Labor Attorneys or other professionals, as well as court expenses and costs incurred by the Court Deposits Labor Creditor in question.

4.1.6. Fundação Atlântico Labor Credit. The Fundação Atlântico Labor Credit will be paid under the following conditions, in accordance with the amount contained in the Creditors’ List of the Bankruptcy Trustee:

4.1.6.1. Grace Period: grace period of amortization of the principal of five (5) years, as of the date of the Judicial Ratification of the Plan.

4.1.6.2. Installments: amortization of the principal in six (6) annual and successive installments, with the first installment maturing on the first Business Day after the end of the grace period referred to in Clause 4.1.6.1 above.

4.1.6.3. Interest/inflation adjustment: INPC + five and a half percent (5.5%) per year, incurred as of the Judicial Ratification of the Plan until the date of the Judicial Ratification of the Amendment to the PRJ, and, as of the Judicial Ratification of the Amendment to the PRJ, the actuarial index in force in each year will be applicable, as defined by Fundação Atlântico, observing its bylaws and the applicable legislation, provided that (i) the interest/inflation adjustment incurred over the first five (5) years as of the Judicial Ratification of the Plan will not be paid in such period, being capitalized at the principal amount annually; and (ii) the interest on the new principal amount will be paid annually as of the last Business Day of the month in which the lapse of time referred to in item (i) above is completed, together with the amortization installments of the principal amount.”

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6.4.           Debtors resolve to include new Clauses 4.2.5 and 4.2.5.1 and subclauses in the Original Plan to set forth the event of advance the payment of Secured Credits by Debtors, which shall go into force with the following wording:

“4.2.5. Early Payment of Secured Credits. It is hereby agreed that a part of the funds from the disposal of the UPI Movable Assets to be paid by the winner of the respective Competitive Bidding Procedure and buyer of the UPI Movable Assets shall be, upon orders from Debtors and with full instructions therefrom concerning the amount owed to each Secured Creditor and the respective payment information, directly allocated by said acquirer to the early payment, in a single installment, of one hundred percent (100%) of the remaining amount of the respective Secured Credits (“Early Payment of Secured Credits”), by means of a collection document to be issued by the respective Secured Creditor, and in this case (i) no discount shall apply to the respective Secured Credits to be paid in advance, and (ii) no collection by the Secured Creditors or any payment by the Oi Group of any additional amount to the respective Secured Creditors due to the Early Payment of Secured Credits shall be applicable, including potential fees, fines, penalties or indemnifications. For the purposes of this Clause 4.2.5, the Debtors shall include, in the respective Sale and Purchase Agreement of UPI Movable Assets to be executed by the respective Debtors and the winner of the Competitive Bidding Procedure for disposal of the UPI Movable Assets, as set forth in Clause 5.3.9.10 and in the terms and conditions of Exhibit 5.3.9.1, the obligation of said winner to allocate a part of the funds to be paid to the Debtors as consideration for the purchase of the UPI Movable Assets directly to the Secured Creditors to make the Early Payment of Secured Credits, and it is hereby agreed that (i) the full settlement of the Secured Credits, on the terms of this Clause 4.2.5, shall be one of the acts of closing of the disposal of UPI Movable Assets, regardless of a possible adjustment to the price and payment schedule to be established in the respective Purchase Agreement to be executed within the scope of the disposal of the UPI Movable Assets; and (ii) any and all amount to be paid to the Secured Creditors directly by the respective winner of the Competitive Bidding Procedure for disposal of UPI Movable Assets, on the terms of this Clause 4.2.5, shall be limited to the total remaining balance of the credits held by the respective Secured Creditor updated on the date when the Early Payment of

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Secured Credits is made, including pro rata interest calculated until the date when the Early Payment of Secured Credits is made.

4.2.5.1. Due to the Debtors’ commitment to include, in the respective Sale and Purchase Agreement to be executed by the respective Debtors and the winner of the Competitive Bidding Procedure of the UPI Movable Assets, and to the obligation of said winner of the Competitive Bidding Procedure to make the Early Payment of Secured Credits, as set forth in Clause 4.2.5 above, the Secured Creditors agree that, from the Judicial Ratification of the Amendment to the PRJ until the financial settlement of the disposal of the UPI Movable Assets or until May 30, 2022, whichever occurs first, which deadline may be subsequently extended out of common agreement between the Debtors and Secured Creditors, Clause 17 (SPECIAL OBLIGATIONS OF OI S.A.) of Exhibit 4.2.4 of the Plan shall have its enforceability temporarily suspended by the BNDES and, therefore, during said period, the failure by the Debtors to observe it, during the enforcement or compliance with the provisions set forth in this Plan shall not entail or be considered a potential noncompliance by the Debtors with the provisions in Exhibit 4.2.4 of the Plan.”

4.2.5.2. The obligation of the acquirer of UPI Movable Assets to allocate a part of the funds to be paid to the Debtors in consideration of the acquisition of the UPI Movable Assets directly to the full settlement of the Secured Credits, pursuant to Clause 4.2.5, does not hold the Debtors harmless from fulfilling the obligation to settle in advance, in a single installment, 100% of the Secured Credits pursuant to Clause 4.2.5, as one of the acts of closing of the disposal of UPI Movable Assets, regardless of a possible adjustment to the price and payment schedule to be established in the respective Sale and Purchase Agreement to be executed within the scope of the disposal of UPI Movable Assets.

6.5.           Given that the Regulatory Agency Credits shall be paid pursuant to Law No. 13,988, of April 4, 2020 and the respective regulation or legislation that may be enacted and which is more beneficial, the Clauses of the Original Plan applicable to the

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payment of the Regulatory Agency Credits cease to apply, and the Debtors now decide, therefore, to amend the wording of Clauses 4.3.4, 4.3.4.1 and 4.3.4.2 of the Original Plan, and to include new Clauses 4.3.4.3 and 4.3.4.4. Thus, Clauses 4.3.4, 4.3.4.1, 4.3.4.2, 4.3.4.3 and 4.3.4.4 shall go into force with the following wording:

“4.3.4. The Regulatory Agency Credits, in order to provide the Plan with legal certainty, shall be exclusively governed by the legislation applicable to the credits of the regulatory agencies, being given only the treatment set forth in laws and regulations, with the original wording of Clauses 4.3.4, 4.3.4.1 and 4.3.4.2 of the Plan being definitively written out.

4.3.4.1. The Regulatory Agency Credits shall be paid upon the execution of a settlement instrument, pursuant to Law No. 13,988, of April 4, 2020, applicable to credits of the federal agencies and public foundations registered in the overdue liabilities roster, governed by Ordinance No. 249, of July 8, 2020, by the Federal Attorney-General, and by Ordinance No. 333, of July 9, 2020, by the Federal Attorney-General, to be executed within one hundred and eighty (180) days after the date of Ratification of the Amendment to the PRJ, and the Debtors shall fulfill the conditions required by the authorities with jurisdiction, on the terms of said applicable rules, including with regard to the maintenance and/or submission of securities.

4.3.4.2. The transaction shall be governed by its terms and by the applicable legislation and regulations, especially with regard to the conditions and requirements for the execution thereof and events and effects of a potential termination.

4.3.4.3. Once the settlement has been executed, and in case of a supervening legislation and regulation that sets out more beneficial conditions, which allow the inclusion, under such conditions, of debts that have already been the object of settlement pursuant to Law No. 13,988, of April 4, 2020, the Debtors may adhere to the new regime, having fulfilled the applicable legal and regulatory requirements.

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4.3.4.4. The Regulatory Agency Credits that, at the time of execution of the settlement referred to in Clause 4.3.4.1 above, have not been registered in the overdue liabilities roster and, therefore, are not object of the settlement within the deadline set out in Clause 4.3.4.1, shall follow the ordinary procedures intended for the constitution and collection thereof, with the Debtors having the option to formalize a payment in installments or another means of settlement set forth in law or regulation, according to the phase where the credit is, in compliance with the requirements set in the applicable normative rules.”

6.6.           The Debtors resolve to include the new Clauses 4.3.7, 4.3.7.1, 4.3.8, 4.3.8.1, 4.3.9 and 4.3.9.1 in the Original Plan, which will henceforth become effective with the following wording:

“4.3.7. Within the term of forty-five (45) calendar days, as of the date of the New Creditors’ General Meeting, the Class III Unsecured Creditors, with credits in the amount of up to three thousand reais (BRL 3,000.00) that still have not been fully settled by the date of the New Creditors’ General Meeting and/or that have filed an incident of credit qualification or challenge by the date of the New Creditors’ General Meeting, may exercise the option in the electronic platform to be provided by Oi Group at electronic address www.credor.oi.com.br, for receipt, in full, of the amount of their credit up to the limit of three thousand reais (BRL 3,000.00), through a deposit to be made in Brazilian currency, in a Brazilian bank account indicated by the respective Class III Unsecured Creditors within, at most, ninety (90) calendar days (a) as of the date of Judicial Ratification of the Amendment to the PRJ; or (b) as of the publication date of the decision made final and unappealable that, in an incident of credit qualification or challenge, determined the inclusion of their respective Unsecured Credits in the General List of Creditors.

4.3.7.1. The option set forth in Clause 4.3.7 may also be exercised, within the same term, by Class III Unsecured Creditors, with credits in excess of three thousand reais (BRL 3,000.00), provided that (i) the credits have not yet been fully paid by the date of the New Creditors’ General Meeting; (ii) that have filed an incident of credit qualification or

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challenge by the date of the New Creditors’ General Meeting; and (iii) at the moment of the exercise of the option set forth in Clause 4.3.7, the respective Class III Unsecured Creditors grant to Debtors in the same electronic platform to be provided by Oi Group at electronic address www.credor.oi.com.br, upon receipt in the total amount of three thousand reais (BRL 3,000.00), full, general, irrevocable and irreversible release for the receipt of the full amount of their respective Pre-Petition Credits pursuant to Clause 4.3.7, already recognized or that may be recognized by court decision.

4.3.7.2. Due to the particularities of the Class III Unsecured Creditors that hold bonds ISIN PTPTCYOM0008 (retail bonds), said Unsecured Creditors, for the purposes of the provisions above in Clauses 4.3.7 and 4.3.7.1, must be the holders of the respective credits (i) on February 27, 2020, (ii) on the date of exercise of the option set out in Clause 4.3.7; and (iii) on the date when the payment of their respective credits is made, the ownership must be demonstrated on the dates referred to in items (i), (ii) and (iii) through an irrevocable declaration of freezing in an account held with a financial institution, to the benefit of Oi, issued by said institution.

4.3.8. Within the term of forty-five (45) calendar days, as of the date of the New Creditors’ General Meeting, the ME/EPP Unsecured Creditors, with credits in the amount of up to one hundred and fifty thousand reais (BRL 150,000.00) that still have not been fully settled by the date of the New Creditors’ General Meeting and/or that have filed an incident of credit qualification or challenge by the date of the New Creditors’ General Meeting, may exercise the option in the electronic platform to be provided by Oi Group at electronic address www.credor.oi.com.br, for receipt, in full, of the outstanding amount of their credit up to the limit of one hundred and fifty thousand reais (BRL 150,000.00), through a deposit to be made in Brazilian currency, in a Brazilian bank account indicated by the ME/EPP Unsecured Creditor within, at most, ninety (90) calendar days (a) as of the date of Judicial Ratification of the Amendment to the PRJ; or (b) as of the publication date of the decision made final and unappealable that, in an incident of credit

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qualification or challenge, determined the inclusion of their respective ME/EPP Credits in the General List of Creditors.

4.3.8.1. The option set forth in Clause 4.3.8 above may also be exercised, within the same term, by ME/EPP Unsecured Creditors, with credits in excess of one hundred and fifty thousand reais (BRL 150,000.00), provided that (i) they have not yet been fully paid by the date of the New Creditors’ General Meeting; (ii) that have filed an incident of credit qualification or challenge by the date of the New Creditors’ General Meeting; and (iii) at the moment of the exercise of the option set forth in Clause 4.3.8, the respective ME/EPP Unsecured Creditors grant to Debtors in the same electronic platform to be provided by Oi Group at electronic address www.credor.oi.com.br, upon receipt in the total amount of one hundred and fifty thousand reais (BRL 150,000.00), full, general, irrevocable and irreversible release for the receipt of the full amount of their respective ME/EPP Credits pursuant to Clause 4.3.8, already recognized or that may be recognized by court decision.

4.3.9. In compliance with item “(c)” of Chapter “I” of the decision on pages 425,465/425,471 of the Judicial Reorganization proceedings, the Debtors shall exert their best efforts to reduce their list of Creditors and shall allow the Class III Unsecured Creditors holders of Credits in the amount of up to three thousand reais (BRL 3,000.00) resulting from decisions made final and unappealable and rendered in the Civil Special Courts and that have filed an incident of credit qualification or challenge of their respective Credits by the date of the New Creditors’ General Meeting to exercise, within the term of up to ninety (90) calendar days as of the date of Ratification of the Amendment to the PRJ, in the electronic platform to be provided by Oi Group at electronic address www.credor.oi.com.br, an option to receive the amount of up to three thousand reais (BRL 3,000.00) of their respective Credits, upon deposit to be made, in Brazilian currency, to a Brazilian bank account indicated by the respective Class III Unsecured Creditor through such platform, within, at most, ninety (90) calendar days as of the end date of the option term set forth in this Clause 4.3.9, provided that, by the end of the option term set forth in this Clause 4.3.9, the decision has already been made final and unappealable that, in an incident of

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credit qualification or challenge, determines the inclusion of the respective Credit in the General List of Creditors, or that the respective Credit has already been listed in the Creditors’ List of the Bankruptcy Trustee.”

4.3.9.1. The option set forth in Clause 4.3.9 above may also be exercised within the same term and observing the same conditions set forth there in by the Class III Unsecured Creditors owners of Credits arising from decisions made final and unappealable, rendered in the Civil Special Court, in an amount higher than three thousand reais (BRL 3,000.00), provided that, from the moment the option set forth in Clause 4.3.9 is made, they grant to Debtors, in the same electronic platform to be provided by the Oi Group in the electronic address www.credor.oi.com.br, upon receipt of the total amount of three thousand reais (BRL 3,000.00), full, general, irrevocable and irreversible release for the receipt of the full amount of their respective Pre-Petition Credits pursuant to Clause 4.3.9, already recognized or that may be recognized by court decision.”

6.7.           Due to the modification described in Clause 6.6 above of this Amendment, the Debtors resolve to include the new Clauses 4.5.6 and 4.5.7 in the Original Plan, which will henceforth become effective with the following wording:

“4.5.6. For the purposes of the provisions of Clauses 4.3.7, 4.3.8 and 4.3.9, the Debtors shall not be liable for any non-compliance with the option made by the respective Creditors and the information mistakenly or untimely provided through the electronic platform to be provided by Oi Group at electronic address www.credor.oi.com.br. In the event of untimeliness or mistake in the provision of information by a certain Creditor, the payment of their Pre-Petition Credits shall be made as provided in the Plan originally applicable to the payment of their respective Pre-Petition Credits.”

“4.5.7. The Creditor eligible for the payment methods of the Credits set forth in Clauses 4.3.7, 4.3.8 and 4.3.9, which fail to make the choice of payment option for its respective claims within the term and methods established in this Plan, will

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receive its respective Pre-Petition Credits in the form set forth in the Plan originally applicable to the payment of its respective Pre-Petition Credits.”

6.8.           The Debtors resolve to include the new Clause 4.7 and sub-clauses in the Original Plan in order to provide for reverse auctions to be held by the Debtors for prepayment of Unsecured Credits. Thus, due to the resolution set forth in this Clause 6.8, the current Clauses 4.7 to 4.11 of the Original Plan shall be renumbered. Such new Clauses will henceforth become effective with the following wording:

“4.7. Reverse auction for prepayment of Unsecured Credits. Without prejudice to the other terms and conditions set forth in Clause 4 of this Plan and observing the provisions of Clause 4.7.7 below, the Debtors are allowed, at any time after the Judicial Ratification of the Amendment to the PRJ and during the period of five (5) years as of such ratification, at their sole discretion, regardless of prior authorization from the Judicial Reorganization Court or the Creditors, to promote one or more rounds of prepayment of Unsecured Creditors that offer novated Unsecured Credits under the terms of this Plan at the lowest amount in each round carried out (each round referred to as a “Reverse Auction”).

4.7.1. Reverse Auction Conditions. The specific conditions to take part in each Reverse Auction, the rules, the maximum VPL percentage to be taken into account, which must not be, in any Reverse Auction, lower than one hundred percent (100%) of the VPL of the respective Unsecured Credits, and the maximum amount of the respective Unsecured Credits to be paid by the Debtors, including potential restrictions, shall be detailed in the respective public notice to be published prior to the respective Reverse Auction by the Debtors at www.recjud.com.br, as set out in Clause 4.7.3 below, and subsequently sent to the interested Unsecured Creditors that register in advance, as stated in Clause 4.7.2 below.

4.7.2. Communication on Participation in Reverse Auction. Unsecured Creditors interested in participating in a possible Reverse Auction may, at any time within the term established by the Debtors, register at the electronic address www.credor.oi.com.br to receive the notice from the Debtors about the respective Reverse Auction.

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4.7.3. Reverse Auction Public Notice. The registration at the electronic address indicated above will confirm the interest of the Unsecured Creditor in participating in a possible Reverse Auction and, in addition to the disclosure at the electronic address www.recjud.com.br, the Unsecured Creditor will receive at the email address registered in the public notice in which it will be informed, among other necessary information, the date, the form (electronic, in person or through registered mail) and the criteria and conditions for participation in the bidding procedures. Unless otherwise indicated by the Debtors, there will be no other form of communication with the Unsecured Creditor interested in participating in any Reverse Auction other than through the e-mail registered on the website mentioned above.

4.7.4. Reverse Auction Winner(s). In each round of Reverse Auction held by the Debtors, the winner(s) shall be considered to be the Unsecured Creditor(s) that submit the lowest amount they are willing to receive for their Unsecured Credits, observing the requirements and conditions set out by the Debtors in the public notice for the respective Reverse Auction, and so on, until the total use of the funds allocated by the Debtors to a certain Reverse Auction. To define the lowest amount of Unsecured Credits submitted, the lowest percentage in relation to the present net value (VPL) of the future payment flows of the respective Unsecured Credits, as set out in the Plan, shall be taken into account. The present net value (VPL) shall be calculated on the terms to be established in the public notice of the respective Reverse Auction.

4.7.5. If more than one Unsecured Creditor is considered the winner of a certain Reverse Auction, observing the provisions in Clause 4.7.4 above, and the funds allocated by Debtors to the Reverse Auction are not sufficient to fully pay (considering the sums offered in the respective Reverse Auction) the winning Unsecured Creditors, the payment shall be made as a priority and entirely to the Unsecured Creditors that offered the lowest sums to be received for their Unsecured Credits and other Unsecured Creditors included in the Reverse Auction shall be paid proportionately and limited to the updated remaining balance of the respective Unsecured Credits, including pro rata interest calculated until the date when the respective Reverse Auction is held. After the payment of the Unsecured Creditors in the Reverse Auction, any remaining balance of the

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principal amount of the respective Unsecured Credits and respective charges shall continue to be paid on the terms of the option chosen by the respective Unsecured Creditors for the payment of their Unsecured Credits.

4.7.6. Payment Method. Debtors may opt, at their exclusive discretion, to pay the Unsecured Credits held by the winner(s) of a certain Reverse Auction, observing the provisions in Clauses 4.7.4 and 4.7.5 above, in shares issued by Debtors’ subsidiaries, in new credit instruments issued by Debtors or in cash, provided that, in the latter case, the respective payments in cash do not prevent or hinder the fulfillment of the Purchase Obligation set forth in Clause 5.4. Additionally, (i) if Debtors opt for making the respective payments in cash, and exclusively for the purposes of payment in a certain Reverse Auction, Debtors must (a) hold, on the date when a certain Reverse Auction is held, a consolidated cash balance of at least three billion reais (BRL 3,000,000,000.00), and (b) have at least one hundred million reais (BRL 100,000,000.00) for early payment of Unsecured Creditors in the respective Reverse Auction (“Minimum Amount Available”); and (ii) if Debtors choose to make the respective payment in shares issued by their subsidiaries, the offer to pay must be accompanied by an assessment report prepared by independent third-party appraisers, certifying the amount assigned to the respective shares within the scope of a certain Reverse Auction; and (iii) if Debtors choose to make the respective payments in credit instruments issued by Debtors, said credit instruments must have, at least, the characteristics described in the public notice of the respective Reverse Auction.

4.7.7. Notwithstanding the optional nature of the holding of a certain Reverse Auction by Debtors, as set forth in Clause 4.7 above, provided that Debtors (a) hold, on the date when the respective Reverse Auction is held, a consolidated cash balance of at least three billion reais (BRL 3,000,000,000.00), and (b) have a Minimum Amount Available, Debtors (i) shall use their best efforts to promote a round of Reverse Auction after the completion of the Purchase Obligation Exercise Rounds, on the terms and conditions set out in Clauses 5.4, 5.4.2 and sub-clauses, by December 31, 2024, and (ii) after December 31, 2024, they shall promote a round of Reverse Auction; in both cases on the terms of Clauses 4.7.1 to 4.7.6 above and regardless of prior authorization from the Judicial Reorganization Court or the Creditors. If a round of Reverse Auction is held, as

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set forth in this Clause 4.7.7, Debtors shall allocate one hundred percent (100%) of the amount exceeding the minimum consolidated cash of three billion reais (BRL 3,000,000,000.00), observing the Minimum Amount Available, to the early payment of Unsecured Creditors winners of a certain round of Reverse Auction.

6.9.           The Debtors resolve to amend the wording of Clause 5.1 of the Original Plan and include new Clauses 5.1.1, 5.1.2 and 5.1.4 to the Original Plan. Accordingly, the current Clause 5.1.1 of the Original Plan will be renumbered and will appear as the new Clause 5.1.3 of the Original Plan. Such clauses will henceforth become effective with the following new wording:

“5.1. Disposal of Assets. After the Approval of the Plan as a way of fund-raising, Oi Group may promote the disposal of the items, which are part of the permanent assets (non-current) of the Debtors that are listed in Exhibit 3.1.3, as well as other real or personal properties, which are part of its permanent assets, in the form of UPIs or not, regardless of a new approval by the Pre-Petition Creditors, pursuant to arts. 60, 66, 140, 141, 142 and the LFR and with due regard for the terms and conditions of this Plan, the obligations assumed before the Post-Petition Creditors of Debtors and any applicable requirements, authorizations or regulatory limitations, namely regarding ANATEL and CADE.

5.1.1. Oi Group, as a way of fund-raising, may additionally promote the disposal of Non-Relevant Assets that are not listed in Exhibit 3.1.3, regardless of a new approval by the Judicial Reorganization Court or the Pre-Petition Creditors, provided that any requirements or authorizations set forth in Oi’s Bylaws or of the other Debtors, as applicable, are complied with.

5.1.2. As a way of fund-raising, Oi Group may also promote the disposal of the Relevant Assets, provided that any requirements or authorizations set forth in Oi’s Bylaws or of the other Debtors, and any necessary regulatory authorizations, as applicable, are complied with, and, while the Judicial Reorganization is not ended, provided it is approved by the Judicial Reorganization Court.

5.1.3. With the purpose of generating liquidity and improving their cash flow, the Debtors will use their best efforts with the purpose of benefiting themselves from opportunities to participate of a consolidation phase of the Brazilian

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telecommunication market and of assets disposal/acquisition, including those arising from eventual changes in the regulatory model, always with due regard for the provisions of Clauses 5.1, 5.1.1 and 5.1.2 above and pursuant to the interest of the Debtors themselves, regardless of compliance with obligations still pending towards creditors, which is the subject-matter of the Judicial Reorganization Plan.

5.1.4. As established in Clause 3.1.3.3., when disposing of movable assets or real properties of Oi Group, without the constitution of UPI, including the disposal of such assets individually or in blocks, directly or indirectly through the contribution of them in the capital of any company and the disposal of quotas or shares issued by it, the acquirer(s) will not succeed any Oi Group obligations whatsoever, pursuant to the provisions of art. 141, item II of LFR, including environmental, regulatory, administrative, anti-corruption, and labor obligations and that arising from solidarity assumed by Oi Group for the fulfillment of all obligations established in the Original Plan and its Amendment, except for the obligations related to the disposed property itself (propter rem), such as IPTU (Urban Building and Land Tax) and condominium.”

6.10.       The Debtors wish to include the new Clauses 5.2, 5.3 and sub-clauses in the Original Plan to provide for the constitution, organization and way of potential disposal of isolated production units pursuant to art. 60 of LFR. Such new Clauses will henceforth become effective with the following wording:

“5.2. Constitution and Disposal of UPIs: Without prejudice to the provisions in Clause 5.1 above, and under the authorization for disposal of assets set forth in that clause, as a way to increase the measures aimed at the economic-financial recovery and to facilitate the process for disposal of assets, the Debtors (i) may constitute and organize, upon the execution and implementation of corporate reorganization operations that they deem more efficient and convenient, up to five (5) UPIs within those described in Clauses 5.3 and sub-clauses 5.3.1 to 5.3.5 below (jointly the “Defined UPIs”) to be disposed, individually or in blocks, in whole or in part, without the UPI(s) and the acquirer(s) succeeding the Debtors in any debts, contingencies and obligations of any nature, including in relation to the fiscal, tax and non-tax, environmental, regulatory, administrative, civil, consumer, commercial, labor, social security, criminal and anti-corruption obligations and those arising from the joint and several liability assumed by the

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Oi Group for the compliance with all obligations set forth in the Plan and its Amendment, under articles 60, sole paragraph, 141, item II and 142 of the LFR and article 133, paragraph one, item II of Law No. 5,172/1966.

5.3. Constitution and Disposal of the Defined UPIs. The Debtors organized or may organize at least five (5) specific purpose companies, as joint-stock companies, to compose UPI Movable Assets, UPI Towers, UPI Data Center, UPI InfraCo and UPI TVCo. The conditions for the disposal of each of the Defined UPIs must comply with the provisions of this Plan and the applicable legislation and regulation, and will be included in each competitive bidding public notice for disposal of the Defined UPIs, to be submitted to the case records of the Judicial Reorganization (“Public Notice”) and published, on a timely basis, in the official gazette and in a newspaper of wide circulation. The conditions set forth in the Public Notice shall include, among other rules: (a) deadline for qualification and carrying out the respective competitive bidding; (b) term and conditions for carrying out a prior due diligence, if applicable; (c) the draft of the Sale and Purchase Agreement to be signed and its exhibits; and (d) the respective modalities, the procedures to be adopted in each competitive bidding and the criteria to determine the winning bids.

5.3.1. Composition of the UPI Movable Assets. The UPI Movable Assets will be composed of 100% of shares issued by SPE Movable and, if applicable, at the exclusive discretion of Debtors, by additional specific purpose enterprises, free and clear of any liens and encumbrances, to whose share capital the Debtors must contribute until the respective Contribution Date, by means of corporate and/or contractual operations, all Assets, Liabilities and Rights of UPI Movable Assets, as described in Exhibit 5.3.1. All other assets, liabilities and rights that are not transferred from Debtors to SPE Movable, as described in Exhibit 5.3.1, and which are not expressly listed as Assets, Liabilities and Rights of UPI Movable Assets, also pursuant to Exhibit 5.3.1, are not part of the UPI Movable Assets and will not be part of the judicial disposal, remaining in the ownership and obligation of Debtors or another Defined SPE UPI, if so established in this Plan.

5.3.1.1. Due to the fact that it is a vehicle organized with the goal of allowing the disposal of UPI Movable Assets, under the terms of Clauses 5.3.9 and 5.3.9.1 below, SPE Movable shall be free and shall not succeed any debt, obligation or contingency of the Oi Group, of any kind, either

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secured or unsecured, including those of a fiscal, tax and non-tax, environmental, regulatory, administrative, civil, consumer, commercial, labor, criminal, and anti-corruption nature, the liabilities arising from Law No. 12,846/2013, social security and labor liabilities and those arising from a joint and several liability assumed by Oi Group for compliance with all obligations set forth in the Plan and in its Amendment, under arts. 60, sole paragraph, 141, items II and 142 of LFR, and art. 133, first paragraph, item II of Law No. 5,172/1966.

5.3.1.2. SPE Movable shall become automatically jointly and severally liable with the Debtors for the fulfillment of the Debtors’ payment obligations set forth in the Plan and in its Amendment and before the Post-Petition Creditors holders of the Post-Petition Oi Móvel Debentures if (i) after the assets are contributed to SPE Movable, (a) the disposal of the UPI Movable Assets does not come to fruition, in the manner set forth in the Sale and Purchase Agreement, by May 30, 2022, or (b) the Debtors are declared bankrupt due to any reason by the closing date of the disposal of UPI Movable Assets and For as long as Debtors control SPE Movable.

5.3.2. Composition of the UPI Towers. The UPI Towers will be composed of 100% of shares issued by SPE Towers, free and clear of any liens and encumbrances, to whose share capital the Debtors must contribute until the respective Contribution Date, by means of one or more corporate operations, all Assets, Liabilities and Rights of UPI Towers, as described in Exhibit 5.3.2. All other assets, liabilities and rights that are not transferred from Debtors to SPE Towers and which are not expressly listed as Assets, Liabilities and Rights of UPI Towers, also pursuant to Exhibit 5.3.2, are not part of the UPI Towers and will not be part of the judicial disposal, remaining in the ownership and obligation of Debtors or another Defined SPE UPI, if so established in this Plan.

5.3.2.1. SPE Towers shall not be in any way responsible, jointly or severally, with Debtors for the fulfillment of any of its obligations, especially (i) the obligations arising from or established in the Plan and its Amendment; (ii) the obligations undertaken by Debtors before Post-

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Petition Creditors; and (iii) the obligations of a fiscal, tax and non-tax nature of Debtors.

5.3.3. Composition of the UPI Data Center. The UPI Data Center will be composed of 100% of shares issued by SPE Data Center, free and clear of any liens and encumbrances, to whose share capital the Debtors must contribute until the respective Contribution Date, by means of corporate and/or contractual operations, all Assets, Liabilities and Rights of UPI Data Center, as described in Exhibit 5.3.3. All other assets, liabilities and rights that are not transferred from Debtors to SPE Data Center, as described in Exhibit 5.3.3, and which are not expressly listed as Assets, Liabilities and Rights of UPI Data Center, also pursuant to Exhibit 5.3.3, are not part of the UPI Data Center and will not be part of the judicial disposal, remaining in the ownership and obligation of Debtors and/or another Defined SPE UPI, if so established in this Plan.

5.3.3.1. SPE Data Center shall not be any way responsible, jointly or severally, with Debtors for the fulfillment of any of its obligations, especially (i) the obligations arising from or established in the Plan and its Amendment; (ii) the obligations undertaken by Debtors before Post-Petition Creditors; and (iii) the obligations of a fiscal, tax and non-tax nature of Debtors.

5.3.4. Composition of the UPI InfraCo. The UPI InfraCo will be composed of 100% of shares issued by SPE InfraCo, free and clear of any liens and encumbrances, to whose share capital the Debtors must contribute until the respective Contribution Date, by means of corporate and/or contractual operations, all Assets, Liabilities and Rights of UPI InfraCo, as described in Exhibit 5.3.4. All other assets, liabilities and rights that are not transferred from Debtors to SPE InfraCo, as described in Exhibit 5.3.4, and which are not expressly listed as Assets, Liabilities and Rights of UPI InfraCo, also pursuant to Exhibit 5.3.4, are not part of the UPI InfraCo and will not be part of the judicial disposal, remaining in the ownership and obligation of Debtors and/or another Defined SPE UPI, if so established in this Plan.

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5.3.4.1. SPE InfraCo shall be jointly and severally liable with Debtors for the fulfillment of its payment obligations set forth in the Plan and in its Amendment for as long as Debtors are the holders of the majority of the voting shares issued by SPE InfraCo, representing the share control over SPE InfraCo. On the other hand, from the date when Debtors cease to hold the majority of the voting shares issued by SPE InfraCo, SPE InfraCo shall automatically cease to be in any way responsible, jointly or severally, with the Debtors for the fulfillment of any of its obligations, especially (i) the obligations arising from or established in the Plan and in its Amendment; (ii) the obligations undertaken by Debtors before Post-Petition Creditors; and (iii) the obligations of a fiscal, tax and non-tax nature of Debtors.

5.3.5. Composition of the UPI TVCo. The UPI TVCo will be composed of 100% of shares issued by SPE TVCo, free and clear of any liens and encumbrances, to whose share capital the Debtors must contribute until the respective Contribution Date, by means of corporate and/or contractual operations, all Assets, Liabilities and Rights of UPI TVCo described in Exhibit 5.3.5. All other assets, liabilities and rights that are not transferred from Debtors to SPE TVCo, as described in Exhibit 5.3.5, and which are not expressly listed as Assets, Liabilities and Rights of UPI TVCo, also pursuant to Exhibit 5.3.5, are not part of the UPI TVCo and will not be part of the judicial disposal, remaining in the ownership and obligation of Debtors and/or another Defined SPE UPI, if so established in this Plan.

5.3.5.1. SPE TVCo shall not be in any way responsible, jointly or severally, with Debtors for the fulfillment of any of its obligations, especially (i) the obligations arising from or established in the Plan and its Amendment; (ii) the obligations undertaken by Debtors before Post-Petition Creditors; and (iii) the obligations of a fiscal, tax and non-tax nature of Debtors.

5.3.6. Oi Group Remaining Activity. After the restructuring of Oi Group to transfer the Assets, Liabilities and Rights of the Defined UPIs to the respective Defined UPIs, as described in Clauses 5.3.1 to 5.3.5 above and in Exhibits 5.3.1

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to 5.3.5, Oi Group will remain with all activities, assets, rights and obligations not expressly transferred to the Defined UPIs, including important infrastructure assets of the telecommunications network, retail clients and part of the corporate clients, specifically those of a public nature, IT and Digital services (Oi Soluções), in addition to fiber clients, which shall be, pursuant to its strategic plan and the feasibility report prepared by Ernst & Young (EY) included in Exhibit II to the amendment, sufficient to guarantee the continuity of its activities and payment of its debts under the terms of this Plan.

Currently, Oi Group has the largest national fiber-optic network, with the largest integrated infrastructure in Brazil, serving 2,270 cities across the Country. Oi Group has a privileged position and the larger capacity to provide fiber and enable 5G in Brazil. Fiber optics will be the center of Oi Group’s strategy, playing an extremely important role in all segments, such as Broadband, Wholesale, TV, B2B and Mobile, and Oi Group will have a relevant role in the development and expansion of its fiber-optic activities by means of an interest that it will hold in the share capital of SPE InfraCo, as previously described.

The transfer of the respective Assets, Liabilities and Rights to the Defined UPIs and the subsequent disposal of the Defined UPIs are part of Oi Group’s strategy to simplify the group’s operations, with a focus on efficiency and digital transformation to enable the reduction of operating costs. Such strategy, therefore, aims to make Oi Group assume a relevant role the constitution of a national leading company in fiber optics and Infrastructure, making its business model sustainable, focused on its main competitive advantages. The disposal of the Defined UPIs will also allow Debtors to maximize the economic value of their investments through a more efficient exploitation of their network elements and the opening of new possibilities for the exploitation of these networks to third-parties or to their competitors in the telecommunications sector.

In addition, Oi Group intends to reorganize its activities pursuant to Clause 7.1 and Exhibit 7.1 of this Plan, in order to consolidate the companies that provide telecommunication services, Oi Móvel, Telemar and Oi, in order to simplify its corporate structure, to collect the operational and financial synergies and in order to strengthen its revenue generation as of the continuity of the exploitation of

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corporate, information technology services, in addition to its immense transportation network infrastructure, through fiber and copper.

5.3.7. Transfer of Assets, Liabilities and Rights of the Defined UPIs and Operation of the Defined SPEs UPIs. The Debtors will contribute and transfer the Assets, Liabilities and Rights of Defined UPIs to the Defined UPIs in the manner and until the date set forth in the respective Sale and Purchase Agreements or another subsequent date to be set forth in the respective Sale and Purchase Agreements, as applicable (the “Contribution Date”), so that the Defined SPEs UPIs may operate the respective Assets, Liabilities and Rights of Defined UPIs independently and with all necessary authorizations.

5.3.8. Situation of the Defined SPEs UPIs at the time of the Transfer. With the exception of SPE InfraCo that shall have the financial obligation described in Clause 5.3.8.1 below during the transfer of its shares for the respective acquirer, each one of the other Defined SPEs UPIs shall not have any financial obligation before third parties and the only liabilities of the respective Defined SPEs UPIs shall be those expressly described in the respective exhibits of the Assets, Liabilities and Rights of the Defined UPIs.

5.3.8.1. On the closing date of the transaction of partial disposal of UPI InfraCo, SPE InfraCo (i) shall have, in addition to the liabilities expressly described in Exhibit 5.3.4 (Assets, Liabilities and Rights of UPI InfraCo), a post-petition debt in the total amount of two billion, four hundred and twenty-six million, four hundred and seventy-three thousand, eight hundred and fifty-eight reais and seventy-seven centavos (BRL 2,426,473,858.77) jointly with Telemar, due to the assumption of the debt of Oi Móvel, under article 299 of the Civil Code, the amount of which will be adjusted by the rate equivalent to one hundred and fifteen percent (115%) of the CDI from June 8, 2020 up to the date of their effective payment by SPE InfraCo (“InfraCo Debt”); (ii) may have a post-petition debt with Debtors of up to one billion and five hundred million Reais (BRL 1,500,000,000.00), which amount shall be adjusted by the rate equivalent to one hundred and fifteen percent (115%) of the CDI from June 8, 2020 to the date of the actual payment thereof by SPE

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InfraCo; and (iii) may have other possible debts incurred to fund its operating activities, to be subsequently stated and described in the UPI InfraCo Public Notice.

5.3.9. Disposal of the Defined UPIs. Without prejudice to other terms and conditions set out in the respective Public Notice and in compliance with the provisions in the following clauses, as well as in articles 60 and 142 of the LFR, the Defined UPIs shall be judicially disposed of, in whole or in part, by means of a competitive procedure among potential interested parties, in the closed bids modality, as set out in article 142, item II, of the LFT, after the drafting and execution of the respective instrument of purchase by the interested parties and upon the transfer of the shares issued by each Defined SPE UPI, without the UPI(s) and the respective buyer(s) succeeding the Debtors in any debts, contingencies and obligations of any kind, including with regard to the obligations of a fiscal, tax and non-tax, environmental, regulatory, administrative, civil, commercial, consumer, labor, criminal, anti-corruption nature, responsibilities arising from Law No. 12,846/2013, labor responsibilities, and those arising from the joint liability undertaken by the Oi Group for the fulfillment of all obligations established in the Plan and in its Amendment, on the terms of articles 60, sole paragraph, 141, item II, and 142 of the LFR, and article 133, paragraph one, item II, of Law No. 5,172/1966 (“Competitive Bidding Procedure”). The Bidding Procedure for the disposal of each Defined UPI shall comply with all terms and conditions contained in this Plan and in the respective Public Notice, and the Debtors may request, from the Judicial Reorganization Court, that the instrument of purchase to be drafted after the completion of a certain Competitive Bidding Procedure states that its effectiveness shall be contingent upon the actual fulfillment of the conditions precedent set out in the Sale and Purchase Agreement (as defined below) for the respective Defined UPI.

5.3.9.1. Disposal of the UPI Movable Assets. The Competitive Bidding Procedure for the disposal of UPI Movable Assets shall be held through a judicial procedure, on the terms and conditions set forth in this Plan and in the respective Public Notice, by means of the submission of closed bids for the acquisition of one hundred percent (100%) of the shares issued by the SPE Movable, without the UPI and the respective

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buyer succeeding the Debtors in any debts, contingencies or obligations of the Debtors, of any kind, including obligations of a fiscal, tax and non-tax, environmental, regulatory, administrative, civil, commercial, consumer, labor, criminal and anti-corruption nature, as well as the liabilities arising from Law No. 12,846/2013, social security liabilities, and those arising from the joint and several liability undertaken by the Oi Group for the fulfillment of all obligations established in the Plan and in its Amendment, on the terms of article 60, sole paragraph, article 141, item II, and article 142 of the LFR, and article 133, paragraph one, item II, of Law No. 5,172/1966, and it is hereby agreed that the UPI Movable Assets purchase price shall observe the provisions in Clause 5.3.9.1.1 below and the total minimum amount of fifteen billion, seven hundred and forty-four million Reais (BRL 15,744,000,000.00) for the acquisition of the shares issued by SPE Movable (“UPI Movable Assets Minimum Price”), to be paid in cash by the respective buyer, subject to the price adjustment, withholding and the payment schedule to be established in the respective Sale and Purchase Agreement to be signed within the scope of the disposal of the UPI Movable Assets, and net of any other obligations that may be undertaken by the buyer before the Debtors for the making or settlement of the business, such as those arising from the execution, by the buyer, of the Capacity Agreement (as defined in Clause 5.3.9.1.1 below), upon the transfer, as one of the acts of closing of the disposal of UPI Movable Assets, as per instructions and information contained in the notice to be sent, at least thirty (30) days in advance by the Debtors, pursuant to the sub-clauses of the Sale and Purchase Agreement of UPI Movable Assets, holding the respective acquirer of UPI Movable Assets harmless from any inaccuracy, including with regard to amounts, that may exist in the documents and information submitted by the Debtors, in the following order and for the following beneficiaries: (i) a part of the purchase price directly to the Post-Petition Creditors that hold Post-Petition Oi Móvel Debentures for full settlement of the remaining balance of said debentures; (ii) of a part of the purchase price directly to the full settlement of the Secured Credits within the scope of the Early Payment of Secured Credits set out in Clause 4.2.5 above, and (iii) after the full settlement of the credits

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described in items (i) and (ii), the remaining amount of the purchase price of the UPI Movable Assets for the respective Debtors, deducting any tax cost or cost of any other nature arising from the payments set forth in items (i) and (i) of this Clause, observing, in any event, the main terms and conditions set forth in Exhibit 5.3.9.1.

5.3.9.1.1. As a way to enable the continuity of the operation of the mobile business after the disposal of the UPI Movable Assets, the Debtors shall offer the parties interested in taking part in the Competitive Bidding Procedure for disposal of the UPI Movable Assets, without prejudice to the payment of the UPI Movable Assets purchase price set out in Clause 5.3.9.1 above, the possibility of entering into, with the Debtors and/or its affiliates, among other temporary service agreements, a relevant take-or-pay data transmission service agreement for three (3), five (5) or ten (10) years (“Capacity Agreement”), as defined at the exclusive discretion of the respective interested party, and it is hereby agreed that the present amount of the net and certain payments resulting from the respective Capacity Agreement (“VPL of the Capacity Agreement”) to be Executed by a certain interested party shall form, on the terms of the prospection process referred to in Clause 5.3.9.1.2 below, the total amount of the UPI Movable Assets purchase price to be considered by the Debtors to define the Winning Bid for the acquisition of the UPI Movable Assets, observing the provisions in Clause 5.3.9.9(iii). For clarification purposes, the VPL of the Capacity Agreement to be entered into by the respective buyer with the Debtors, on the terms of this Clause 5.3.9.1.1, and which, except for the Interested Group, must be stated in the closed bids to be submitted in the Competitive Bidding Procedure for disposal of the UPI Movable Assets, shall observe the following criteria:

(i)               Current total capacity amount: one hundred and eighty million reais (BRL 180,000,000.00) (base date December 31, 2021);

(ii)             Annual discount rate: 7,0%;

(iii)           Obligation to use full capacity for the 3 first years at least.

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(iv)            Adjustment: Telecommunications Service Index (IST), calculated pursuant to ANATEL Resolution No. 532/2009.

5.3.9.1.2. In order to enable the disposal of the UPI Movable Assets, access the maximum possible number of interested parties and maximize the amount to be generated for payment to Creditors, Oi Group has contracted the services of financial advisors to prospect and interact with any parties interested in the acquisition of the UPI Movable Assets. Such measures resulted in the receipt by Oi Group of a binding bid to acquire UPI Movable Assets submitted by companies Telefônica Brasil S.A., TIM S.A. and Claro S.A. (“Interested Group”), the copy of which is included in Exhibit 5.3.9.1.2 (“UPI Movable Assets Binding Bid”) and was used as basis to determine the UPI Movable Assets Minimum Price. The UPI Movable Assets Binding Bid, observing the premises, is a joint, firm, irrevocable and irreversible binding bid for the acquisition of UPI Movable Assets and 100% of the shares issued by SPE Movable by the Interested Group.

5.3.9.1.3. Due to the submission of the UPI Movable Assets Binding Bid, each of the companies belonging to the Interested Group shall be automatically qualified to participate, jointly with the other companies belonging to the Interested Group, in the Competitive Bidding Procedure for disposal of the UPI Movable Assets described in Clause 5.3.9.1.4 and its sub-clauses below, as it complies with the Minimum Conditions and UPI Movable Assets Conditions, and shall be dismissed from submitting a closed bid on the terms of Clause 5.3.9.15 and from complying with the provisions in Clauses 5.3.9.1.4.6 and 5.3.9.7 below.

5.3.9.1.3.1. For clarification purposes, the UPI Movable Assets Sale and Purchase Agreement has been drafted considering the UPI Movable Assets Binding Bid, which includes the need to separate the assets among TIM, Telefônica and Claro. Thus, the Debtors are hereby expressly authorized and undertake to form as many SPEs Movable as are necessary to, on the terms of the legislation in force and of the UPI

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Movable Assets Sale and Purchase Agreement and of the UPI Movable Assets Binding Bid, enable the separation of the assets, obligations and rights of UPI Movable Assets among TIM, Telefônica and Claro, as stated in the separation plan set forth in the UPI Movable Assets Sale and Purchase Agreement. If the UPI Movable Assets Binding Bid is not the Winning Bid, pursuant to Clause 5.3.9.9(iii), the clauses referring to the separation of assets, set forth in the UPI Movable Assets Sale and Purchase Agreement, shall be disregarded.

5.3.9.1.3.2. Due to the submission of the UPI Movable Assets Binding Bid, the Interested Group is automatically qualified to take part in the Competitive Bidding Procedure for disposal of UPI Movable Assets, described in Clause 5.3.9.1.4 and its sub-clauses below, since they fulfill all of the Minimum Conditions and UPI Movable Assets Conditions, and are dismissed from submitting a sealed bid, pursuant to Clause 5.3.9.1.4,, and from complying with the provisions in Clauses 5.3.9.1.4.2. and 5.3.9.1.4.5. below.

5.3.9.1.4. Competitive Bidding Procedure for judicial disposal of UPI Movable Assets. UPI Movable Assets will be legally disposed of according to the rules defined in this Plan and in the UPI Movable Assets Public Notice, in the form of sealed bids.

5.3.9.1.4.1. Within 30 Business Days after the Judicial Ratification of the Amendment to the PRJ, the Debtors shall cause the UPI Movable Assets Public Notice to be published. The UPI Movable Assets Public Notice will establish, among other issues regarding the Competitive Bidding Procedure, (i) the requirements and conditions for participation in the Competitive Bidding Procedure, including the Minimum Conditions and the UPI Movable Assets Conditions, and for the acquisition of the UPI Movable Assets; (ii) the term and conditions for carrying out the Due Diligence; (iii) the deadline and conditions for the exercise of the UPI Movable Assets Right to Top; (iv) that the respective acquirer(s) of UPI

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Movable Assets shall not succeed Debtors in any debts, contingencies and obligations of any nature, including those of a fiscal, tax and non-tax, environmental, regulatory, administrative, civil, commercial, social security, labor, criminal, and anti-corruption nature, and those arising from a joint and several liability undertaken by the Oi Group for the fulfillment of all obligations set forth in the Plan and in its Amendment, under articles 60, sole paragraph, 141, item II, and 142 of LFR, and article 133, paragraph one, item II of Law No. 5,172/1966.

5.3.9.1.4.2. With the exception of the Interested Group, which has already submitted the UPI Movable Assets Binding Bid included in Exhibit 5.3.9.1.2, all parties interested in participating in the Competitive Bidding Procedure for the disposal of the UPI Movable Assets, which fulfill the requirements for their participation in said Competitive Bidding Procedure, must send to the Debtors, within seven (7) Business Days after the publication of the UPI Movable Assets Public Notice, the confidentiality agreement that shall be attached to the UPI Movable Assets Public Notice, duly signed and accompanied by the documents that prove the signatory’s representation powers. The interested parties that do not sign such confidentiality agreement will not be qualified to perform a Due Diligence and the bids that may be sent by such interested parties will not be considered for the purposes of the Competitive Bidding Procedure for the disposal of the UPI Movable Assets.

5.3.9.1.4.3. The execution of said confidentiality agreement shall give the parties interested in acquiring UPI Movable Assets unrestricted access to all Due Diligence documents and information to be made available concerning UPI Movable Assets, which have already been provided beforehand to the Interested Group and to the other parties interested in acquiring UPI Movable Assets previously accessed by the financial advisers of the Oi Group, as mentioned in Clause 5.3.9.1.2 above, in such a way to enable the evaluation of the Assets, Liabilities and Rights of UPI

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Movable Assets and a potential submission of sealed bids by the parties interested in acquiring UPI Movable Assets.

5.3.9.1.4.4. If (i) the aforementioned confidentiality agreement has its terms amended; and/or (ii) the sending of the confidentiality agreement does not comply with the provisions set forth in this Plan and in the UPI Movable Assets Public Notice, the respective interested parties will not be qualified to perform a Due Diligence and will not have access to the UPI Movable Assets documents and information, and the bids that may be sent by such interested parties shall not be considered for the purposes of the Competitive Bidding Procedure for the disposal of the UPI Movable Assets.

5.3.9.1.4.5. The interested parties that fulfill the requirements for their participation in this Competitive Bidding Procedure, excluding the Interested Group that has already submitted the UPI Movable Assets Binding Bid accepted by Debtors, must, within thirty (30) calendar days counted as of the publication of the UPI Movable Assets Public Notice, submit their sealed bids for the acquisition of the UPI Movable Assets, mandatorily on the terms of the form that will be attached to the UPI Movable Assets Public Notice. The forms must be filed in sealed envelopes before the Judicial Reorganization Court, as established in the UPI Movable Assets Public Notice. The interested parties that submit bids in a manner different from the one set forth in this clause, not using the form attached to the UPI Movable Assets Public Notice or altering any of its terms, will not be considered for the purposes of the Competitive Bidding Procedure for the disposal of the UPI Movable Assets.

5.3.9.1.4.6. Sealed bids to be submitted by the interested parties must observe, in addition to the Minimum Conditions set out in this Plan, the following requirements, without prejudice to other conditions and requirements to be set out in the UPI Movable Assets Public Notice (all such conditions and requirements jointly

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referred to as “UPI Movable Assets Conditions”): (i) acquisition of all, and no less than all, shares issued by SPE Movable; (ii) price in an amount higher than the UPI Movable Assets Minimum Price, in cash, to be disbursed in the manner and term set forth in the draft of the respective Sale and Purchase Agreement, which draft is included in Exhibit 5.3.9.1 of the Plan, and the UPI Movable Assets Share Price and the VPL of the Capacity Agreement must be stated; (iii) the express adherence to the draft of the Sale and Purchase Agreement of UPI Movable Assets and all its exhibits and the commitment to observe and comply with all obligations and conditions set forth therein; (iv) express adherence to the terms and conditions established in the UPI Movable Assets Public Notice; (v) agreement with the format and procedure of the Competitive Bidding Procedure for the disposal of UPI Movable Assets established in this Plan, especially the automatic qualification of the Interested Group by virtue of the submission of the UPI Movable Assets Binding Bid and the UPI Movable Assets Right to Top; (vi) non-submission of the effectiveness of the bid and consummation of the acquisition of the UPI Movable Assets to any condition other than those contained in the draft of the UPI Data Movable Assets Sale and Purchase Agreement, including any requirement to carry out additional due diligence; (vii) bidder’s statement of awareness that the Debtors may, at any time until the holding of the UPI Movable Assets Bids Hearing, demand the submission of documents that prove their economic, financial and equity capacity and proof that they have sufficient funds or means available to pay the amount proposed for the acquisition of UPI Movable Assets, at the risk of the bid sent by said interested party not being considered in the Competitive Bidding Procedure for the disposal of UPI Movable Assets, and said proof may be provided by submitting an irrevocable letter of credit from a financial institution registered with the Central Bank of Brazil; and (viii) bidder’s obligation to declare itself expressly bound and obliged to comply with all the terms, conditions and obligations established in this Plan regarding the sale of UPI Movable Assets, as well as any other conditions that

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may be defined until the date of the publication of the UPI Movable Assets Public Notice.

5.3.9.1.4.7. The sealed bids will be opened at the UPI Movable Assets Bids Hearing, according to the availability of the Judicial Reorganization Court to hold it, but aiming for it to occur within five (5) Business Days as of the date determined in the UPI Movable Assets Public Notice for the submission of sealed bids as per Clause 5.3.9.1.4.5.

5.3.9.1.5. UPI Movable Assets Binding Bid. On September 7, 2020, the Interested Group submitted the UPI Movable Assets Binding Bid contained in Exhibit 5.3.9.1.2, which (observing the terms and conditions set forth therein) is a firm, irrevocable and irreversible binding bid for (i) the acquisition of UPI Movable Assets by the Interested Group, jointly and severally, for the base price of fifteen billion, seven hundred and forty-four million Reais (BRL 15,744,000,000.00) for the acquisition of 100% of the shares issued by SPE Movable, to be paid in cash, subject to the price adjustment, withholding and payment schedule set forth in the UPI Movable Assets Binding Bid and in the draft UPI Movable Assets Sale and Purchase Agreement contained in Exhibit 5.3.9.1 of the Plan, which must be added to eight hundred and nineteen million Reais (BRL 819,000,000.00) calculated pursuant to Clause 5.3.9.1.1, corresponding to the VPL of the Capacity Agreement to be executed by the Interested Group with the Oi Group. The UPI Movable Assets Binding Bid subscribed by the Interested Group represents, for all purposes, a valid offer for the acquisition of the UPI Movable Assets, subject even to execution aiming at a specific relief, pursuant to arts. 497, 536 and 815 of the Brazilian Code of Civil Procedure.

5.3.9.1.6. UPI Movable Assets Right to Top. Considering that the companies part of the Interested Group (i) were contacted by the financial advisers of the Oi Group to check their interest in acquiring UPI Movable Assets; (ii) by virtue of such contact, they focused efforts

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on a due diligence of the assets that make up UPI Movable Assets and paid for all related costs; (iii) submitted a UPI Movable Assets Binding Bid, which served as basis to set the UPI Movable Assets Minimum Price; and (iv) by submitting the UPI Movable Assets Binding Bid, they undertook the firm commitment to jointly complete the acquisition of the UPI Movable Assets as set out in the UPI Movable Assets Binding Bid, provided that the conditions also set out in the UPI Movable Assets Binding Bid and in the UPI Movable Assets Sale and Purchase Agreement are observed and complied with, the companies part of the Interested Group are dismissed from submitting their sealed bid for the acquisition of UPI Movable Assets, which is deemed submitted due to the approval of this Plan, and if it is found, after the opening of the sealed bids, that the UPI Movable Assets Binding Bid submitted by the Interested Group is not the bid with the highest purchase price for UPI Movable Assets submitted during the respective Competitive Bidding Procedure, they shall be entitled to, at their exclusive discretion, jointly cover the highest bid above the amount stated in the UPI Movable Assets Binding Bid that may be submitted during the Competitive Bidding Procedure for the disposal of UPI Movable Assets, provided that they submit to the Judicial Reorganization Court, jointly, within forty-eight (48) hours after the start of the UPI Movable Assets Bids Hearing, which may be adjourned to such end upon request from the Interested Group, an offer at least one percent (1%) higher than the amount equivalent to the sum (a) of the amount proposed to be paid in cash for the acquisition of the shares issued by SPE Movable and (b) the VPL of the Capacity Agreement offered by the respective bidder due to deadline stated for the execution of the respective Capacity Agreement, both contained in the best bid submitted during the Competitive Bidding Procedure for the disposal of UPI Movable Assets (“UPI Movable Assets Right To Top”), observing the other terms and conditions related to the exercise of the UPI Movable Assets Right to Top to be set forth in the UPI Movable Assets Public Notice and the provisions in Clause 5.3.9.9(iii). For clarification purposes, the granting and contracting of the UPI Movable Assets Right to Top is

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an essential condition for the submission and effectiveness of the UPI Movable Assets Binding Bid, which is expressly ratified by the Debtors and, upon the approval of this Plan, by the Creditors, binding them for all lawful purposes and effects.

5.3.9.1.6.1. If (i) the UPI Movable Assets Binding Bid is the only bid tendered during the Competitive Bidding Procedure for the judicial disposal of the UPI Movable Assets; or (ii) if the companies part of the Interested Group jointly exercise the UPI Movable Assets Right to Top as described in Clause 5.3.9.1.6 above, the Judicial Reorganization Court will render a decision declaring the companies part of the Interested Group the winners of the Competitive Bidding Procedure for the disposal of the UPI Movable Assets, pursuant to and under the terms to be set forth in UPI Movable Assets Public Notice, subject to the provisions in Clauses 5.3.9.9 and 5.3.9.1.9.

5.3.9.1.6.2. If the companies part of the Interested Group do not exercise the UPI Movable Assets Right to Top as described in Clause 5.3.9.1.6 above, the Judicial Reorganization Court will render a decision declaring the winner of the Competitive Bidding Procedure for the disposal of the UPI Movable Assets the bidder that submitted the Winning Bid as defined in the terms of Clause 5.3.9.9, with due regard for the provisions set forth in Clause 5.3.9.1.4.6.

5.3.9.1.6.3. If the UPI Movable Assets Binding Bid is terminated by the Interested Group prior to the UPI Movable Assets Bids Hearing, observing the terms and conditions set forth in the UPI Movable Assets Binding Bid, the UPI Movable Assets Right to Top will be lawfully terminated and the companies part of the Interested Group shall not be able to exercise it, jointly or individually, in any court or out-of-court proceeding.

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5.3.9.1.7. Disposal Certificate. The Judicial Reorganization Court (i) shall ratify the Winning Bid of the Competitive Bidding Procedure for the disposal of the UPI Movable Assets defined pursuant to Clause 5.3.9.9; and (ii) shall issue a disposal certificate in favor of the winner of the Competitive Bidding Procedure for the disposal of the UPI Movable Assets, which will constitute a document capable of proving the judicial acquisition of the UPI Movable Assets, including the equity interest in SPE Movable with the lack of succession of SPE Movable and of the acquirer in any debts and/or obligations of the Debtors and/or any other companies of the Oi Group, pursuant to art. 60, sole paragraph, and 141, item II of LFR, and art. 133, paragraph one, item II of Law No. 5,172/1966, as provided in Clause 5.3.9.1.9.

5.3.9.1.8. Payment of the Price and Transfer of UPI Movable Assets. The payment of the purchase price of UPI Movable Assets by the respective acquirer and the consequent transfer of 100% of the shares issued by SPE Movable free and clear from any liens, debts, doubts or encumbrances, shall be made as set out in Clause 5.3.9.1 and pursuant to the terms and conditions set forth in the draft UPI Movable Assets Sale and Purchase Agreement.

5.3.9.1.9. Lack of Succession. UPI Movable Assets will be disposed free and clear of any liens or encumbrances, with no succession of the acquirer(s) of UPI Movable Assets for any debts, obligations and/or constrictions of the Debtors, regardless of their nature, including, without limitation, those of a fiscal, tax and non-tax, regulatory, administrative, civil, commercial, social security, environmental, labor, criminal, and anti-corruption nature, as well as the liabilities arising from Law No. 12,846/2013, social security liabilities and those arising from a joint and several liability undertaken by Oi Group for the fulfillment of all obligations set forth in the Plan and in its Amendment, pursuant to arts. 60, sole paragraph, 141, item II, and 142 of LFR, and art. 133, paragraph one, item II of Law No. 5,172/1966.

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5.3.9.2. Disposal of the UPI Towers. The Competitive Bidding Procedure for the disposal of UPI Towers shall be held through judicial negotiations, on the terms and conditions set forth in this Plan and in the respective Public Notice, by means of the submission of closed bids for the acquisition of one hundred percent (100%) of the shares issued by SPE Towers, without the buyer succeeding the Debtors in any debts, contingencies or obligations of the Debtor, of any kind, pursuant to article 60, sole paragraph, article 141, item II, and article 142 of the LFR, and it is hereby agreed that the payment of the UPI Towers payment price by the respective buyer shall be given in cash, as set out in the UPI Towers Sale and Purchase Agreement, a draft of which is contained in Exhibit 5.3.9.2 to this Plan, observing the minimum amount of one billion, sixty-six million, nine hundred and two thousand, eight hundred and twenty-seven reais (BRL 1,066,902,827.00) (“UPI Towers Minimum Price”), which was calculated and defined based on the terms and conditions set forth in the UPI Towers Binding Bid contained in Exhibit 5.3.9.2.1 (as defined below).

5.3.9.2.1. In order to enable the disposal of the UPI Towers, access the maximum possible number of interested parties and maximize the amount to be generated for payment to Creditors, Oi Group contracted the services of financial advisors to prospect and interact with any parties interested in the acquisition of the UPI Towers. Such measures resulted in the receipt of bids for the acquisition of the UPI Towers, provided that the binding bid submitted by Highline do Brasil II Infraestrutura de Telecomunicações S.A. (“Highline”), the copy of which is included in Exhibit 5.3.9.2.1 (“UPI Towers Binding Bid”), was considered the best binding bid for the acquisition of the UPI Towers received by Oi Group and was used as a basis for setting UPI Towers Minimum Price.

5.3.9.2.2. Due to the submission of the UPI Towers Binding Bid, Highline is automatically qualified to participate, directly or through

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an Affiliate, in the Competitive Bidding Procedure for disposal of the UPI Towers described in Clause 5.3.9.2.3 and its sub-clauses below, as it complies with the Minimum Conditions and UPI Towers Conditions, and will be waived from complying with the provisions in Clauses 5.3.9.2.3.6 and 5.3.9.8 below.

5.3.9.2.3. Competitive Bidding Procedure for judicial disposal of the UPI Towers. The UPI Towers will be legally disposed of according to the rules defined in this Plan and in the UPI Towers Public Notice, in the form of sealed bids.

5.3.9.2.3.1. After the Judicial Ratification of the Amendment to the PRJ, the Debtors shall publish the UPI Towers Public Notice. The UPI Towers Public Notice will establish, among other issues regarding the Competitive Bidding Procedure, (i) the requirements and conditions for participation in the Competitive Bidding Procedure, including the Minimum Conditions and the UPI Towers Conditions, and for the acquisition of the UPI Towers; (ii) the term and conditions for carrying out the Due Diligence; (iii) the term and conditions to exercise the UPI Towers Right to Last Offer; (iv) that the respective acquirer of UPI Towers will not succeed Debtors in any debts, contingencies and obligations of any nature, including those of a fiscal, tax and non-tax, environmental, regulatory, administrative, civil, commercial, labor, criminal, and anti-corruption nature, the liabilities arising from Law No. 12,846/2013, social security liabilities and those arising from a joint and several liability assumed by Oi Group for compliance with all obligations set forth in the Plan and in its Amendment, under arts. 60, sole paragraph, 141, items II and 142 of LFR, and art. 133, first paragraph, item II of Law No. 5,172/1966.

5.3.9.2.3.2. With the exception of Highline, which has already submitted the UPI Towers Binding Bid included in Exhibit 5.3.9.2.1, all parties interested in participating in the Competitive Bidding Procedure for the disposal of the UPI Towers, which meet

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the requirements for their participation in this Competitive Bidding Procedure, must send to the Debtors, within seven (7) Business Days after the publication of the UPI Towers Public Notice, the confidentiality agreement that shall be attached to the UPI Towers Public Notice, duly signed and accompanied by the documents that prove the signatory’s representation powers. The interested parties, which do not sign the mentioned confidentiality agreement, will not be qualified to perform a Due Diligence and the bids eventually sent by such interested parties will not be considered for the purposes of the Competitive Bidding Procedure for the disposal of the UPI Towers.

5.3.9.2.3.3. The execution of said confidentiality agreement shall give the parties interested in acquiring UPI Towers unrestricted access to all Due Diligence documents and information to be made available concerning UPI Towers, which have already been provided before to Highline and to the other parties interested in acquiring UPI Torres previously accessed by the financial advisers of the Oi Group, as mentioned in Clause 5.3.9.2.1 above. Furthermore, information on the calculations of the Indoor Disclosed Revenue and Outdoor Disclosed Revenue shall be published during the Due Diligence, as well as the entire documentation that substantiates said calculations, to enable the evaluation of the Assets, Liabilities and Rights of UPI Towers and the potential submission of closed bids by the parties interested in acquiring UPI Towers.

5.3.9.2.3.4. If (i) the aforementioned confidentiality agreement has its terms amended; and/or (ii) the sending of the confidentiality agreement does not comply with the provisions set forth in this Plan and in the UPI Towers Public Notice, the respective interested parties will not be qualified to perform a Due Diligence and will not have access to the UPI Towers documents and information, and the bids eventually sent by such interested parties

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will not be considered for the purposes of the Competitive Bidding Procedure for the disposal of the UPI Towers.

5.3.9.2.3.5. Interested parties, which meet the requirements for their participation in this Competitive Bidding Procedure, including Highline, must, within the period of thirty (30) calendar days counted as of the publication of the UPI Towers Public Notice, submit their sealed bids for the acquisition of the UPI Towers, mandatorily under the terms of the form that will be attached to the UPI Towers Public Notice. The forms must be filed in sealed envelopes before the Judicial Reorganization Court as fixed in the UPI Towers Public Notice. The interested parties, which submit bids in a manner different from the provisions set forth in this clause, not using the form attached to the UPI Towers Public Notice or amending any of its terms, will not be considered for the purposes of the Competitive Bidding Procedure for the disposal of the UPI Towers.

5.3.9.2.3.6. The sealed bids to be submitted by the interested parties must comply with, in addition to the Minimum Conditions set forth in this Plan, the following requirements, which constitute “UPI Towers Conditions”, without prejudice to other conditions and requirements to be provided for in the UPI Towers Public Notice: (i) acquisition of all, and no less than all, shares issued by SPE Towers; (ii) price in an amount higher than the UPI Towers Minimum Price, in cash, to be disbursed in the manner and term set forth in the draft of the UPI Towers Sale and Purchase Agreement, whose draft is included in Exhibit 5.3.9.2 of the Plan; (iii) express adhesion to the draft UPI Towers Sale and Purchase Agreement and all of its exhibits, especially the Sharing Agreement to be executed during the structuring of UPI Towers between SPE Towers and, as applicable, the respective Debtor or SPE Movable, and the terms and conditions of which are stated in Section C of Exhibit 5.3.2, as well as the commitment to observe and fulfill all of the obligations and conditions set forth in said documents; (iv)

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express adherence to the terms and conditions fixed in the UPI Towers Public Notice; (v) agreement with the format and procedure of the Competitive Bidding Procedure for the disposal of UPI Towers established in this Plan, especially the automatic qualification of Highline by virtue of the submission of the UPI Towers Binding Bid and the UPI Towers Right to Last Offer; (vi) non-submission of the effectiveness of the bid and consummation of the acquisition of the UPI Towers to any other condition different those contained in the draft of the UPI Towers Sale and Purchase Agreement, including any requirement to carry out additional diligence; (vii) bidder’s statement of awareness that the Debtors may, at any time until the holding of the UPI Towers Bids Hearing, demand the submission of documents that prove their economic, financial and equity capacity and proof that they have sufficient funds or means available to pay the amount proposed for the acquisition of UPI Towers, at the risk of the bid sent by said interested party not being considered in the Competitive Bidding Procedure for the disposal of UPI Towers, and said proof may be provided by submitting an irrevocable letter of credit from a financial institution registered with the Central Bank of Brazil; and (viii) bidder’s obligation to declare itself expressly bound and obliged to comply with all the terms, conditions and obligations established in this Plan regarding the sale of the UPI Towers, as well as any other conditions that may be defined until the date of the publication of the UPI Towers Public Notice.

5.3.9.2.3.7. The sealed bids will be opened at the UPI Towers Bids Hearing, according to the availability of the Judicial Reorganization Court to held it, but aiming for it to occur within five (5) Business Days as of the date determined in the UPI Towers Public Notice for the submission of sealed bids as per Clause 5.3.9.2.3.5.

5.3.9.2.4. UPI Towers Binding Bid. On July 17, 2020, Highline submitted the UPI Towers Binding Bid included in Exhibit 5.3.9.2.1,

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which (observing the terms and conditions set forth therein) is a firm, irrevocable and irreversible binding bid for the acquisition of UPI Towers by Highline, at the base acquisition price of one billion, sixty-six million, nine hundred and two thousand, eight hundred and twenty-seven reais (BRL 1,066,902,827.00) calculated under the UPI Towers Binding Bid, to be paid in cash, subject to the price adjustment and the payment schedule set forth in the UPI Towers Binding Bid and in the draft of the UPI Towers Sale and Purchase Agreement included in Exhibit 5.3.9.2 of the Plan. The UPI Towers Binding Bid subscribed by Highline represents, for all purposes, a valid bid for the acquisition of UPI Towers and execution of the respective Sale and Purchase Agreement, also subject to the payment of a compensatory pecuniary fine by Highline in case of default on the obligation to execute the respective Sale and Purchase Agreement, in compliance with the terms and conditions set forth in the UPI Towers Binding Bid.

5.3.9.2.5. Right to Last Offer. Considering that Highline (i) was contacted by the financial advisers of the Oi Group to check its interest in acquiring UPI Towers; (ii) by virtue of such contact, it focused efforts to audit the assets that make up UPI Towers and paid for all related costs; (iii) submitted a UPI Towers Binding Bid, which served as basis to set the UPI Towers Minimum Price; and (iv) by submitting the UPI Towers Binding Bid, it made the firm commitment to complete the acquisition of UPI Towers on the terms set forth in the UPI Towers Binding Bid, provided that the conditions also stated in the UPI Towers Binding Bid are observed and complied with, Highline shall, within the deadline set out in the UPI Towers Public Notice for the submission of closed bids to acquire UPI Towers, submit a closed bid on the exact terms and conditions as the UPI Towers Binding Bid and, at the UPI Towers Bids Hearing, it shall be entitled to, at its exclusive discretion, cover with any amount the highest offer above the UPI Towers Minimum Price that is submitted during the Competitive Bidding Procedure for the disposal of UPI Towers (“UPI Towers Right to Last Offer”), if during the UPI

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Towers Bids Hearing it is found, after the opening of the respective closed bids, that the UPI Towers Binding Bid submitted by Highline is not the bid with the highest purchase price for UPI Towers tendered during the respective Competitive Bidding Procedure.

5.3.9.2.5.1. If (i) the UPI Towers Binding Bid is the only bid tendered during the Competitive Bidding Procedure for the judicial disposal of the UPI Towers; or (ii) if Highline exercises the UPI Towers Right to Last Offer as described in Clause 5.3.9.2.5 above, the Judicial Reorganization Court will render a decision declaring Highline as the winner of the Competitive Bidding Procedure for the disposal of the UPI Towers, pursuant to and under the terms to be set forth in UPI Towers Public Notice, subject to the provisions in Clauses 5.3.9.9 and 5.3.9.2.8.

5.3.9.2.5.2. If Highline does not exercise the UPI Towers Right to Last Offer as described in Clause 5.3.9.2.5 above, the Judicial Reorganization Court will render a decision declaring as the winner of the Competitive Bidding Procedure for the disposal of the UPI Towers the Winning Bid as defined in the terms of Clause 5.3.9.9, with due regard for the provisions set forth in Clause 5.3.9.2.3.6.

5.3.9.2.5.3. If the UPI Towers Binding Bid is terminated prior to the UPI Towers Bids Hearing, observing the terms and conditions set forth in the UPI Towers Binding Bid, the UPI Towers Right to Last Offer will be legally extinct and Highline or any of its Affiliates will not be able to exercise it in any court or out-of-court proceeding.

5.3.9.2.6. Disposal Certificate. The Judicial Reorganization Court (i) shall ratify the Winning Bid of the Competitive Bidding Procedure for the disposal of the UPI Towers defined pursuant to Clause 5.3.9.9; and (ii) will issue a disposal certificate in favor of the winner of the Competitive Bidding Procedure for the disposal of the UPI Towers,

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which will constitute a document capable of proving the judicial acquisition of the UPI Towers, including the equity interest in SPE Towers with the lack of succession of the acquirer in any debts and/or obligations of the Debtors and/or any other companies of Oi Group, pursuant to art. 60, sole paragraph, and 141, item II of LFR, and art. 133, first paragraph, item II of Law No. 5,172/1966, as provided in Clause 5.3.9.2.8.

5.3.9.2.7. Payment of the Price and Transfer of UPI Towers. The acquisition price of the UPI Towers must be paid by the respective acquirer and the subsequent transfer of UPI Towers by Debtors shall be carried out according to the terms and conditions set forth in the draft of the UPI Towers Sale and Purchase Agreement.

5.3.9.2.8. Lack of Succession. UPI Towers will be disposed free and clear of any liens or encumbrances, with no succession of the acquirer(s) of UPI Towers for any debts, contingencies and/or obligations of the Debtors, regardless of their nature, including, without limitation, those of a fiscal, tax and non-tax, regulatory, administrative, civil, commercial, environmental, labor, criminal, and anti-corruption nature, the liabilities arising from Law No. 12,846/2013, social security liabilities and those arising from a joint and several liability assumed by Oi Group for compliance with all obligations set forth in the Plan and in its Amendment, pursuant to arts. 60, sole paragraph, 141, items II and 142 of LFR, and art. 133, first paragraph, item II of Law No. 5,172/1966.

5.3.9.3. Disposal of the UPI Data Center. The Competitive Bidding Procedure for the disposal of the UPI Data Center will be carried out in a bidding procedure under the terms and conditions set forth in the respective Public Notice, through the submission of sealed bids for the acquisition of one hundred percent (100%) of the shares issued by SPE Data Center, without the acquirer succeeding Debtors in any debts, contingencies or obligations of Debtors, of any nature, under art. 60, sole paragraph, art. 141, item II and 142 of the LFR, it being certain that the

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payment of the acquisition price of the UPI Data Center by the respective acquirer must observe the minimum amount of three hundred twenty-five million reais (BRL 325,000,000.00) (“UPI Data Center Minimum Price”) and may be carried out as follows: (i) an installment at sight in cash in the minimum amount of two hundred and fifty million reais (BRL 250,000,000.00) to be paid on the date of conclusion of disposal of UPI Data Center; and (ii) the outstanding amount of, at least, seventy-five million reais (BRL 75,000,000.00) in installments to be paid in the manner and term set forth in the respective Sale and Purchase Agreement, the draft of which is included in Exhibit 5.3.9.3 of this Plan.

5.3.9.3.1. In order to enable the disposal of the UPI Data Center, access the maximum possible number of interested parties and maximize the amount to be generated for payment to Creditors, Oi Group has contracted the services of financial advisors to prospect and interact with any parties interested in the acquisition of the UPI Data Center. Such measures resulted in the receipt by Oi Group of a binding bid to acquire UPI Data Center submitted by company Titan Venture Capital e Investimentos Ltda., wholly-owned subsidiary of the global financial institution Piemonte Holding de Participações S.A. (“Titan”), the copy of which is included in Exhibit 5.3.9.3.1 (“UPI Data Center Binding Bid”) and was used as basis to determine the UPI Data Center Minimum Price.

5.3.9.3.2. Due to the submission of the UPI Data Center Binding Bid, Titan is automatically qualified to participate, directly or through an Affiliate, in the Competitive Bidding Procedure for disposal of the UPI Data Center described in Clause 5.3.9.3.3 and its sub-clauses below, as it complies with the Minimum Conditions and UPI Data Center Conditions, and will be waived from complying with the provisions in Clauses 5.3.9.3.3.6 and 5.3.9.7 below.

5.3.9.3.3. Competitive Bidding Procedure for judicial disposal of the UPI Data Center. UPI Data Center will be legally disposed of

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according to the rules defined in this Plan and in the UPI Data Center Public Notice, in the form of sealed bids.

5.3.9.3.3.1. After the Judicial Ratification of the Amendment to the PRJ, the Debtors shall publish the UPI Data Center Public Notice. The UPI Data Center Public Notice will establish, among other issues regarding the Competitive Bidding Procedure, (i) the requirements and conditions for participation in the Competitive Bidding Procedure, including the Minimum Conditions and the UPI Data Center Conditions, and for the acquisition of the UPI Data Center; (ii) the term and conditions for carrying out the Due Diligence; (iii) the deadline and conditions to exercise the UPI Data Center Right to Last Offer; (iv) that the respective acquirer of UPI Data Center will not succeed Debtors in any debts, contingencies and obligations of any nature, including those of a fiscal, tax and non-tax, environmental, regulatory, administrative, labor, criminal, and anti-corruption nature, and those arising from a joint and several liability assumed by Oi Group for compliance with all obligations set forth in the Plan and in its Amendment, under arts. 60, sole paragraph, 141, items II and 142 of LFR, and art. 133, first paragraph, item II of Law No. 5,172/1966.

5.3.9.3.3.2. With the exception of Titan, which has already submitted the UPI Data Center Binding Bid included in Exhibit 5.3.9.3.1, all parties interested in participating in the Competitive Bidding Procedure for the disposal of the UPI Data Center, which meet the requirements for their participation in this Competitive Bidding Procedure, must send to the Debtors, within seven (7) Business Days after the publication of the UPI Data Center Public Notice, the confidentiality agreement that shall be attached to the UPI Data Center Public Notice, duly signed and accompanied by the documents that prove the signatory’s representation powers. The interested parties, which do not sign such confidentiality agreement will not be qualified to perform a Due Diligence and the bids eventually sent by such interested parties will not be

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considered for the purposes of the Competitive Bidding Procedure for the disposal of the UPI Data Center.

5.3.9.3.3.3. The execution of said confidentiality agreement shall give the parties interested in acquiring UPI Data Center unrestricted access to all Due Diligence documents and information to be made available concerning UPI Data Center, which have already been provided before to Titan and to the other parties interested in acquiring UPI Data Center previously contacted by the financial advisers of the Oi Group, as mentioned in Clause 5.3.9.3.1 above, in such a way to enable the evaluation of the Assets, Liabilities and Rights of UPI Data Center and a potential submission of sealed bids by the parties interested in acquiring UPI Data Center.

5.3.9.3.3.4. If (i) the aforementioned confidentiality agreement has its terms amended; and/or (ii) the sending of the confidentiality agreement does not comply with the provisions set forth in this Plan and in the UPI Data Center Public Notice, the respective interested parties will not be qualified to perform a Due Diligence and will not have access to the UPI Data Center documents and information, and the bids eventually sent by such interested parties will not be considered for the purposes of the Competitive Bidding Procedure for the disposal of the UPI Data Center.

5.3.9.3.3.5. Interested parties, which meet the requirements for their participation in this Competitive Bidding Procedure, including Titan, must, within the period of thirty (30) calendar days counted as of the publication of the UPI Data Center Public Notice, submit their sealed bids for the acquisition of the UPI Data Center, mandatorily under the terms of the form that will be attached to the UPI Data Center Public Notice. The forms must be filed in sealed envelopes before the Judicial Reorganization Court as fixed in the UPI Data Center Public Notice. The interested parties, which submit bids in a manner different from the provisions set

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forth in this clause, not using the form attached to the UPI Data Center Public Notice or amending any of its terms, will not be considered for the purposes of the Competitive Bidding Procedure for the disposal of the UPI Data Center.

5.3.9.3.3.6. The sealed bids to be submitted by the interested parties must comply with, in addition to the Minimum Conditions set forth in this Plan, the following requirements, which constitute “UPI Data Center Conditions”, without prejudice to other conditions and requirements to be provided for in the UPI Data Center Public Notice: (i) acquisition of all, and no less than all, shares issued by SPE Data Center; (ii) price in an amount higher than the UPI Data Center Minimum Price, in cash, to be disbursed in the manner and term set forth in the draft of the respective Sale and Purchase Agreement, whose draft is included in Exhibit 5.3.9.3 of the Plan; (iii) the express adherence to the draft of the Sale and Purchase Agreement of UPI Data Center and all its exhibits and the commitment to observe and comply with all obligations and conditions set forth therein; (iv) express adherence to the terms and conditions fixed in the UPI Data Center Public Notice; (v) agreement with the format and procedure of the Competitive Bidding Procedure for the disposal of UPI Data Center established in this Plan, especially the automatic qualification of Titan by virtue of the submission of the UPI Data Center Binding Bid and the UPI Data Center Right to Last Offer; (vi) non-submission of the effectiveness of the bid and consummation of the acquisition of the UPI Data Center to any other condition different those contained in the draft of the UPI Data Center Sale and Purchase Agreement, including any requirement to carry out additional diligence; (vii) bidder’s statement of awareness that the Debtors may, at any time until the holding of the UPI Data Center Bids Hearing, demand the submission of documents that prove their economic, financial and equity capacity and proof that they have sufficient funds or means available to pay the amount proposed for the acquisition of UPI Data Center, at the risk of the

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bid sent by said interested party not being considered in the Competitive Bidding Procedure for the disposal of UPI Data Center, and said proof may be provided by submitting an irrevocable letter of credit from a financial institution registered with the Central Bank of Brazil; and (viii) bidder’s obligation to declare itself expressly bound and obliged to comply with all the terms, conditions and obligations established in this Plan regarding the sale of UPI Data Center, as well as any other conditions that may be defined until the date of the publication of the UPI Data Center Public Notice.

5.3.9.3.3.7. The sealed bids will be opened at the UPI Data Center Bids Hearing, according to the availability of the Judicial Reorganization Court to held it, but aiming for it to occur within five (5) Business Days as of the date determined in the UPI Data Center Public Notice for the submission of sealed bids, as per Clause 5.3.9.3.3.5.

5.3.9.3.4. UPI Data Center Binding Bid. On June 14, 2020, Titan submitted the UPI Data Center Binding Bid included in Exhibit 5.3.9.3.1, which (observing the terms and conditions set forth therein) is a firm, irrevocable and irreversible binding bid for the acquisition of UPI Data Center by a Titan Affiliate, at the base acquisition price of three hundred and twenty-five million reais (BRL 325,000,000.00), to be paid in cash, subject to the adjustment of the price and the payment schedule set forth in the UPI Data Center Binding Bid and in the draft of the Sale and Purchase Agreement of UPI Data Center included in Exhibit 5.3.9.3 of the Plan. The UPI Data Center Binding Bid subscribed by Titan represents, for all purposes, a valid offer for the acquisition of the UPI Data Center, subject even to execution aiming at a specific relief, pursuant to arts. 497, 536 and 815 of the Brazilian Code of Civil Procedure.

5.3.9.3.5. UPI Data Center Right to Last Offer. Considering that Titan (i) was contacted by the financial advisers of the Oi Group to

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check its interest in acquiring UPI Data Center; (ii) by virtue of such contact, it focused efforts to audit the assets that make up UPI Data Center and paid for all related costs; (iii) submitted a UPI Data Center Binding Bid, which served as basis to set the UPI Data Center Minimum Price; and (iv) by submitting the UPI Data Center Binding Bid, it made the firm commitment to complete the acquisition of UPI Data Center on the terms set forth in the UPI Data Center Binding Bid, provided that the conditions also stated in the UPI Data Center Binding Bid are observed and complied with, Titan shall, within the deadline set out in the UPI Data Center Public Notice for the submission of closed bids to acquire UPI Data Center, submit a closed bid on the exact terms and conditions as the UPI Data Center Binding Bid and, at the UPI Data Center Bids Hearing, it shall be entitled to, at its exclusive discretion, cover with any amount the highest offer above the UPI Data Center Minimum Price that is submitted during the Competitive Bidding Procedure for the disposal of UPI Data Center (“UPI Data Center Right to Last Offer”), if during the UPI Data Center Bids Hearing it is found, after the opening of the respective closed bids, that the UPI Data Center Binding Bid submitted by Titan is not the bid with the highest purchase price for UPI Data Center tendered during the respective Competitive Bidding Procedure.

5.3.9.3.5.1. If (i) the UPI Data Center Binding Bid is the only bid tendered during the Competitive Bidding Procedure for the judicial disposal of the UPI Data Center; or (ii) if Titan does not exercise the UPI Data Center Right to Last Offer as described in Clause 5.3.9.3.5 above, the Judicial Reorganization Court will render a decision declaring Titan as the winner of the Competitive Bidding Procedure for the disposal of the UPI Data Center, pursuant to and under the terms to be set forth in UPI Data Center Public Notice, observing the provisions in Clauses 5.3.9.9 and 5.3.9.3.8.

5.3.9.3.5.2. If Titan does not exercise the UPI Data Center Right to Last Offer as described in Clause 5.3.9.3.5 above, the Judicial

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Reorganization Court will render a decision declaring as the winner of the Competitive Bidding Procedure for the disposal of the UPI Data Center the bidder that submitted the Winning Bid as defined in the terms of Clause 5.3.9.9, with due regard for the provisions set forth in Clause 5.3.9.3.3.6.

5.3.9.3.5.3. If the UPI Data Center Binding Bid is terminated prior to the UPI Data Center Bids Hearing, observing the terms and conditions set forth in the UPI Data Center Binding Bid, the UPI Data Center Right to Last Offer will be legally extinct and Titan or any of its Affiliates will not be able to exercise it in any court or out-of-court proceeding.

5.3.9.3.6. Disposal Certificate. The Judicial Reorganization Court (i) shall ratify the Winning Bid of the Competitive Bidding Procedure for the disposal of the UPI Data Center defined pursuant to Clause 5.3.9.9; and (ii) will issue a disposal certificate in favor of the winner of the Competitive Bidding Procedure for the disposal of the UPI Data Center, which will constitute a document capable of proving the judicial acquisition of the UPI Data Center, including the equity interest in SPE Data Center with the lack of succession of the acquirer in any debts and/or obligations of the Debtors and/or any other companies of Oi Group, pursuant to art. 60, sole paragraph, and 141, item II of LFR, and art. 133, first paragraph, item II of Law No. 5,172/1966, as provided in Clause 5.3.9.3.8.

5.3.9.3.7. Payment of the Price and Transfer of UPI Data Center. The acquisition price of the UPI Data Center must be paid by the respective acquirer and the subsequent transfer of UPI Data Center by Debtors shall be carried out according to the terms and conditions set forth in the draft of the UPI Data Center Sale and Purchase Agreement.

5.3.9.3.8. Lack of Succession. UPI Data Center will be disposed free and clear of any liens or encumbrances, with no succession of the

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acquirer(s) of UPI Data Center for any debts, obligations and/or constrictions of the Debtors, regardless of their nature, including, without limitation, those of a fiscal, tax and non-tax, regulatory, administrative, civil, commercial, environmental, labor, criminal, and anti-corruption nature, the liabilities arising from Law No. 12,846/2013, social security liabilities and those arising from a joint and several liability assumed by Oi Group for compliance with all obligations set forth in the Plan and in its Amendment, pursuant to arts. 60, sole paragraph, 141, items II and 142 of LFR, and art. 133, first paragraph, item II of Law No. 5,172/1966.

5.3.9.4. Partial Disposal of the UPI InfraCo. The Competitive Bidding Procedure for the partial disposal of UPI InfraCo shall be done through a judicial negotiation, on the terms and conditions set forth in the respective Public Notice, by means of the submission of closed bids for the acquisition of the majority of the voting shares issued by SPE InfraCo, representing the share control of SPE InfraCo, without the acquirer succeeding the Debtors in any debts, contingencies or obligations of the Debtors, of any kind, pursuant to article 60, sole paragraph, article 141, item II, and article 142, of the LFR, and it is hereby agreed that, in such Case, the payment of the purchase price of said part of UPI InfraCo by the respective acquirer shall be made as follows, observing the provisions in Clauses 5.3.9.4.1 and 5.3.9.4.2 below: (i) upon the payment of a secondary installment in cash (“UPI InfraCo Secondary Installment”), at the minimum sum of six billion and five hundred million reais (BRL 6,500,000,000.00) (“UPI InfraCo Minimum Secondary Installment”), in up to three (3) annual and equal installments, at the Debtors’ discretion, to be paid from the date of completion of the partial disposal of UPI InfraCo by December 31, 2024, duly adjusted according to the SELIC rate variation from December 31, 2021 to the date of the respective payment; (ii) upon the capital increase in cash of UPI InfraCo through a contribution in the amount of up to five billion reais (BRL 5,000,000,000.00) (“UPI InfraCo Primary Installment”); and (iii) upon the assumption of the obligation to carry out additional contributions in cash to the capital of SPE InfraCo, limited

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to the difference between five billion reais (BRL 5,000,000,000.00) and the UPI InfraCo Primary Installment (“UPI InfraCo Additional Primary Installment”), as compensation for the issuance of new common shares by SPE InfraCo, at the price per share paid in the partial disposal of the UPI InfraCo, adjusted by the IGP-M up to the date of the respective payment and adjusted due to merger, splits, bonuses, cancellations, share redemptions, capital reductions and distribution of proceeds, in a manner as to guarantee the necessary funds for SPE InfraCo to carry out (a) on the date of completion of the partial disposal of the UPI InfraCo, the payment any remaining debts of SPE InfraCo, as timely defined in the UPI InfraCo Public Notice, related to fund raising done prior to the date of completion of partial disposal of UPI InfraCo, as set out in Clause 5.3.8.1 above; (b) within three (3) months after the completion of the partial disposal of UPI InfraCo, the full payment of the debts set forth in Clause 5.3.8.1 above and (c) the compliance with its investment plan, pursuant to certain parameters to be established in the respective UPI InfraCo Public Notice (“Contribution Obligation”). As security for (i) the full payment of the UPI InfraCo Secondary Installment, the acquirer shall give the Debtors, in the manner stipulated in the respective UPI InfraCo Public Notice, a collateral over the entirety of its common shares issued by the SPE InfraCo that may be acquired from the Debtors, with said collateral remaining in force in its entirety until the payment of the last annual installment of the UPI InfraCo Secondary Installment; and (ii) fulfillment of the Contribution Obligation, the Acquirer shall encumber, to the benefit of the Debtors, as set out in the respective UPI InfraCo Public Notice, common shares issued by SPE InfraCo held thereby, at a sufficient number to ensure the Debtors have control over the SPE InfraCo if said shares are transferred to the Debtors. The shares potentially transferred to Debtors due to a default by the Acquirer on any of its obligations set forth in this Clause 5.3.9.4, and for as long as they remain under the Debtors’ ownership, may be held liable, pursuant to article 789 of the Brazilian Code of Civil Procedure, for Debtors’ obligations, including those of a tax and non-tax nature of the Regulatory Agencies, those derived from the labor legislation, those

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arising from workplace accidents and those established in the Plan, such as the Pre-Petition Credit payment obligations.

5.3.9.4.1. The parties interested in participating in the Competitive Bidding Procedure for partial disposal of the UPI InfraCo described herein shall indicate in their bid the percentage that they propose that the shares to be acquired represent in the total share capital of SPE InfraCo, it being hereby defined that it cannot be higher than fifty-one percent (51.0%).

5.3.9.4.2. The parties interested in participating in the Competitive Bidding Procedure for partial disposal of UPI InfraCo described herein may also state in their bids that the payment of a part (i) of the UPI InfraCo Secondary Installment may be made upon the assignment of net and certain receivables for the Debtors and/or (ii) of the UPI InfraCo Primary Installment may be made upon the contribution of assets to SPE InfraCo and/or the assignment of net and certain receivables to SPE InfraCo, provided that the bid submitted by each interested party considers a payment in cash for the partial acquisition of UPI InfraCo that is equivalent, at least, to the amount of the UPI InfraCo Minimum Secondary Installment, observing, in any case, the provisions below and in the UPI InfraCo Public Notice:

(i) if a certain bid submitted by a party interested in participating in the Competitive Bidding Procedure for partial disposal of the UPI InfraCo involves the contribution of assets:

(a) the amount of any part of the UPI InfraCo Primary Installment paid by means of asset contribution shall not be taken into account to calculate the UPI InfraCo Additional Primary Installment;

(b) said assets must (i) be telecommunications infrastructure asset, the area of operation of which includes Brazil, preferably aimed at the provision of access and/or transportation of data in

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high speed, intended for the wholesale market (i.e. telecommunications and/or telecommunications infrastructure companies, ISPs, large content providers/hyperscalers), as well as (ii) fulfill the other minimum requirements to be detailed in the UPI InfraCo Public Notice;

(c) the bid tendered by the respective interested party must be accompanied by a special evaluation report on the respective assets offered, based on a specific evaluation methodology to be detailed in the UPI InfraCo Public Notice, drafted by an independent evaluation company that fulfills the minimum requirements to be also described in the UPI InfraCo Public Notice, attesting to the value assigned to the respective assets (“Evaluation of Assets Offered”), and it is hereby agreed that, if assets are offered whose shares are listed in B3 and which have sufficient liquidity, the value assigned to the respective shares may be determined based on the average weighted price per volume of the shares issued by the respective asset in the ninety (90) days that precede the date of the Competitive Bidding Procedure set out in the UPI InfraCo Public Notice;

(d) the Debtors shall engage an independent evaluation company, different from the one used by the respective bidder, to validate the Evaluation of Assets Offered provided pursuant to item (b) above, and it is hereby agreed that the respective bidder shall permit and give access to the necessary information for the validation to be done by the independent evaluation company engaged by the Debtors; and

(e) The Debtors may refuse certain assets offered as payment, provided that said refusal is justified based on criteria concerning the technical quality of the asset to be contributed, the existence of an overlap of infrastructure with the SPE InfraCo,, the existence of liabilities attributed to said assets, the nonexistence of synergies with the operations and businesses

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developed by SPE InfraCo. or other criteria that may cause a material adverse effect to the Debtors and to the fulfillment of the Debtors’ obligations set forth in the Plan and in its Amendment.

(ii) if a certain bid submitted by a party interested in participating in the Competitive Bidding Procedure for partial disposal of the UPI InfraCo involves the contribution of net and certain receivables:

(a) said receivables shall be evaluated by using the discounted cash flow method over the payment flow that is the most advantageous, associated with the respective receivable, available to the Debtors or the SPE InfraCo, as applicable, applying a discount rate of fifty-five percent (55%) over said payment flow, and it is hereby agreed that if the net and certain receivables to be contributed are credits restructured hereunder, the payment flow to be used for evaluation purposes, pursuant to this item (ii), must already take the effects of the novation of the respective receivables into account;

(b) notwithstanding the provisions in Clause 5.3.9.4.2 above, the net and certain receivables offered can be considered in their entirety (i.e., without the deduction referred to in item (a) above) for purposes of paying the UPI InfraCo Minimum Secondary Installment up to a cap of fifty percent (50%) of each installment to be paid;

(c) the amount of any part of the UPI InfraCo Primary Installment paid by means of assignment of net and certain receivables shall not be taken into account to calculate the UPI InfraCo Additional Primary Installment.

5.3.9.4.3. The Debtors shall have the right, but not the obligation, to at any time and within one (1) year after the payment of the last

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installment of the UPI InfraCo Secondary Installment, pursuant to Clause 5.3.9.4 above, (i) dispose to the respective acquirer of a part of UPI InfraCo the common or preferred shares issued by SPE InfraCo held thereby, which exceed a certain number of shares that, at the time of the closing of the partial disposal of the UPI InfraCo, represent the equivalent to forty-nine percent (49.0%) of the share capital of SPE InfraCo (“Excess Shares”) or (ii) require the establishment of any other mechanism involving the respective acquirer or the SPE InfraCo itself, which ensures liquidity to the Excess Shares, observing, in any event, a price per Excess Share equivalent, at least, to the price per share paid in the partial disposal of the UPI InfraCo, adjusted by the IGP-M index until the date of the respective payment and adjusted based on splits, reverse splits, bonuses, cancellations, share redemptions, capital decreases and profit distributions (“Excess Shares Put Right”). Once the Excess Shares Put Right has been exercised, the respective acquirer shall have the obligation to acquire the respective Excess Shares or take all measures necessary to implement any other mechanism conducted under the Excess Shares Put Right, in any event, on the terms and conditions agreed upon, and the respective acquirer of the Excess Shares shall not succeed the Debtors in any of their debts and/or obligations and/or those of any other company in the Oi Group, pursuant to articles 60, sole paragraph, and 141, item II, of the LFR, and article 133, paragraph one, item II, of Law No. 5,172/1966.

5.3.9.4.4. As set forth above, notwithstanding the implementation of the disposal of the majority of the shares issued by SPE InfraCo described in Clause 5.3.9.4, Debtors, at the moment of closing of the partial disposal of UPI InfraCo, shall be the holders of shares issued by SPE InfraCo representing, at least, forty-nine percent (49.0%) of the total share capital of SPE InfraCo and shall maintain certain political, economic and governance rights to be subsequently detailed in the respective Public Notice and in the shareholders’ agreement of SPE InfraCo that will be attached to the Public Notice, including the rights to appoint members to the Board of Directors and the Executive Board

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of SPE InfraCo, to participate in the definition of the investment and coverage plans of SPE InfraCo, to be entitled to the distribution of minimum mandatory dividends, to be entitled to rights regarding share transfer, to participate in the definition of the dividends policy of SPE InfraCo, and to guarantee that SPE InfraCo practices a non-discriminatory business policy.

5.3.9.4.5. As a result of the disposal of UPI InfraCo in the manner described above, SPE InfraCo shall not be liable for any obligations of Debtors, including those set forth in the Plan, such as the payment obligations of Pre-Petition Credits and the acquirer of shares issued by SPE InfraCo representing fifty-one percent (51.0%) of all shares issued thereby shall not succeed Debtors in any of their debts and/or obligations and/or of any other companies of the Oi Group, pursuant to arts. 60, sole paragraph, and 141, item II, of the LFR and art. 133, paragraph one, item II, of Law No. 5,172/1966. It is, however, hereby authorized that (i) by the closing date of the partial disposal of the UPI InfraCo, set out in Clause 5.3.9.4 above, the totality of the shares issued by SPE InfraCo held by the Debtors, free and clear of any liens and encumbrances, and which are not offered in the future by the Debtors as security for possible loans to be taken out hereunder, may be held liable for the Debtors’ obligations and (ii) from the closing date of the partial disposal of the UPI InfraCo, set out in Clause 5.3.9.4 above, only a certain number of shares issued by SPE InfraCo held by the Debtors, equivalent to forty-nine percent (49.0%) of the share capital of SPE InfraCo on the closing date of the partial disposal of UPI InfraCo, which number must be maintained by the Debtors, may be held liable, pursuant to article 789 of the Brazilian Code of Civil Procedure, for the Debtors’ obligations, including those of a tax and non-tax nature of the Regulatory Agencies, those derived from the labor legislation, those arising from workplace accidents and those established in the Plan, such as the Pre-Petition Credit payment obligations.

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5.3.9.4.6. UPI InfraCo Right to Top. As widely disclosed by the Oi Group to the general market, the Oi Group has engaged the services of financial advisers for prospection of and interaction with parties potentially interested in partially acquiring the UPI InfraCo, in order to enable the partial disposal of the UPI InfraCo, to access as many interested parties as possible, to maximize the amount to be generated for payment to the Creditors and to receive, by the deadline defined by the Oi Group and its advisers in said prospection process, potential binding bids for the partial acquisition of the UPI InfraCo. Considering that said measures are currently ongoing, the Oi Group may, until the date of publication of the UPI InfraCo Public Notice, accept the binding bid with the highest firm minimum price assigned to the SPE InfraCo timely offered by a certain party interested in partially acquiring the UPI InfraCo, observing the conditions established in Clauses 5.3.9.4 and 5.3.9.9(iv), including the UPI InfraCo Minimum Secondary Installment and the Firm’s Minimum Price set forth in Clause 5.3.9.9(iv)(a) hereof (“UPI InfraCo Binding Bid”), undertaking, in such event, to (i) disclose the respective UPI InfraCo Binding Bid as an exhibit to the UPI InfraCo Public Notice, and (ii) ensure the bidder that submits the UPI InfraCo Binding Bid has the right to, at its exclusive discretion, cover the offer of the highest value per share issued by SPE InfraCo above the amount set out in the UPI InfraCo Binding Bid that may be tendered during the Competitive Bidding Procedure for partial disposal of UPI InfraCo, observing the other characteristics set forth in the respective bid tendered during said Competitive Bidding Procedure, provided that it submits, during the UPI InfraCo Bids Hearing, an offer of an amount superior by at least one percent (1%) of the price per share issued by SPE InfraCo stipulated in the best bid tendered during the Competitive Bidding Procedure for partial disposal of UPI InfraCo (“UPI InfraCo Right to Top”), observing the other terms and conditions related to the exercise of the Right to Top, to be set out in the UPI InfraCo Public Notice and the provisions in Clause 5.3.9.9(iv)(a).

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5.3.9.5. Disposal of the UPI TVCo. The Competitive Bidding Procedure for the disposal of UPI TVCo shall be held by means of a judicial procedure, on the terms and conditions set forth in the respective Public Notice, by the submission of sealed bids for the acquisition of one hundred percent (100%) of the shares issued by SPE TVCo, without UPI TVCo and the acquirer succeeding the Debtors in any debts, contingencies or obligations of any nature, including those of a fiscal, tax and non-tax, environmental, regulatory, administrative, civil, commercial, labor, criminal, and anti-corruption nature, the liabilities arising from Law No. 12,846/2013, social security liabilities and those arising from a joint and several liability undertaken by the Oi Group for compliance with all obligations set forth in the Plan and in its Amendment, under articles 60, sole paragraph, 141, items II and 142 of LFR, and article 133, paragraph one, item II of Law No. 5,172/1966. The Public Notice of the Competitive Bidding Procedure for disposal of UPI TVCo shall establish possible conditions and minimum qualifications that the participants must have, as well as the terms and conditions of the operation, including the provisions in Clause 5.3.9.5.1 below, and it is hereby agreed that the acquisition of UPI TVCo shall involve (i) the payment, by the respective acquirer, in a single cash installment, of a minimum sum of twenty million reais (BRL 20,000,000.00) (“UPI TVCo Minimum Price”), as well as (ii) the obligation of the respective acquirer to share with the Debtors and/or their affiliates fifty percent (50%) of the net revenue from the IPTV service to be offered to its clients through the FTTH network, on the terms and conditions to be later set out in the Public Notice of the Competitive Bidding Procedure for disposal of the UPI TVCo (“IPTV Revenue”). For clarification purposes, the Assets, Liabilities and Rights of UPI TVCo shall be evaluated by the respective participants in the Competitive Bidding Procedure for disposal of UPI TVCo.

5.3.9.5.1. Without prejudice to the provisions in Clause 5.3.9.5 above, (a) the winner of the Competitive Bidding Procedure for disposal of UPI TVCo and/or the SPE TVCo, as applicable, shall be exclusively liable for the costs related to the termination or to the assignment to

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SPE TVCo or to the acquirer of UPI TVCo of operational agreements related to the SPE TVCo activities, which shall be later described in the Public Notice of the Competitive Bidding Procedure for disposal of UPI TVCo; and (b) the Debtors shall remain responsible for any costs and/or investments related to the development and maintenance of the infrastructure and platforms for the IPTV services.

5.3.9.5.2. The terms and conditions of the instruments that shall govern the transaction of disposal of UPI TVCo and the relationship between the potential acquirer and the Debtors, including the draft of the respective purchase agreement of the shares issued by SPE TVCo and the respective Assets, Liabilities and Rights of UPI TVCo, shall be contained in exhibits to the Public Notice of the Competitive Bidding Procedure of disposal of UPI TVCo and the respective contractual instruments shall be executed on the date to be set in said Public Notice for the disposal of UPI TVCo.

5.3.9.6. Waiver of Court Appraisal. The Debtors, acting with transparency and in good faith, considering the peculiarities and unique characteristics of the assets that form the Defined UPIs and aiming at the speed of the necessary proceedings for implementing the disposal of the Defined UPIs and reducing costs in the procedure, without prejudice to the provisions of this Plan, (a) waive the performance of court appraisal in the Competitive Bidding Procedures for the disposal of the Defined UPIs, with which, hereby, the Creditors agree upon approval of the Amendment to the PRJ; (b) after the Judicial Ratification of the Amendment to the PRJ, the Creditors and the Debtors agree that the performance of a court appraisal by any Court will be automatically and definitively waived; and (c) in order to promote efficiency in the implementation of the disposal of all Defined UPIs, the Creditors and Debtors hereby waive any rights, defenses and/or prerogatives solely with respect to the lack of court appraisal in the respective Competitive Bidding Procedures.

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5.3.9.7. Prior Due Diligence. The Debtors undertake to, within the scope of each Competitive Bidding Procedure to be carried out, (a) provide to the parties interested in participating in the Competitive Bidding Procedures, by signing a confidentiality agreement and any other documents or taking measures aimed at preserving the interests of the Debtors and compliance with the applicable legal rules, including those related to competitive aspects, access to the documents and information related to the respective Defined UPIs and the Assets, Liabilities and Rights that form the respective Defined UPIs for the performance of a legal, financial and accounting due diligence and independent assessment of such documents and information by the interested parties (“Due Diligence”); (b) provide a team that will be responsible for answering the questions of the interested parties about the Assets, Liabilities and Rights that form the respective Defined UPIs; (c) allow to the interested parties reasonable access to the assets transferred, or to be transferred, to each of the Defined UPIs; and (d) take all other necessary and appropriate measures for the regular performance of the Competitive Bidding Procedure. The terms and conditions for the performance of the Due Diligence of each Defined UPI, or block of Defined UPIs, as the case may be, will be included in the Public Notice of the Competitive Bidding Procedure for the disposal of the respective Defined UPI, or block of Defined UPIs, as the case may be.

5.3.9.8. Qualification – Minimum Conditions. Any parties interested in participating in the Competitive Bidding Procedures must express their interest within seven (7) Business Days as of the publication of the respective Public Notice, and such term may be extended at the sole discretion of the Debtors and later informed in the respective Public Notice, by submitting a qualification notice to Oi Group, under the terms set forth in the Plan and in respective Public Notice, with copy to the Bankruptcy Trustee and protocol before the Judicial Reorganization Court, always within the same term established herein (“Qualification”). Without prejudice to certain financial criteria and other documents and conditions to be set forth in the respective Public Notices, the Qualification notice to be submitted by each party interested in

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participating in the Competitive Bidding Procedures must comply with, at least, the following conditions (“Minimum Conditions”), under penalty of the Qualification notice of the respective interested party not being considered:

(i)           the interested party must indicate in the Qualification in which Competitive Bidding Procedure or Competitive Bidding Procedures it wishes to participate, further indicating the Defined UPI or block of Defined UPIs for which it intends to submit a bid;

(ii)         the interested party must submit proof of existence and good standing duly issued by the authorities responsible for registering the organization of the interested party;

(iii)       if it is a legal entity, the interested party must submit a copy of the articles of association or bylaws. If it is a joint-stock company, the interested party must submit a copy of the corporate books that indicate the individuals or legal entities, which are the holders of the shares, or, in the case of publicly-held companies, the updated shareholding statement;

(iv)       the interested party must submit a bank reference statement from at least two (2) top tier financial institutions attesting its economic, financial and equity capacity to participate in the respective Competitive Bidding Procedure;

(v)         the interested party must submit proof that it has sufficient funds or means available to comply with the (a) payment of the Minimum Price of the respective Defined UPI(s), and such proof may be provided, for example, upon the submission of an irrevocable letter of credit from a Brazilian financial institution registered before the Central Bank of Brazil; or (b) at least, payment of an amount equivalent to the fine (break-up fee) for termination of the respective Sale and Purchase Agreement (as defined in Clause 5.3.9.10 below), if applicable; and

(vi)       The interested party must mandatorily and expressly agree with the terms and conditions for the disposal of the assets in question set forth in this Plan, without any reservations.

5.3.9.9. Winning Bid. The results of each Competitive Bidding Procedure will be determined independently. The bid that will be

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considered the winner of each one of the Competitive Bidding Procedures must observe the following (“Winning Bid”):

(i) For the Competitive Bidding Procedure involving UPI Towers, the Winning Bid shall be the highest bid submitted, observing the respective Minimum Price and without prejudice to the provisions in Clauses 5.3.9.2.3, 5.3.9.2.4 and 5.3.9.2.5, specially the UPI Towers Right to Last Offer;

(ii) For the Competitive Bidding Procedure involving UPI Data Center, the Winning Bid shall be the highest bid submitted, observing the respective Minimum Price and without prejudice to the provisions in Clauses 5.3.9.3.3, 5.3.9.3.4 and 5.3.9.3.5, specially the UPI Data Center Right to Last Offer;

(iii) For the Competitive Bidding Procedure involving the UPI Movable Assets, the following bid will be considered the Winning Bid, as the case may be:

(a)	If the UPI Movable Assets Binding Bid submitted on the Terms of Clauses 5.3.9.1.2 and 5.3.9.1.5 has not been terminated, and the Right to Top has been exercised in case there has been an offer at a price higher than that of the UPI Movable Assets Binding Bid, the Winning Bid shall be considered to be the bid with the highest added value tendered, above the respective UPI Movable Assets Minimum Price, corresponding to the sum of the UPI Movable Assets Share Price, owed and payable in cash, and the VPL of the Capacity Agreement (“UPI Movable Assets Acquisition Price”) and observing the provisions in Clauses 5.3.9.1.6, 5.3.9.1.2. and 5.3.9.1.4, especially the existence and binding nature of the UPI Movable Assets Binding Bid and the Movable Assets Right to Top;

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(b)	If the UPI Movable Assets Binding Bid submitted pursuant to Clauses 5.3.9.1.2 and 5.3.9.1.5 has been terminated or, if it has not been terminated, the Right to Top has not been exercised, the bid tendered (i) with the amount to be paid in cash equal to or greater than the UPI Movable Assets Minimum Price and (ii) with the highest VPL of the Capacity Agreement offered by the bidder due to the deadline set for execution of the respective Capacity Agreement, pursuant to Clause 5.3.9.1.1, if two or more bids are tendered with the same amounts to be paid in cash equal to or greater than the UPI Movable Assets Minimum Price, including if one of the bids tendered is a UPI Movable Assets Binding Bid and the UPI Movable Assets Right to Top is not exercised by the Interested Group, in case there has been an offer with an amount higher than that of the UPI Movable Assets Binding Bid, observing the provisions in Clause 5.3.9.1.6.

(iv) For the Competitive Bidding Procedure involving the UPI InfraCo, the following bid will be considered the Winning Bid, as the case may be:

(a)	the one that offers the best price per share issued by SPE InfraCo in the Competitive Bidding Procedure for partial disposal of UPI InfraCo, including as a result of a potential exercise of the UPI InfraCo Right to Top by a certain submitter of a UPI InfraCo Binding Bid, observing the provisions in Clause 5.3.9.4.7, which (a) must consider a minimum enterprise value of SPE InfraCo of twenty billion reais (BRL 20,000,000,000.00) on the base date of December 31, 2021 (“Firm’s Minimum Price”), (b) shall observe the SPE InfraCo Minimum Share Value to be set out in the UPI InfraCo Public Notice, and (c) shall be calculated based on the parameters of the respective bid, with the Debtors reserving the right to decide the percentage of the total share
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capital of SPE InfraCo to be actually sold to the acquirer, with the amount of the shares not actually sold by the Debtors being deducted from the secondary installment proposed by the acquirer up to, at least, the amount of the UPI InfraCo Secondary Installment, provided that, in the latter case: (i) the acquirer is not obligated to acquire a portion of the share capital of SPE InfraCo higher than the percentage indicated in their proposal; and (ii) acquirer holds an interest equivalent to fifty-one percent (51.0%) of the voting share capital of SPE InfraCo. In order to adapt SPE InfraCo to the parameters of the transaction, Debtors will determine the split of the share capital of SPE InfraCo into common and preferred shares during the partial disposal of the UPI InfraCo, observing the limits set forth in law; or

(b)	the bid that has been approved as described in Clause 5.3.9.9.2 below, if no UPI InfraCo Binding Bid has been tendered and the bid with the best price per share issued by SPE InfraCo offered in the Competitive Bidding Procedure for partial disposal of the UPI InfraCo considers an enterprise value of SPE InfraCo, on the base date of December 31, 2021, lower than the Minimum Enterprise Value.

(v) For the Competitive Bidding Procedure involving UPI TVCo, the Winning Bid shall be the highest bid submitted, observing the UPI TVCo Minimum Price set forth in Clause 5.3.9.5.

5.3.9.9.1. [purposefully left blank]

5.3.9.9.1.1. [purposefully left blank]

5.3.9.9.2. If in the Competitive Bidding Procedure involving the partial disposal of the UPI InfraCo the bid submitted with the best

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price per share issued by SPE InfraCo has taken into account an enterprise value of SPE InfraCo on the base date of December 31, 2021 lower than the Minimum Enterprise Value, Debtors may, at their exclusive discretion, agree with said proposal submitted. In this case, Debtors must submit such bid to the Judicial Reorganization Court, along with a Justification Report, requesting the service of Creditors to express themselves on such proposal within seven (7) Business Days, pursuant to Clause 5.3.9.14 below. If the Creditors do not contest the respective bid and consequently the partial disposal of the UPI InfraCo for the respective amount offered to be paid in cash, with due regard for the quorum set forth in Clause 5.3.9.14.1, item (ii), the Judicial Reorganization Court must consider such bid to be the Winning Bid and the Debtors will be authorized to partially dispose of the UPI InfraCo for the respective amount offered to be paid in cash, according to the terms and conditions of the Plan and the respective Public Notice and observing the provisions in Clause 5.3.9.9.2.1 below. However, if the Creditors contest the respective bid and consequently the partial disposal of the respective UPI InfraCo, with due regard for the quorum set forth in Clause 5.3.9.14.1, item (ii), the Judicial Reorganization Court, after analyzing the Justification Report and the reasons presented by the Debtors regarding the indispensability of the partial disposal of the UPI InfraCo for the price to be paid in cash presented, for the preservation and continuity of Oi Group’s business activities, it may consider such bid as the Winning Bid and authorize the partial disposal of the UPI InfraCo according to the terms and conditions of the Plan and the respective Public Notice and observing the provisions of Clause 5.3.9.9.2.1 below.

5.3.9.9.2.1. Without prejudice to the provisions in Clause 5.3.9.9.2 above, Debtors reserve the right, in any event, to decide on the percentage of the total share capital of SPE InfraCo to be actually disposed of to the acquirer, with the amount of the shares not actually disposed of by the Debtors being deducted from the amount of the secondary installment proposed by the acquirer, up to at least the amount of the UPI InfraCo Secondary Installment,

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provided that, in the latter case: (i) the acquirer is not obligated to acquire a portion of the share capital of SPE InfraCo higher than the percentage indicated in their proposal; and (ii) acquirer holds an interest equivalent to fifty-one percent (51.0%) of the voting share capital of SPE InfraCo. In order to adapt SPE InfraCo to the parameters of the transaction, Debtors will determine the split of the share capital of SPE InfraCo into common and preferred shares during the partial disposal of the UPI InfraCo, observing the limits set forth in law.

5.3.9.10. Sale and Purchase Agreement of the Defined SPEs UPIs. With due regard for the provisions set forth in Clause 5.3.9.9 above, after the determination of the Winning Bid, the bidder of the Winning Bid must enter into a sale and purchase agreement with the respective Debtors for the acquisition of the shares issued by the respective Defined SPE(s) UPI(s) in terms usually adopted for operations of this nature (“Sale and Purchase Agreement”). The Sale and Purchase Agreements for the acquisition of UPI Movable Assets, UPI Towers and UPI Data Center must be executed substantially in the form of the rafts contained in Exhibit 5.3.9.1, Exhibit 5.3.9.2 and Exhibit 5.3.9.3, respectively. With regard to UPI InfraCo and UPI TVCo, the respective Sale and Purchase Agreements must be executed according to the drafts to be attached to the respective Public Notices.

5.3.9.11. Lack of Succession. The Defined UPIs will be disposed free and clear of any liens or encumbrances, with no succession of the acquirer(s) of the UPIs for any debts and/or obligations of the Debtors, including, without limitation, those of a fiscal, tax and non-tax, regulatory, administrative, civil, commercial, environmental, labor, criminal, and anti-corruption nature, the liabilities arising from Law No. 12,846/2013, social security liabilities and those arising from a joint and several liability assumed by Oi Group for compliance with all obligations set forth in the Plan and in its Amendment, pursuant to arts. 60, sole paragraph, 141, items II and 142 of LFR, and art. 133, first paragraph, item II of Law No. 5,172/1966.

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5.3.9.12. Preservation of the Disposals of the UPIs. It is ensured, pursuant to arts. 74 and 131 of LFR, the preservation, in any event, of any and all acts of disposal in relation to the disposal of the Defined UPIs, provided they are taken according to the provisions set forth herein.

5.3.9.13. Non-Disposal of the UPIs. If, in relation to a specific Defined UPI, (i) no bid has been submitted for the acquisition of the Defined UPI during the respective Competitive Bidding Procedure; or (iii) after the definition of the Winning Bid, for any reason, the respective Sale and Purchase Agreement is not executed, pursuant to Clause 5.3.9.10, or the transfer of the respective Defined UPI to the bidder, which has submitted the Winning Bid, is not completed, the Debtors may, at their sole discretion, carry out one or more additional Competitive Bidding Procedures for the disposal of the respective Defined UPI until the end of the Judicial Reorganization, provided that all the terms and conditions included in this Plan and in the respective Public Notice are complied with.

5.3.9.14. Creditors’ Resolution. Without prejudice to the provisions set forth in Clause 8.1 of this Plan, after the Judicial Ratification of the Amendment to the PRJ, the Creditors may resolve, as set out in Clause 5.3.9.9.2, on the objection to any bid received on the terms set out in Clause 5.3.9.9(iv)(b) received by the Debtors in the Competitive Bidding Procedure involving the partial disposal of UPI InfraCo, through a petition protocol in the case records of the Judicial Reorganization and under the coordination of the Bankruptcy Trustee (“Creditors’ Resolution”). For all effects, any amendments and changes to the Plan or new judicial reorganization plans of Debtors shall be the object of resolution in a Creditors’ General Meeting, pursuant to the LFR.

5.3.9.14.1. Creditors’ Resolution Quorum. The Creditors’ Resolution quorum will be determined by the Bankruptcy Trustee at

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the end of the term established for the Creditors’ Resolution for the respective matter, considering the same criterion defined by the Judicial Reorganization Court for voting within the scope of the New Creditors’ General Meeting and only the amount of the Credits held by the Pre-Petition Creditors, which are present in the New Creditors’ General Meeting, being (i) considered approved the matters that obtain favorable statement in petition, or petitions, subscribed by the Pre-Petition Creditors, which were present in the New Creditors’ General Meeting and which jointly hold more than fifty percent (50%) of the total amount of the Credits held by the Pre-Petition Creditors, which were present in the New Creditors’ General Meeting; and (ii) considered contested and, therefore, not subject to implementation the matters that obtain a contrary statement in petition, or petitions, subscribed by the Pre-Petition Creditors, which were present in the New Creditors’ General Meeting and jointly hold more than fifty percent (50%) of the total amount of the Credits held by the Pre-Petition Creditors, which were present in the New Creditors’ General Meeting.

5.3.9.14.2. Credits in Foreign Currency. For the purposes of calculating the interest of the Pre-Petition Creditors, which are holders of credits in foreign currency, in Creditors’ Resolution, the amount of such credits should be considered as converted into Brazilian currency based on the Exchange Rate of the date before the New Creditors’ General Meeting, and observing the criterion defined by the Judicial Reorganization Court for voting within the scope of the New Creditors’ General Meeting.”

6.11.       Due to the changes to item 6.10 of this Amendment, Clauses 5.2, 5.2.1 and 5.3 of the Original Plan have been renumbered to Clauses 5.4, 5.4.1 and 5.5, respectively. Afterwards, Debtors wish to change Clause 5.4 (new number of former Clause 5.2 of the Original Plan) and include the new Clause 5.4.2 and sub-clauses in the Original Plan to provide for the obligation of the Debtors to bring forward the payment of certain Pre-Petition Credits. Such Clauses 5.4 and sub-clauses will henceforth become effective with the following wording:

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“5.4. Generation of Cash Sweep. Observing the provisions in the sub-clauses below, during the first five (5) fiscal years as of the Judicial Ratification of the Plan, the Oi Group (i) shall allocate, on the terms of Clause 5.4.1 below, the amount equivalent to 100% of the Net Revenue from the Sale of Assets that exceeds two hundred million United States Dollars (USD 200,000,000.00) to investments in its activities; and (ii) shall allocate, pursuant to Clause 5.4.2 below, 100% of amount of the Net Revenue from the Liquidity Events that exceeds six billion and five hundred million reais (BRL 6,500,000,000.00) ("Purchase Obligation Exercise Amount") to accelerate the payment of the total balance of Unsecured Credit held by the Unsecured Creditors, which have chosen the Restructuring Options I or II, respectively, pursuant to Clauses 4.3.1.2 or 4.3.1.3 of the Plan (each of these creditors, a “Purchase Obligation Creditor”), pro rata to the amount of the Unsecured Credits held by the Purchase Obligation Creditors (“Purchase Obligation”), limited, in any case, to the total balance of the Unsecured Credits held by the respective Purchase Obligation Creditors adjusted, including pro rata interest calculated by such date (“Total Balance of Unsecured Credits”). From the sixth (6th) fiscal year after the date of Judicial Ratification of the Plan, the Oi Group will allocate to its Unsecured Creditors and Secured Creditors the amount equivalent to seventy percent (70%) of the Cash Balance exceeding the Minimum Cash Balance.

5.4.1. Distribution of Cash Sweep funds. The distribution of the amounts related to the Cash Sweep described in Clause 5.4 above will occur on a pro rata basis to the payments set forth in Clauses 4.2, 4.3.1.2 and 4.3.1.3, as applicable, with the consequent proportional reduction of the balance of the respective credits and limited to the credit amount of each Secured Creditor and Unsecured Creditor as included in the Creditors’ List of the Bankruptcy Trustee. The remaining balance of the Secured Credits and Unsecured Credits, after the payment arising from the Cash Sweep, will be recalculated and adjusted under the terms of this Plan and its payment shall comply with the provisions set forth in Clause 4.2, Clause 4.3 and their sub-clauses, as the case may be.

5.4.2. Purchase Obligation Exercise Method. Oi Group may exercise the Purchase Obligation described in Clause 5.4 above in three (3) rounds (each round, a “Purchase Obligation Exercise Round”), as described in Clauses 5.4.2.1 to 5.4.2.3 below.

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5.4.2.1. 1st Purchase Obligation Exercise Round: By the last Business Day of the year in which the Liquidity Event Purchase Obligation First Round occurs, Debtors shall carry out the 1st Purchase Obligation Exercise Round and, observing the provisions of Clause 5.4.2.1.1 below, they shall use the existing Purchase Obligation Exercise Amount as a result of the Liquidity Event Purchase Obligation First Round to pay the Total Balance of Unsecured Credits of each Purchase Obligation Creditor with a discount of sixty percent (55%) on the respective Total Balance of Unsecured Credits. The Purchase Obligation Exercise Amount existing as a result of the Liquidity Event Purchase Obligation First Round shall be paid proportionally among the Purchase Obligation Creditors (“Pro Rata Amount of the Exercise of the First Round Purchase Obligation”), with the total final amount resulting from this transaction being defined as a “1st Round Balance of Unsecured Credits”. The 1st Round Balance of Unsecured Credits of each Purchase Obligation Creditor shall be calculated as follows:

1st Round Balance of Unsecured Credits = Total Balance of Unsecured Credits – (Pro Rata Amount of the Exercise of the First Round Purchase Obligation / 45%).

5.4.2.1.1. If the Purchase Obligation Exercise Amount available in the 1st Round Purchase Obligation is not sufficient to pay the total amount of the Total Balance of Unsecured Credits, pursuant to Clause 5.4.2.1 above, the respective 1st Round Balance of Unsecured Credits of each Purchase Obligation Creditor shall be paid (in the manner set out in the Plan originally applicable to the respective Unsecured Credits, or (ii) if the 2nd Purchase Obligation Exercise Round is held, in the manner set out in the 2nd Purchase Obligation Exercise Round.

5.4.2.2. 2nd Purchase Obligation Exercise Round: By the last Business Day of the year in which the Liquidity Event Purchase Obligation Second Round occurs (“2nd Round Date”), and provided that (i) they are in compliance with their payment obligations set forth

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in the Plan by the 2nd Round Date, (ii) they can maintain a minimum cash of two billion reais (BRL 2,000,000,000.00) after the 2nd Round Date and (iii) they have invested at least six hundred million reais (BRL 600,000,000.00) in CAPEX in the fiscal year immediately prior to the year of the 2nd Round Date, Debtors shall carry out the 2nd Purchase Obligation Exercise Round and, observing the provisions in Clause 5.4.2.2.1 below, they shall use the existing Purchase Obligation Exercise Amount as a result of the Liquidity Event Purchase Obligation Second Round to carry out the payment of the sum equivalent to the 1st Round Balance of Unsecured Credits held by each Purchase Obligation Creditor with a discount of fifty-five percent (55%) on the respective 1st Round Balance of Unsecured Credits. The Purchase Obligation Exercise Amount existing as a result of the Liquidity Event Purchase Obligation Second Round shall be paid proportionally among the Purchase Obligation Creditors (“Pro Rata Amount of the Exercise of the Second Round Purchase Obligation”), with the final amount resulting from this transaction being defined as a “2nd Round Balance of Unsecured Credits”. The 2nd Round Balance of Unsecured Credits of each Purchase Obligation Creditor shall be calculated as follows:

2nd Round Balance of Unsecured Credits = 1st Round Balance of Unsecured Credits – (Pro Rata Amount of the Exercise of the Second Round Purchase Obligation / 45%).

5.4.2.2.1. If the Purchase Obligation Exercise Amount available at the 2nd Purchase Obligation Exercise Round is not sufficient to pay the total amount of the 1st Round Balance of Unsecured Credits, pursuant to Clause 5.4.2.2 above, the respective 2nd Round Balance of Unsecured Credits of each Purchase Obligation Creditor shall be paid (i) in the manner set out in the Plan originally applicable to the respective Unsecured Credits, or (ii) if a 3rd Purchase Obligation Exercise Round has been held, in the manner set out for the 3rd Purchase Obligation Exercise Round.

5.4.2.3. 3rd Purchase Obligation Exercise Round: By the last Business Day of the year in which the Liquidity Event Purchase

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Obligation Third Round occurs (“3rd Round Date”), and provided that (i) they are in compliance with their payment obligations set forth in the Plan by the 3rd Round Date, (ii) they can maintain a minimum cash of two billion reais (BRL 2,000,000,000.00) after the 3rd Round Date and (iii) they have invested at least six hundred million Reais (BRL 600,000,000.00) in CAPEX in the fiscal year immediately prior to the year of the 3rd Round Date, Debtors shall carry out the 3rd Purchase Obligation Exercise Round and, observing the provisions in Clause 5.4.2.3.1 below, they shall use the existing Purchase Obligation Exercise Amount as a result of the Liquidity Event Purchase Obligation Third Round to carry out the payment of the sum equivalent to the 2nd Round Balance of Unsecured Credits held by each Purchase Obligation Creditor with a discount of fifty-five percent (55%) on the respective 2nd Round Balance of Unsecured Credits. The Purchase Obligation Exercise Amount existing as a result of the Liquidity Event Purchase Obligation Third Round shall be paid proportionally among the Purchase Obligation Creditors (“Pro Rata Amount of the Exercise of the Third Round Purchase Obligation”), with the final amount resulting from this transaction being defined as a “3rd Round Balance of Unsecured Credits”. The 3rd Round Balance of Unsecured Credits of each Purchase Obligation Creditor shall be calculated as follows:

3rd Round Balance of Unsecured Credits = 2nd Round Balance Unsecured Credits – (Pro Rata Amount of the Exercise of the Third Round Purchase Obligation / 45%).

5.4.2.3.1. If the Purchase Obligation Exercise Amount available at the 3rd Purchase Obligation Exercise Round is not sufficient to pay the total amount of the 1st Round Balance of Unsecured Credits, pursuant to Clause 5.4.2.3 above, the respective 3rd Round Balance of Unsecured Credits of each Purchase Obligation Creditor shall be paid in the manner set out in the Plan originally applicable to the respective Unsecured Credits.

5.4.2.4. To clarify the application of the provisions in Clauses 5.4.2.1, 5.4.2.2 and 5.4.2.3 above, using as example an Unsecured Creditor that

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holds a Total Balance of Unsecured Credits at the amount of one hundred thousand reais (BRL 100,000.00) and receives a Pro Rata Amount of the Exercise of the First Round Purchase Obligation of ten thousand reais (BRL 10,000.00), a Pro Rata Amount of the Exercise of the Second Round Purchase Obligation of ten thousand reais (BRL 10,000.00), and a Pro Rata Amount of the Exercise of the Third Round Purchase Obligation of ten thousand reais (BRL 10,000.00), said Unsecured Creditor shall have the following 1st Round Balance of Unsecured Credits, 2nd Round Balance of Unsecured Credits and 3rd Round Balance of Unsecured Credits:

1st Round Balance of Unsecured Credits = BRL 100,000.00 – (BRL 10,000.00 / 45%) = BRL 77,777.78

2nd Round Balance of Unsecured Credits = BRL 77,777.78 – (BRL 10,000.00 / 45%) = BRL 55,555.56

3rd Round Balance of Unsecured Credits = BRL 55,555.56 – (BRL 10,000.00 / 45%) = BRL 33,333.33

Said Unsecured Creditor shall be paid the BRL 33,333.33 of its 3rd Round Balance of Unsecured Credits in the manner set forth in the Plan, originally applicable to the respective Unsecured Credits.

6.12.       As previously mentioned, due to the modifications in items 6.10 and 6.11 of this Amendment, Clause 5.3 and its sub-clauses of the Original Plan were renumbered to Clause 5.5 and sub-clauses of the Original Plan. Subsequently, the Debtors wish to change Clause 5.5.2 (new number of the former Clause 5.3.2 of the Original Plan) and include the new Clauses 5.5.3, 5.5.4, 5.5.5, 5.5.6 and their respective sub-clauses in the Original Plan to provide for the possibility of raising new funds or contracting guarantees by the Debtors and the terms and conditions of any granting of loans to the Debtors by Unsecured Creditors. Such new Clauses will henceforth become effective with the following wording:

“5.5.2. With the approval of the Plan and the adjustment of their capital structure, Debtors, observing the obligations assumed before the Post-Petition Creditors of Debtors, shall exert their best efforts, including the possibility of offering guarantees, to obtain new credit facilities in the potential amount of two billion reais (BRL 2,000,000,000.00).

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5.5.3. The Debtors may, after the Judicial Ratification of the Amendment to the PRJ and up to the date of financial settlement of the disposal of UPI Movable Assets, raise New Funds of up to five billion Reais (BRL 5,000,000,000.00) (“Bridge Loan Cap”) through a bridge loan to be contracted under market conditions (“Bridge Loan”), observing the obligations undertaken before the Post-Petition Creditors of Debtors, with the Debtors being authorized to offer shares issued by Oi Móvel and held thereby as guarantee to obtain such Bridge Loan, or possible sums owed to Debtors on the terms of the UPI Movable Assets Sale and Purchase Agreement as guarantee to obtain such Bridge Loan.

5.5.4. Without prejudice to other ways of fund-raising, including through capital increases by Debtors, or loans set forth in this Plan or to be prospected and obtained by the Debtors, the Debtors may, until the end of the Judicial Reorganization and observing the necessary corporate authorizations of the respective Debtors, raise New Funds of up to the Total Limit of New Funds to recompose the Debtors’ cash exclusively as a result of the payment of post-petition debts or for compliance and/or renegotiation of their obligations undertaken before the Post-Petition Creditors, and it is hereby agreed that after the time period mentioned above, the Debtors may raise New Funds without any limitation or specific purpose. To obtain said New Funds, pursuant to this Clause 5.5.4, the Debtors are not authorized to offer other collaterals to obtain said New Funds until December 31, 2025, in addition to the collaterals given to Post-Petition Creditors by the date of the Amendment to the PRJ.

5.5.4.1. If any Bridge Loan taken out by the Debtors pursuant to Clause 5.5.3 does not achieve the Bridge Loan Cap, the amount equivalent to the difference between said Bridge Loan Cap and the amount raised by Debtors may be added to the Total Limit of New Funds for purposes of raising of New Funds set out in Clause 5.5.4. In such case, the amount added to the Total Limit of New Funds shall be subject to the same terms and conditions set out in Clause 5.5.4, including the restrictions and purposes stated in said Clause.

5.5.5. [purposefully left blank]

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5.5.6. Contracting of Bank Sureties. Debtors shall, by the date when the 1st Purchase Obligation Exercise Round is held, pursuant to Clause 5.4.2 above, seek in the market a credit limit for the contracting of bank sureties, under market conditions (“Bank Surety”) with Unsecured Creditors that, at the time of the respective contracting, do not have any kind of ongoing litigation against Debtors, save in case of possible credit challenges related to the Judicial Reorganization Proceedings, observing the conditions set forth in Exhibit 5.5.6 (“Contracting of Bank Surety”). Debtors may, at their exclusive discretion, request a part or the entirety of the available amount of the Bank Surety contracted with a certain Unsecured Creditor within the maximum term of three (3) years after the date of the respective Contracting of Bank Surety (“Term for Use of the Bank Surety”). The Contracting of Bank Sureties must observe the following rules:

5.5.6.1. Equal conditions for all Unsecured Creditors. To ensure equal treatment and opportunities for all Unsecured Creditors, the Contracting of Bank Surety referred to in Clause 5.5.6 by Debtors shall be previously disclosed by Debtors, by means of the publication of a specific public notice at www.recjud.com.br, under supervision from the Bankruptcy Trustee, at least sixty (60) consecutive days in advance of the intended date of the Contracting of Bank Surety, which may not be later than the date when the 1st Purchase Obligation Exercise Round is held (“Bank Surety Call Notice”) so that, within thirty (30) consecutive days after the publication of said Bank Surety Call Notice, potential Unsecured Creditors interested therein can confirm their interest in taking part in the respective Contracting of Bank Surety and inform the total amount of the Bank Surety to be offered, which must be limited to the remaining balance of the principal amount of their respective Unsecured Credits and respective adjusted charges on the date of publication of the Bank Surety Call Notice. The Bank Surety Call Notice shall establish the structure and the respective instrument to be executed within the scope of the Contracting of Bank Surety, a draft of which is in Exhibit 5.5.6, as well as all other terms and conditions of the Bank Surety to be contracted in the respective Contracting of Bank Surety,

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including the amount of the Reduced Exposure of Debtors on the date of publication of the respective Bank Surety Call Notice.

5.5.6.2. In consideration for the offer of the Bank Surety, the respective Unsecured Creditor shall be entitled to a decrease of fifty percent (50%) to the discount to be applied in each Purchase Obligation Exercise Round, as set forth in Clause 5.4.2 above, on the amount of its Unsecured Credits and respective charges, exactly equivalent to the amount of the Bank Surety offered by the respective Unsecured Creditor. If the remaining balance of the Unsecured Credits of the respective Unsecured Creditor and the respective charges, adjusted on the date of publication of the Bank Surety Call Notice, is greater than the amount of the Bank Surety offered by said Unsecured Creditor, the surplus of its Unsecured Credits and respective charges shall continue to be paid with a discount of fifty-five percent (55%), pursuant to Clause 5.4.2 above. For clarification purposes, if an Unsecured Creditor has a remaining balance of Unsecured Credits and respective charges, adjusted on the date of publication of the Bank Surety Call Notice, at the amount of one hundred thousand reais (BRL 100,000.00), and offers a Bank Surety of eighty thousand reais (BRL 80,000.00), the payment of the BRL 80,000.00 pursuant to Clause 5.4.2 shall suffer a discount of fifty percent (50%) and the remaining sum, equivalent to twenty thousand reais (BRL 20,000.00), shall suffer a discount of fifty-five percent (55%).

5.5.6.3. Notwithstanding the maximum amount of the Bank Sureties offered by the Unsecured Creditors within a Contracting of Bank Surety, Debtors shall be authorized to use only the amount equivalent to the total amount of the Reduced Exposure, and it is hereby agreed that in such case the respective Unsecured Creditors shall continue to be entitled to a decrease of the discount to be applied in each Purchase Obligation Exercise Round, as set forth in Clause 5.5.6.3 above, and Debtors shall use the Bank Sureties offered proportionately (pro rata) to the total amount offered.

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5.5.6.4. If during the Term for Use of the Bank Surety the Debtors decide to use a certain Bank Surety pursuant to the instrument signed with a certain Unsecured Creditor, and said Unsecured Creditor does not fulfill the respective obligation undertaken, Debtors may apply, in addition to possible penalties set forth in said agreement, a certain discount on the adjusted remaining balance of the credits held by the respective Unsecured Creditor to be paid in a certain future Purchase Obligation Exercise Round, as set forth in Clause 5.4.2 above, so that the total discount applied on the balance of the credits held by the respective Unsecured Creditor to be paid during the exercise of the Purchase Obligation set forth in Clause 5.4 is equivalent to fifty-five percent (55%).

6.13.       The Debtors wish to amend the wording of Clause 7.1 of the Original Plan and include the new Clause 7.2 to the Original Plan, which will henceforth become effective with the following wording:

“7.1. In addition to the corporate reorganization transactions described in Exhibit 7.1, the Debtors may carry out corporate reorganization transactions, such as spin-off, merger, incorporation or consolidation of shares in one or more companies, transformation, dissolution or liquidation between the Debtors themselves and/or any of their Affiliates, always aiming to optimize its transactions and obtain a more efficient structure, maintain its activities, increase its results and implement its strategic plan, as well as enable the constitution and organization of UPIs for later disposal by the Debtors, thus contributing for the fulfillment of the obligations included in this Plan, or any other corporate reorganization that may be determined in due course by the Debtors, pursuant to art. 50 LFR, provided they are approved by the applicable corporate bodies of the respective Debtors, the governmental authorizations are obtained, if applicable and necessary, and the obligations of Debtors assumed before the Post-Petition Creditors are observed.”

7.2. The merger transactions of Oi Group companies, already carried out and to be carried out in compliance with the approved and ratified Plan, will imply the payment of the credits held against the companies merged pursuant to this Plan, provided that arising from taxable events prior to the request for Judicial Reorganization of Oi Group, with the

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exception of those that filed a timely challenge pursuant to art. 232 of the Brazilian Corporations Law.“

6.14.       Debtors wish to amend Clauses 10.1.1 and 10.1.2 of the Original Plan, to set forth that the restrictions to the payment of dividends by Debtors are valid until December 31, 2025 instead of until the sixth (6th) anniversary of the date of the Judicial Ratification of the Plan, and it is hereby agreed, however, that Clauses 10.1.1.1 and 10.1.2.1 shall not suffer any change and remain with their original wording. Thus, Clauses 10.1.1 and 10.1.2 of the Original Plan shall go into force with the following wording:

“10.1.1. By December 31, 2025, Debtors may not declare or pay any dividend, capital return or make any other payment or distribution on (or related to) the shares issued thereby (including any payment in relation to any merger or consolidation involving any Debtor).”

“10.1.2. From January 1, 2026 onwards, Debtors shall be authorized to declare or pay any dividend, capital return, or make any other payment or distribution on (or related to) the shares issued thereby (including any payment related to any merger or consolidation involving Debtors) only if Oi’s consolidated net debt quotient (that is, Financial Credits, deducted from Cash, plus ANATEL credits) / EBITDA of the fiscal year ended immediately before the declaration or payment is equal to or lower than two (2). After the Capital Increase with Capitalization of Credits and the Capital Increase New Funds are held, the payment of dividends, capital return or any other payment or distribution on (or related to) the shares issued thereby (including any payment related to any merger or consolidation involving any Debtor) shall be authorized if Oi’s consolidated net debt quotient (that is, Financial Credits, deducted from Cash) / EBITDA of the fiscal year ended immediately before the declaration or payment is equal to or lower than two (2), and it is hereby agreed that there shall be no restriction on the distribution of dividends after the full payment of the Financial Credits”.

6.15.       The Debtors wish to amend the wording of Clause 11.3 of the Original Plan and include the new Clause 11.3.1 to the Original Plan, which will henceforth become effective with the wording below, as well as wish to exclude Clause 11.4 and its

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sub-clauses from the Original Plan. As a result of the exclusion of said clauses, Clauses 11.5 to 11.12 of the Original Plan will be renumbered:

“11.3. Dismissal of the Cases. As of the Judicial Ratification of the Plan, while this Plan is being complied with, and with due regard for the provisions set forth in Clauses 4.1.5 and 4.3.2, the Pre-Petition Creditors, except for Labor Creditors, no longer may (i) file or proceed with any and all lawsuits or Proceedings of any nature against the Debtors related to any Pre-Petition Credit, except as provided in art. 6, §1, of LFR, concerning Proceedings in which Non-liquidated Credits are being discussed; (ii) enforce any award, court decision or arbitration award against the Debtors related to any Pre-Petition Credit; (iii) levy execution upon or encumber any of Oi Group’s properties to satisfy their respective Pre-Petition Credits or take any other constrictive actions against the assets of the Debtors; (iv) create, perfect or execute any collateral on the properties and rights of the Debtors to ensure the payment of Pre-Petition Credits; (v) demand any right to offset their respective Pre-Petition Credit against any credit due to the Debtors; (vi) seek the satisfaction of their Pre-Petition Credits by any means other than those set forth in this Plan, including through the settlement of letters of bank guarantee and surety bonds submitted by the Debtors.

11.3.1. For the purposes of Clause 11.3, item (vi) above, all other guarantees, such as letters of bank guarantee and surety bonds, provided by Oi Group will also be released and returned to the issuing institutions in order to ensure the Judgments in the case records of the lawsuits related to pre-petition credits.”

6.16.       Debtors have decided that, after the Judicial Ratification of the Amendment to the PRJ, Clause 11.8 of the Original Plan shall lose effect and cease to be in force. Thus, and considering the provisions in item 6.15 above, Clauses 11.9 to 11.12 of the Original Plan shall gain new numbering and go into force as Clauses 11.7 to 11.10, respectively.

6.17.       The Debtors wish to amend Clause 13.3 of the Original Plan, which will henceforth become effective with the following wording:

“13.3. Closing of the Judicial Reorganization. The Judicial Reorganization shall end on May 30, 2022, and it is hereby agreed that said date may be extended due to an event of

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force majeure identified and approved exclusively by the Judicial Reorganization Court after request from the Debtors in this regard. ”

6.18.       The clauses of the Original Plan referred to in the instruments executed with certain Unsecured Creditors based on the drafts contained in Exhibits 4.3.1.2(a1), 4.3.1.2(b) and 4.3.3.3(f) of the Original Plan, the numbering of which was changed as set forth herein, shall be automatically renumbered to reflect the respective final numbering resulting from the adjustments and amendments set forth herein. Also due to the several adjustments and amendments to the Original Plan described in the clauses hereof, the Debtors have decided to amend the instruments entered into with certain Unsecured Creditors based on the drafts contained in Exhibits 4.3.1.2(a1), 4.3.1.2(b) and 4.3.3.3(f) of the Original Plan, so that said instruments shall go into force substantially pursuant to the terms and conditions described and set out in Exhibits III, IV and V hereof, respectively, but the terms and conditions set forth in Exhibit V hereof may, however, suffer possible changes necessary for the final approval by the majority of the respective Unsecured Creditors of the amendment to the respective original instrument, pursuant to the terms and conditions set forth in the original instrument applicable to said Unsecured Creditors. Upon the Approval of the Amendment to the PRJ and after the Judicial Ratification of the Amendment to the PRJ, the respective Unsecured Creditors must contact and instruct their trustees to cause their respective instruments signed with the Debtors to be amended to reflect the changes described and set forth in the respective exhibits to this Amendment.

6.19.       Due to the several adjustments and modifications to the Original Plan described in the clauses of this Amendment to the PRJ, the Debtors resolve to include new definitions in Exhibit 1.1 of the Original Plan, as well as to amend certain definitions existing in the Original Plan, as follows:

“Exhibit 1.1. – Definitions:

“Excess Shares” has the meaning ascribed thereto in Clause 5.3.9.4.3.

"Amendment" or "Amendment to the PRJ" means the amendment to the Plan or PRJ, including all exhibits and documents mentioned in the clauses of the amendment to the PRJ.

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“Approval of the Amendment to the PRJ” means the approval of the Amendment to the PRJ by the Pre-Petition Creditors at the Creditors’ General Meeting pursuant to art. 45 of LFR and Clauses 11.7 and 11.8 of the Plan in force by the date of Judicial Ratification of the Amendment to the PRJ. For the purposes of this Plan, the Approval of the Amendment to the PRJ is considered to occur on the date of the Creditors’ General Meeting that approves the Amendment to the PRJ.

“Assets, Liabilities and Rights of UPI Movable Assets” means solely and exclusively the assets, liabilities and rights listed in Exhibit 5.3.1.

“Assets, Liabilities and Rights of UPI Data Center” means solely and exclusively the assets, liabilities and rights listed in Exhibit 5.3.3.

“Assets, Liabilities and Rights of Defined UPIs” jointly means Assets, Liabilities and Rights of UPI Data Center, Assets, Liabilities and Rights of UPI Movable Assets, Assets, Liabilities and Rights of UPI Towers, Assets, Liabilities and Rights of UPI InfraCo and Assets, Liabilities and Rights of UPI TVCo.

“Assets, Liabilities and Rights of UPI InfraCo” means solely and exclusively the assets, liabilities and rights listed in Exhibit 5.3.4.

“Assets, Liabilities and Rights of UPI Towers” means solely and exclusively the assets, liabilities and rights listed in Exhibit 5.3.2.

“Assets, Liabilities and Rights of UPI TVCo” means solely and exclusively the assets, liabilities and rights listed in Exhibit 5.3.5.

“UPI Movable Assets Bids Hearing” means the hearing for the opening of the bids prepared aiming at the acquisition of the UPI Movable Assets with date and time fixed in the UPI Movable Assets Public Notice, in the presence of the Bankruptcy Trustee, the Debtors and other bidders.

“UPI Data Center Bids Hearing” means the hearing for the opening of the bids prepared aiming at the acquisition of the UPI Data Center with date and time fixed in the UPI Data Center Public Notice, in the presence of the Bankruptcy Trustee, the Debtors and other bidders.

“UPI InfraCo Bids Hearing” means the hearing for the opening of the bids prepared aiming at the acquisition of the UPI InfraCo with date and time fixed in the UPI InfraCo Public Notice, in the presence of the Bankruptcy Trustee, the Debtors and other bidders.

“UPI Towers Bids Hearing” means the hearing for the opening of the bids prepared aiming at the acquisition of the UPI Towers with date and time fixed in the UPI Towers Public Notice, in the presence of the Bankruptcy Trustee, the Debtors and other bidders.

“Due Diligence” has the meaning ascribed thereto in Clause 5.3.9.7.

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“Authorized Capital Increases” means one or more capital increases of Oi upon resolution of the Board of Directors, through public or private issuance of common shares, until the amount of its share capital reaches the limit set forth in Oi’s Bylaws at the time of the respective capital increase, and may also, within such limit, (i) resolve on the issuance of subscription bonus and debenture stock; or (ii) grant stock options to managers, employees of the Company or company under its control and/or to individuals who provide services to them, according to a plan approved by the General Meeting without the shareholders having preemptive rights to subscribe for such shares.

“Evaluation of Assets Offered” has the meaning ascribed thereto in Clause 5.3.9.4.2(i)(c).

“BTCM” means Brasil Telecom Comunicação Multimídia S.A., a joint-stock company registered with the CNPJ/ME under No. 02.041.460/0001-93, with its registered office located at Avenida das Nações Unidas, n° 12.901, 27° andar, Conjunto 2.701, Torre Oeste, Centro Empresarial Nações Unidas, Brooklin Paulista, ZIP CODE 04578-910, in the City of São Paulo, State of São Paulo.

“CADE” means the Administrative Council for Economic Defense - CADE.

“Brazilian Code of Civil Procedure” means Law No. 13,105, of March 16, 2015, as amended.

“Minimum Conditions” has the meaning ascribed thereto in Clause 5.3.9.8.

“UPI Data Center Conditions” has the meaning ascribed thereto in Clause 5.3.9.3.3.6.

“UPI Towers Conditions” has the meaning ascribed thereto in Clause 5.3.9.2.3.6.

“Contracting of Bank Surety” has the meaning ascribed thereto in Clause 5.5.6.

“Capacity Agreement” has the meaning ascribed thereto in Clause 5.3.9.1.1.

“Sale and Purchase Agreement” has the meaning ascribed thereto in Clause 5.3.9.10.

“Regulatory Agency Credits” means non-tax credits held by regulatory agencies or arising from obligations imposed due to resolutions from regulatory agencies, including ANATEL. The Regulatory Agency Credits do not include potential administrative fines already considered not owed by a decision rendered by the Superior Court of Justice.

“Labor Credits Cost of Loss of Suit” means the Labor Credits exclusively arising from the sentencing of Debtors to the payment of cost of loss of suit, not including, therefore, any attorneys’ fees contractually agreed between Labor Creditors and their respective attorneys.

“Purchase Obligation Creditor” has the meaning ascribed thereto in Clause 5.4.

“Labor Creditors Cost of Loss of Suit” means the Labor Creditors holding Labor Credits Cost of Loss of Suit.

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“Contribution Date” has the meaning ascribed thereto in Clause 5.3.7.

“2nd Round Date” has the meaning ascribed thereto in Clause 5.4.2.2.

“3rd Round Date” has the meaning ascribed thereto in Clause 5.4.2.3.

“Post-Petition Oi Móvel Debentures” means the debentures of the first (1st) issuance of simple debentures, not convertible into shares, with collateral, with additional personal guarantee by Oi and by Telemar, in a single series, for private placement, of Oi Móvel, issued pursuant to the respective issuance deed filed with the commercial registry with jurisdiction, as amended from time to time.

“Creditors’ Resolution” has the meaning ascribed thereto in Clause 5.3.9.14.

“Demand” means any actions, judicial, arbitral or administrative proceedings, demands, court orders, court or out-of-court notices, credits, notices of infraction, notices of non-compliance or violation, notices of collection, protest of negotiable instruments, procedures, judicial or administrative investigations, litigations or disputes of any kind.

“InfraCo Debt” has the meaning ascribed thereto in Clause 5.3.8.1.

“Excess Shares Put Right” has the meaning ascribed thereto in Clause 5.3.9.4.3.

“UPI Data Center Right to Last Offer” has the meaning ascribed thereto in Clause 5.3.9.3.5.

“UPI Towers Right to Last Offer” has the meaning ascribed thereto in Clause 5.3.9.2.5.

“Public Notice” has the meaning ascribed thereto in Clause 5.3.

“Bank Surety Call Notice” has the meaning ascribed thereto in Clause 5.5.6.1.

“UPI Movable Assets Public Notice” means the Public Notice to be published by Oi Group to inform interested parties about the Competitive Bidding Procedure for the disposal of the UPI Movable Assets, composed of the equity interest held by the Debtors in SPE Movable Assets, and, if applicable, in additional specific purpose enterprise(s), in which all the conditions to be met by the potential interested parties, including the Minimum Conditions, among other information, must be mandatorily presented, as well as the provision for lack of succession of the winner of the Competitive Bidding Procedure for judicial disposal of the UPI Movable Assets in the obligations of Debtors, as described in Clause 5.3.9.11 of this Plan and the requirements of LFR must be complied with in the publication of such public notice.

“UPI Data Center Public Notice” means the Public Notice to be published by Oi Group to inform interested parties about the Competitive Bidding Procedure for the disposal of the UPI Data Center, composed of the equity interest held by the Debtors in SPE Data Center, in which all the conditions to be met by the potential interested parties, including the Minimum Conditions, among other information, must be mandatorily presented, as well

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as the provision for lack of succession of the winner of the Competitive Bidding Procedure for judicial disposal of the UPI Data Center in the obligations of Debtors, as described in Clause 5.3.9.11 of this Plan and the requirements of LFR must be complied with in the publication of such public notice.

“UPI InfraCo Public Notice” means the Public Notice to be published by Oi Group to inform interested parties about the Competitive Bidding Procedure for the disposal of the UPI InfraCo, composed of the equity interest held by the Debtors in SPE InfraCo, in which all the conditions to be met by the potential interested parties, including the Minimum Conditions, among other information, must be mandatorily presented, as well as the provision for lack of succession of the winner of the Competitive Bidding Procedure for judicial disposal of the UPI InfraCo in the obligations of Debtors, as described in Clause 5.3.9.11 of this Plan and the requirements of LFR must be complied with in the publication of such public notice.

“UPI Towers Public Notice” means the Public Notice to be published by Oi Group to inform interested parties about the Competitive Bidding Procedure for the disposal of the UPI Towers, composed of the equity interest held by the Debtors in SPE Towers, in which all the conditions to be met by the potential interested parties, including the Minimum Conditions, among other information, must be mandatorily presented, as well as the provision for lack of succession of the winner of the Competitive Bidding Procedure for judicial disposal of the UPI Towers in the obligations of Debtors, as described in Clause 5.3.9.2.8 of this Plan and the requirements of LFR must be complied with in the publication of such public notice.

“Bridge Loan” has the meaning ascribed thereto in Clause 5.5.3.

“Liquidity Event Purchase Obligation First Round” means the actual financial liquidation of the disposal of UPI Movable Assets and the actual financial liquidation of the first installment of the partial acquisition price of UPI InfraCo paid by the respective acquirer.

“Liquidity Event Purchase Obligation Second Round” means the conclusion of the Liquidity Event Purchase Obligation First Round and the actual financial liquidation of the second installment of the partial acquisition price of UPI InfraCo paid by the respective acquirer.

“Liquidity Event Purchase Obligation Third Round” means the completion of the Liquidity Event Purchase Obligation First Round, of the Liquidity Event Purchase Obligation Second Round and the actual financial settlement, as applicable, (i) of the third installment of the partial acquisition price of UPI InfraCo paid by the respective acquirer,

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or (ii) the price paid to the Debtors for acquisition of the Excess Shares disposed of by the Debtors during the exercise of the Excess Shares Put Right.

“Liquidity Events” means, jointly, the Liquidity Event Purchase Obligation First Round, the Liquidity Event Purchase Obligation Second Round and the Liquidity Event Purchase Obligation Third Round.

“Reduced Exposure” means the amount equivalent to Debtors’ reduced exposure from 2017 onwards, considering (i) the adjusted amount on the date of return of the suretyship letters, and (ii) the amounts reduced by a contractual amendment. To define the amount of reduced exposure, the amounts shall be calculated considering the Debtors’ entire collateral portfolio, regardless of the reduced exposure with a certain Unsecured Creditor.

“Bank Surety” has the meaning ascribed thereto in Clause 5.5.6.

“Interested Group” has the meaning ascribed thereto in Clause 5.3.9.1.2.

“Highline” has the meaning ascribed thereto in Clause 5.3.9.2.1.

“Judicial Ratification of the Amendment to the PRJ” means the judicial decision rendered by the Judicial Reorganization Court that ratifies the Amendment to the PRJ. For the purposes of this Plan and the Amendment to the PRJ, the Judicial Ratification of the Amendment to the PRJ occurs on the date of publication, in the official gazette, of the first-instance decision that ratifies the Amendment to the PRJ, against which, after the expiration of the terms for the filing of the applicable appeals, no appeals with staying effects are in effect. In the event that the Amendment to the PRJ is rejected in the trial court or the appellate court, the Judicial Ratification of the Amendment to the PRJ shall be considered effective, respectively, on the date on which the possible appellate court’s decision, or that of a higher court, is made available on the official gazette, whether of a trial court or the full appellate court – whichever occurs first – that ratifies the Amendment to the PRJ, against which, after the expiration of the terms to file the applicable appeals, no appeals with staying effects are in effect.

“IGP-M” means the General Price Index - Market, disclosed by the Getúlio Vargas Foundation, or another index that may replace it.

“Justification Report” means the economic feasibility analysis report on the disposal of a specific Defined UPI subject to a Competitive Bidding Procedure, issued by an independent and reputable appraisal company, which justifies the need to dispose of the respective Defined UPI at the best price offered to enable and allow the reestablishment and continuity of the corporate and social activities of the Debtors.

“Reverse Auction” has the meaning ascribed thereto in Clause 4.7.

“Bridge Loan Cap” has the meaning ascribed thereto in Clause 5.5.3.

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“Total Limit of New Funds” means the total amount of two billion reais (BRL 2,000,000,000.00) of New Funds to be obtained by and for the Debtors (not including any Affiliate) after the Judicial Ratification of the Amendment to the PRJ, under the terms and conditions set forth in this Plan and the obligations assumed before the Post-Petition Creditors of Debtors, it being certain that it will not be included in such limit those New Funds arising (i) from any capital increases of Debtors, including the Authorized Capital Increases; (ii) the credit facilities described in Clause 5.5.2 of this Plan; (iii) the Bridge Loan set forth in Clause 5.5.3 of this Plan; and (iv) of any new loans or fund-raising to be contracted by Debtors exclusively for the purposes of advancing the payments of part of the Pre-Petition Credits or also for the payment of the Pre-Petition Credits on the respective due dates, in both cases under the terms set forth in this Plan, provided that, in the case of item (iv), an increase in the indebtedness of the Debtors does not occur after the advance of the payments or said payments of the Pre-Petition Credits, and that Debtors do not give any additional guarantees within the scope of said loans or fund raising, in addition to (a) the ones given by Debtors to the Pre-Petition Creditors whose Credits are to be paid in advance or on the respective due date, or (b) those authorized on the terms of the Plan and its Amendment.

“Total Limit of Partner Creditors Loans” means the total amount of three billion Reais (BRL 3,000,000,000.00) to be obtained as Partner Creditors Loans.

“New Creditors’ General Meeting” means the Creditors’ General Meeting to be held pursuant to Chapter II, Section IV of LFR, to resolve on the approval of the Amendment to the PRJ.

“New Funds” means the amounts to be obtained by Oi Group after the Judicial Ratification of the Amendment to the PRJ, which will have a post-petition nature for the purposes of the provisions of LFR, except with regard to any capital increases, including Authorized Capital Increases, since they do not represent payment obligations by the Debtors, and, after the payment of the Post-Petition Oi Móvel Debentures pursuant to the respective issuance deed filed before the relevant commercial register, as amended from time to time, will be used for the purposes set forth in this Plan, including maintaining adequate working capital for the Debtors to enable the payment and prepayment of part of the debts of the Debtors immediately after the Judicial Ratification of the Amendment to the PRJ and/or to maintain the activities of Debtors during the period of implementation of the Plan.

“Contribution Obligation” has the meaning ascribed thereto in Clause 5.3.9.4.

“Purchase Obligation” has the meaning ascribed thereto in Clause 5.4.

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“UPI InfraCo Additional Primary Installment” has the meaning ascribed thereto in Clause 5.3.9.4.

“UPI InfraCo Primary Installment” has the meaning ascribed thereto in Clause 5.3.9.4.

“UPI InfraCo Minimum Secondary Installment” has the meaning ascribed thereto in Clause 5.3.9.4.

“UPI InfraCo Secondary Installment” has the meaning ascribed thereto in Clause 5.3.9.4.

“Term for Use of the Bank Surety” has the meaning ascribed thereto in Clause 5.5.6.

“UPI Movable Assets Minimum Price” has the meaning ascribed thereto in Clause 5.3.9.1.

“UPI Data Center Minimum Price” has the meaning ascribed thereto in Clause 5.3.9.3.

“UPI Towers Minimum Price” has the meaning ascribed thereto in Clause 5.3.9.2.

“UPI TVCo Minimum Price” has the meaning ascribed thereto in Clause 5.3.9.5.

“Early Payment of Secured Credits” has the meaning ascribed thereto in Clause 4.2.5.

“Competitive Bidding Procedure” has the meaning ascribed thereto in Clause 5.3.9.

“Winning Bid” has the meaning ascribed thereto in Clause 5.3.9.9.

“UPI Movable Assets Binding Bid” has the meaning ascribed thereto in Clause 5.3.9.1.2.

“UPI Data Center Binding Bid” has the meaning ascribed thereto in Clause 5.3.9.3.1.

“UPI InfraCo Binding Bid” has the meaning ascribed thereto in Clause 5.3.9.4.6.

“UPI Towers Binding Bid” has the meaning ascribed thereto in Clause 5.3.9.2.1.

“Qualification” has the meaning ascribed thereto in Clause 5.3.9.8.

“Indoor Disclosed Revenue” means the net revenue of the Indoor Sites (i) accrued over the last three (3) full months prior to the date when the information is disclosed in the UPI Towers Public Notice, (ii) adjusted to exclude the effects of revenues resulting from expired or terminated agreements (upon decision from either party or due to the end of the term of effectiveness thereof), and (iii) multiplied by 4 (to establish the revenue in annual terms).

“Outdoor Disclosed Revenue” means the net revenue of the Outdoor Sites (i) accrued over the last three (3) full months prior to the date when the information is disclosed in the UPI Towers Public Notice, (ii) adjusted to exclude the effects of revenues resulting from expired or terminated agreements (upon decision from either party or due to the end of the term of effectiveness thereof), and (iii) multiplied by 4 (to establish the revenue in annual terms).

“IPTV Revenue” has the meaning ascribed thereto in Clause 5.3.9.5.

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“Net Revenue from the Disposal of UPI Movable Assets“ means the funds from the disposal UPI Movable Assets that effectively enter the cash of the respective Debtors, net of (i) the amount of any debts raised for settlement of the Post-Petition Oi Móvel Debentures, (ii) of the direct costs related to the respective transaction (including costs with legal, accounting and financial advice and sales and commission) and (iii) of any reallocation of incurred expenses, and (iv) of duties and taxes paid or payable as a result of the respective disposal of assets.

“Net Revenue from the Sale of Assets” means the funds from the disposal of any assets that actually enter the respective Debtors’ cash, save for funds arising from the disposal of UPI Movable Assets and the partial disposal of UPI InfraCo, net (i) of the amount intended for the payment of the mandatory early redemption or the mandatory early extraordinary repayment, as the case may be, of the Post-Petition Oi Móvel Debentures, as set forth in the respective issue deed filed with the commercial registry with jurisdiction, as amended from time to time, (ii) of the direct costs related to the respective transaction (including costs with legal, accounting and financial advisers and sales commission), (iii) of any reallocation of expenses incurred, and (iv) of taxes and fees paid or to be paid as a result of the respective disposal of assets.

“Net Revenue from the Liquidity Events” means the sum of the Net Revenue from the Disposal of UPI Movable Assets and the funds from the partial disposal of UPI InfraCo that actually enter the cash of the respective Debtors due to payments related to the UPI InfraCo Secondary Installment (including possible net and certain receivables assigned to the Debtors pursuant to Clause 5.3.9.4.2(ii)(b)), in the latter case, net of (i) a possible amount to be used by the Debtors to repurchase shares issued by SPE InfraCo before the closing date of the partial disposal of UPI InfraCo; (ii) the direct costs related to the respective transaction (including costs with legal, accounting and financial advice and sales and commission), (iii) any reallocation of incurred expenses, and (iv) duties and taxes paid or payable as a result of the Liquidity Event.

“UPI Movable Assets Right to Top” has the meaning ascribed thereto in Clause 5.3.9.1.6.

“UPI InfraCo Right to Top” has the meaning ascribed thereto in Clause 5.3.9.4.6.

“Purchase Obligation Exercise Round” has the meaning ascribed thereto in Clause 5.4.2.

“1st Round Balance of Unsecured Credits” has the meaning ascribed thereto in Clause 5.4.2.1.

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“2nd Round Balance of Unsecured Credits” has the meaning ascribed thereto in Clause 5.4.2.2.

“3rd Round Balance of Unsecured Credits” has the meaning ascribed thereto in Clause 5.4.2.3.

“Total Balance of Unsecured Credits” has the meaning ascribed thereto in Clause 5.4.

“Indoor Sites” means two hundred and twenty-two (222) indoor telecommunications sites.

“Outdoor Sites” means six hundred and thirty-seven (637) outdoor telecommunications sites.

“SPE Data Center” means the special purpose company Drammen RJ Infraestrutura e Redes de Telecomunicações S.A., a joint-stock company registered with the CNPJ/ME under No. 35.980.592/0001-30 and with the Commercial Registry of the State of Rio de Janeiro under NIRE No. 33.300.333.231, with registered office located at Rua do Lavradio, 71, sl. 201/801, Centro, ZIP CODE 20230-070, in the City of Rio de Janeiro, State of Rio de Janeiro, which shares shall be held by Oi, Telemar and Oi Móvel, organized specifically for the purposes of disposal in the form of UPI within the scope of the Judicial Reorganization, whose share capital will be paid in solely and necessarily with the Assets, Liabilities and Rights of UPI Data Center up to the Contribution Date.

“SPE InfraCo” means BTCM, which shares shall be held by Oi, Telemar and Oi Móvel, organized specifically for the purposes of disposal in the form of UPI within the scope of the Judicial Reorganization, whose share capital will be composed substantially by the Assets, Liabilities and Rights of UPI InfraCo up to the Contribution Date].

“SPE Movable” means the special-purpose company Cozani RJ Infraestrutura e Redes de Telecomunicações S.A., a joint-stock company registered with the CNPJ/ME under No. 36.012.579/0001-50 and with the Commercial Registry of the State of Rio de Janeiro under NIRE No. 33.300.333.291, with registered office located at Rua do Lavradio, 71, sala 201/801, Centro, CEP 20230-070, in the City of Rio de Janeiro, State of Rio de Janeiro, and (ii) if applicable, on the terms of Clause 5.3.9.1.3.1, other special-purpose companies that may receive a part of the Assets, Liabilities and Rights of UPI Movable Assets in the manner set forth in the UPI Movable Assets Sale and Purchase Agreement, in any case, the shares of which shall be fully held by Oi Móvel, for purposes of disposal in the form of UPI within the scope of the Judicial Reorganization, the share capital of which shall be paid up solely and necessarily with the Assets, Liabilities and Rights of UPI Movable Assets, by the Contribution Date.

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“Defined SPEs UPIs” jointly means SPE Data Center, SPE Movable, SPE Towers, SPE InfraCo and SPE TVCo.

“SPE Towers” means the special purpose company Caliteia RJ Infraestrutura e Redes de Telecomunicações S.A., a joint-stock company registered with the CNPJ/ME under No. 35.978.982/0001-75 and with the Commercial Registry of the State of Rio de Janeiro under NIRE No. 33.300.333.215, with registered office located at Rua do Lavradio, 71, sl. 201/801, Centro, ZIP CODE 20230-070, Centro, in the City of Rio de Janeiro, State of Rio de Janeiro, which shares shall be held by Telemar and Oi Móvel, organized specifically for the purposes of disposal in the form of UPI within the scope of the Judicial Reorganization, whose share capital will be paid in solely and necessarily with the Assets, Liabilities and Rights of UPI Towers up to the Contribution Date.

“SPE TVCo” means a specific purpose enterprise that will be organized for the purposes of disposal in the form of UPI within the scope of the Judicial Reorganization, whose share capital will be fully held by one or more Debtors and will be paid up with the Assets, Liabilities and Rights of UPI TVCo up to the Contribution Date.

“Titan” has the meaning ascribed thereto in Clause 5.3.9.3.1.

“UPI” means Isolated Productive Unit according to art. 60 of LFR.

“UPI Movable Assets” means the UPI organized especially for the purpose of disposal pursuant to article 60 of LFR, comprising 100% of the shares issued by SPE Movable.

“UPI Data Center” means the UPI organized especially for the purpose of disposal pursuant to article 60 of LFR, comprising 100% of the shares issued by SPE Data Center.

“UPI InfraCo” means the UPI organized especially for the purpose of disposal pursuant to article 60 of LFR, comprising 100% of the shares issued by SPE InfraCo.

“Defined UPIs” jointly means UPI Data Center, UPI Movable Assets, UPI Towers, UPI InfraCo and UPI TVCo.

“UPI Towers” means the UPI organized especially for the purpose of disposal pursuant to article 60 of LFR, comprising 100% of the shares issued by SPE Towers.

“UPI TVCo” means the UPI organized especially for the purpose of disposal pursuant to article 60 of LFR, comprising 100% of the shares issued by SPE TVCo.

“Purchase Obligation Exercise Amount” has the meaning ascribed thereto in Clause 5.4.

“Minimum Amount of the SPE InfraCo Share” means the minimum amount per share issued by SPE InfraCo, to be set based on the result of the following transaction: Firm’s Minimum Price minus the amount of the net indebtedness of SPE InfraCo (financial obligations minus cash and cash equivalents), observing the provisions in Clause 5.3.8.1)

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extracted from the balance sheet of SPE InfraCo with base date of December 31, 2021 or, if not yet available, from the latest audited quarterly balance sheet of SPE InfraCo and dividing the resulting amount by the total number of shares in SPE InfraCo before the Auction to be held during the Competitive Bidding Procedure for Partial disposal of the SPE InfraCo.

“Firm’s Minimum Price” has the meaning ascribed thereto in Clause 5.3.9.9(iv)(a).

“Minimum Amount Available” has the meaning ascribed thereto in Clause 4.7.6.

“Pro Rata Amount of the Exercise of the First Round Purchase Obligation” has the meaning ascribed thereto in Clause 5.4.2.1.

“Pro Rata Amount of the Exercise of the Second Round Purchase Obligation” has the meaning ascribed thereto in Clause 5.4.2.2.

“Pro Rata Amount of the Exercise of the Third Round Purchase Obligation” has the meaning ascribed thereto in Clause 5.4.2.3.

“VPL of the Capacity Agreement” has the meaning ascribed thereto in Clause 5.3.9.1.1.

7.                Effects of the Amendment to the Original Plan

7.1.           Attachment of the Amendment to the Original Plan. With due regard for the provisions of the current Clause 11.7 of the Original Plan, the provisions of this Amendment bind the Debtors, their shareholders and partners, the Pre-Petition Creditors and their respective transferees and successors as of its Judicial Ratification, pursuant to art. 59 of LFR.

7.1.1.          With due regard for the provisions set forth in Clause 7.1 above, the approval of this Amendment to the PRJ constitutes binding authorization and consent granted by the Pre-Petition Creditors so that the Debtors may, within the limits of the Law and the terms of this Amendment, take any and all actions that are appropriate and necessary for the implementation of the measures set forth in this Amendment, including obtaining judicial, extrajudicial or administrative reliefs (either according to any insolvency law or within the scope of any main or incidental procedure) pending or to be initiated by the Debtors, any of the representatives of the Debtors or any representative of the Judicial Reorganization in any jurisdiction, other than Brazil, for the purpose of giving force, validity and effect to the Amendment and its implementation.

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7.2.           Ratification of the Original Plan. All other clauses and provisions of the Original Plan that have not been expressly modified or excluded by this Amendment to the PRJ are expressly ratified by the Debtors and renumbered to reflect the changes that are the subject-matter of this Amendment to the PRJ, remaining full force and effect. Furthermore, due to the Approval of the Amendment to the PRJ, the Creditors expressly ratify the provisions set forth in Clauses 11.12 (which shall be renumbered to 11,10 due to the changes resolved in this Amendment) and subclauses and 13.10 of the Original Plan, as well as release the Exempted Parties, including former managers of the Debtors, from any and all responsibility for the management acts performed and obligations contracted after the date of the Approval of the Plan up to the date of the Approval of the Amendment to the PRJ, including with respect to all acts and restructuring set forth in this Amendment and necessary for the organization and formation of the Defined UPIs, conferring on the Exempted Parties, including former managers of the Debtors, full, general, irrevocable and irreversible release of all equity, criminal and moral rights and claims that by any chance may arise from such acts on any account.

8.                Final Provisions.

8.1.           Conflict. If there is a conflict between the wording, construction or meaning of any exhibits and this Amendment to the PRJ, as well as between this Amendment to the PRJ and the Original Plan, the wording, construction or meaning set forth in this Amendment to the PRJ will prevail over any other document, and the provisions of the Original Plan not expressly modified or conflicting with this Amendment will remain in effect.

8.2.           Severability of the Amendment to the PRJ. In the event of any term or provision of this Amendment is considered invalid, void or ineffective by the Judicial Reorganization Court, the validity and effectiveness of the remaining provisions shall not be affected, and the Debtors shall propose new provisions to substitute those declared invalid, void or ineffective, so as to maintain the purpose set forth in this Amendment.

8.3.           Changes Prior to the Approval of the Amendment to the PRJ. The Debtors reserve the right to, pursuant to the Law, modify this Amendment until the

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date of approval of this Amendment by the Pre-Petition Creditors at the Creditors’ General Meeting, pursuant to art. 45 of the LFR, including in order to complement the protocol with additional documents, if applicable.

8.4.           Applicable Law. Any rights, duties and obligations arising from this Amendment shall be governed, construed and enforced according to the laws in effect in the Federative Republic of Brazil.

8.5.           Dispute Resolution and Jurisdiction. All controversies or disputes that arise or are related to this Amendment may be previously submitted to the Mediation procedure, pursuant to the rules of the Chamber of Mediation and Arbitration of Fundação Getulio Vargas/RJ or alternatively of the Permanent Center of Consensual Methods for Litigation Resolution of the Higher Courts of the State of Rio de Janeiro. If the controversies or disputes in question are not resolved in the Mediation, they will be resolved (i) by the Judicial Reorganization Court by the end of the Judicial Reorganization proceedings with final confirmatory decision rendered in court; and (ii) by any business court of the Central Courts of the Judicial District of Rio de Janeiro, after the completion of the Judicial Reorganization proceedings with final confirmatory decision rendered in court.

Rio de Janeiro, September 8, 2020.

Oi S.A. – under judicial reorganization

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(This signature page is an integral part of the Amendment to the Consolidated Judicial Reorganization Plan of Oi S.A. – Under Judicial Reorganization, Telemar Norte Leste S.A. – Under Judicial Reorganization, Oi Móvel S.A. – Under Judicial Reorganization, Portugal Telecom International Finance B.V. – Under Judicial Reorganization, and Oi Brasil Holdings Coöperatief U.A. – Under Judicial Reorganization, executed on September 8, 2020)

Telemar Norte Leste S.A. – under judicial reorganization

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(This signature page is an integral part of the Amendment to the Consolidated Judicial Reorganization Plan of Oi S.A. – Under Judicial Reorganization, Telemar Norte Leste S.A. – Under Judicial Reorganization, Oi Móvel S.A. – Under Judicial Reorganization, Portugal Telecom International Finance B.V. – Under Judicial Reorganization, and Oi Brasil Holdings Coöperatief U.A. – Under Judicial Reorganization, executed on September 8, 2020)

Oi Móvel S.A. – under judicial reorganization

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Portugal Telecom International Finance B.V. – under judicial reorganization

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(This signature page is an integral part of the Amendment to the Consolidated Judicial Reorganization Plan of Oi S.A. – Under Judicial Reorganization, Telemar Norte Leste S.A. – Under Judicial Reorganization, Oi Móvel S.A. – Under Judicial Reorganization, Portugal Telecom International Finance B.V. – Under Judicial Reorganization, and Oi Brasil Holdings Coöperatief U.A. – Under Judicial Reorganization, executed on September 8, 2020)

Oi Brasil Holdings Coöperatief U.A. – under judicial reorganization

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THE EXHIBITS TO THE

AMENDMENT TO THE CONSOLIDATED JUDICIAL REORGANIZATION PLAN

OF

OI S.A. – UNDER JUDICIAL REORGANIZATION, TELEMAR NORTE LESTE S.A. – UNDER JUDICIAL REORGANIZATION, OI MÓVEL S.A. – UNDER JUDICIAL REORGANIZATION, PORTUGAL TELECOM INTERNATIONAL FINANCE BV – UNDER JUDICIAL REORGANIZATION AND OI BRASIL COÖPERATIEF UA – UNDER JUDICIAL REORGANIZATION

APPROVED IN A CREDITORS’ GENERAL MEETING, HELD ON SEPTEMBER 8, 2020,

ARE AVAILABLE AT THE WEBSITE WWW.RECJUD.COM.BR

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